UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SL Green Realty Corp.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

This Amendment No. 1 amends and restates in its entirety the definitive proxy statement on Schedule 14A and related proxy card that was originally filed by SL Green Realty Corp. (the “Company”) with the Securities and Exchange Commission on April 21, 2023 (the “Original Definitive Proxy Statement”). The Original Definitive Proxy Statement was filed in connection with the Company’s 2023 Annual Meeting of Stockholders to be held on June 5, 2023.

This Amendment No. 1 is being filed for the sole purpose of correcting a clerical error by adding the disclosure under the heading “Pay Ratio Disclosure Rule” on page 75. No other changes have been made to the Original Definitive Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Original Definitive Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

MetLife

2023

PROXY STATEMENT

APRIL 21, 2023

SL GREEN REALTY CORP.

LETTER TO STOCKHOLDERS

Dear Fellow Stockholders,

The year 2022 marked many important milestones - SL Green celebrated its 25th anniversary as a publicly traded company on the New York Stock Exchange, our recently opened skyline-defining tower, One Vanderbilt, is nearing full occupancy and our immersive observatory experience, SUMMIT One Vanderbilt, welcomed its 1 millionth guest, ahead of expectations. These achievements are a direct reflection of the dedication and hard work of our incredible workforce.

Our investment in the future is underscored by ESG principles, and our portfolio continues to build long-term value that benefits our shareholders, tenants, employees, and community. One Vanderbilt is the first building in the world to simultaneously achieve LEED v3 Platinum and v4 Gold certification, setting the standard in responsible development and tenant wellness. We apply these same principles to our latest project, the transformative redevelopment of a historical asset, One Madison, where we demonstrate that existing buildings can also achieve the highest levels of sustainability.

SL Green’s ESG leadership is a reflection of the Board’s effective risk oversight to safeguard stockholder assets and drive value creation. The Board continues to oversee the execution of decarbonization strategies to reduce SL Green’s environmental footprint and optimize our energy portfolio’s efficiency. To advance these efforts, the Company developed a GHG Emissions Reduction Plan in line with the 1.5°C pathway, which recently received validation from the Science Based Targets initiative (SBTi). Our status as an industry leader in ESG is validated by our performance in the Dow Jones Sustainability Indexes – our 2022 score increased from 64 to 68 against the peer average of 21, placing us in the top 10% of our global peers and positioning us as an S&P Global Sustainability Yearbook member for 2023.

Vital to the Board’s oversight responsibilities is ongoing outreach and responsiveness to our stockholders. In 2022, in response to stockholder feedback, we appointed Carol Brown as an independent director to our Board, enhancing the Board’s diversity of background, skills and experience. Further, we enhanced our proxy disclosure, adding a director-by-director skills matrix and expanded our executive compensation discussion. Delivering on public commitments made in May 2022, the Compensation Committee enhanced executive compensation and incentive design.

SL Green continued to expand its philanthropic work to support the New York City community. This includes our work with the two organizations we established to support residents—Food1st and the SUMMIT Foundation. From inception in 2020, Food1st has served over 1 million meals to food-insecure New Yorkers and the SUMMIT Foundation has invested 1% of gross ticket sales to New York focused charities and organizations. In 2022, SL Green also provided employment, training, and mentorship to New York City youth. We were honored with the 2022 Employer of the Year award by the Mayor’s Fund to Advance New York City in recognition of our participation in the city’s Summer Youth Employment Program and our focus on providing enrichment opportunities to New York City students.

The SL Green Board will continue to provide robust oversight and execution of the Company’s strategic priorities. We are proud of our reputation as a responsible corporate citizen and will work tirelessly to create long-term, sustainable stockholder value.

Sincerely,

John H. Alschuler	Betsy S. Atkins	Carol N. Brown
Lead Independent Director	Independent Director	Independent Director

Edwin T. Burton, III	Lauren B. Dillard	Stephen L. Green
Independent Director	Independent Director	Director and Chairman Emeritus

Craig M. Hatkoff	Marc Holliday	John S. Levy
Independent Director	Chairman of the Board of Directors and Chief Executive Officer	Independent Director

Andrew W. Mathias
President and Director

1

OUR TRACK RECORD OF RESPONSIVENESS

Our Board has always valued stockholder feedback and has over the last few years embarked on a robust stockholder outreach program. That feedback has served as a key input to Board composition, corporate governance, and executive compensation, as well as environmental and social discussions and decisions at the Board and committee levels. The Board is proud of our track record of responsiveness to stockholder feedback as outlined below.

Board Composition & Corporate Governance	Executive Compensation	Environmental & Social
✓Amended bylaws to permit stockholders to amend bylaws by a majority vote ✓Lauren Dillard appointed Compensation Committee Chair ✓Craig Hatkoff appointed chair of Nominating and Governance Committee	✓Retroactively reduced CEO base salary ✓Announced reduction of Director Compensation effective 2019	✓Committed to reduce GHG emission intensity 30% by 2025 ✓Achieved a “B” CDP score as first-time reporter ✓Awarded NYC’s “Changemaker Award” for volunteerism & philanthropy
✓Transition of Stephen L. Green from Chairman to “Chairman Emeritus”
✓Simplified pay plan by reducing elements from seven to four
✓Eliminated retesting, guaranteed equity grants and discretionary components and replaced with performance driven incentives
✓Added three-year absolute and relative TSR modifier to extend performance period

✓Committed to >$2M in annual donations to NYC charities
✓#1 scoring REIT for ESG Disclosures on Bloomberg World Index
✓Achieved GRESB Green Star designation as a first-time responder and an “A” rating on GRESB’s Public Disclosure Report

✓Completed declassification of the Board with all directors elected for one-year terms for the first time
✓Activated existing Pandemic Response Plan to ensure buildings remained accessible to essential workers during the onset of the COVID-19 pandemic

✓Compensation Committee determined to make no adjustments to preset 2020 performance goals despite Company providing pandemic-related revised guidance
✓Compensation Committee utilized discretion to align pay to reflect management’s performance during the pandemic

✓Launched not-for-profit Food 1st to serve first responders and food-insecure New Yorkers, while revitalizing NYC’s restaurants
✓Invested $220M in public transit improvements in and around Grand Central Terminal
✓Released first formal SASB disclosures

✓Committed to enhancing board diversity by 2022 annual meeting	✓CEO performance incentives realigned with pre-pandemic structure ✓Committed to not make discretionary, one-time awards absent extraordinary circumstances with appropriate transparency	✓Signatory to TCFD and published first formal TCFD report ✓Donated $6M to more than 70 not-for-profit organizations

✓Appointed Carol Brown, enhancing Board diversity
✓Disclosed board succession planning related to John Levy’s retirement and termination of Chairman Emeritus’ retainer
✓Disclosed director-by-director skills matrix

✓Regarding 2023 pay, committed to reduce discretion in bonuses for all NEOs
✓Include a vesting cap for performance-based equity awards (in the event of negative multi-year TSR)
✓Eliminate automobile allowances
✓Intend to eliminate short-term measurement periods from long-term performance-based equity awards, in future employment agreements with the Company’s CEO and President

✓Developed and validated science-based emission reduction for scope 1 and 2 targets in line with 1.5°C pathway
✓Expanded scope 3 disclosures and committed to reduction through SBTi
✓Increased ethnic/racial diversity of all newly hired employees in 2022 to 76%
✓Committed to implementing diversity focused recruitment platform

2	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

2023 PROXY STATEMENT HIGHLIGHTS

ROADMAP OF VOTING MATTERS

Election of Directors
● The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated nine directors for re-election to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualify.			The Board recommends a vote FOR each Nominee. SEE PAGE 9 ►

John H. Alschuler	Edwin T. Burton, III	Craig M. Hatkoff
Betsy S. Atkins	Lauren B. Dillard	Marc Holliday
Carol N. Brown	Stephen L. Green	Andrew W. Mathias

● Our nominees represent a Board that has a diversity of knowledge, skills, experience and perspectives, as well as diversity of age and gender.
● Each nominee has key skills that we believe are valuable to the effective oversight of the Company and the execution of our strategy.

Advisory Approval of Executive Compensation

●   At the heart of our executive compensation philosophy is a commitment to variable, incentive-based pay that strives to align stockholder value with the economic interests of our management team.

●   We believe that our executive compensation programs provide appropriate performance-based incentives to attract and retain leadership talent in the highly competitive New York City real estate market, to align management and stockholder interests and to continue to drive our long-term track record of superior return to stockholders.

The Board recommends a vote FOR this proposal. SEE PAGE 41 ►

Ratification of Independent Registered Public Accounting Firm

●   The Audit Committee of the Board has appointed the accounting firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

●   The Audit Committee and the Board believe that the continued appointment of Ernst & Young LLP is in the best interest of the Company and its stockholders.

The Board recommends a vote FOR this proposal. SEE PAGE 81 ►

Advisory Vote on Whether an Advisory Vote on Executive Compensation Should Be Held Every One, Two or Three Years

●   The Compensation Committee and the Board believe that a vote on the compensation of our named executive officers every year is in the best interests of the Company.

The Board recommends a vote for ONE YEAR. SEE PAGE 83 ►

2023 PROXY STATEMENT HIGHLIGHTS	3

BUSINESS OVERVIEW AND HIGHLIGHTS

Our Mission

SL Green Realty Corp., Manhattan’s largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties, principally office properties, located in the New York metropolitan area, principally in Manhattan.

As of December 31, 2022, SL Green held interests in 61 buildings totaling 33.1 million square feet, including ownership interests in 28.9 million square feet of Manhattan buildings and 3.4 million square feet securing debt and preferred equity investments.

We differentiate ourselves from our peers and competitors in key ways:

Active, Responsible and Engaged Business Strategy

●	SLG does not subscribe to a traditional “buy and hold” strategy and is a very active transaction-oriented company
●	We are focused principally on the Manhattan market, where we have significant experience and valuable insights
●	We consider sustainability as a value driver and are committed to maintaining our ESG industry leadership by further reducing our environmental impact
●	We execute more transactions than many of our competitors over a much longer, multi-year period
●	Accordingly, we frequently capitalize on opportunities in the market, maximizing returns

Delivering Sustained Value for All Our Stakeholders

●	We understand that mitigation of climate change risks and reducing emissions serve as opportunities to maximize the value of our portfolio for our stakeholders, including building tenants, investors and employees
●	We have integrated our ESG framework throughout the business
●	We are governed by environmental and social policies that are intended to guide sustainable operations, contribute to effective risk management and positively impacts our stockholders, employees, tenants, and community
●	We have positioned ourselves as leaders in ESG, improving environmental performance through upgrades driven by energy efficiency and executing initiatives centered on the health and wellness of our tenants and occupants

96%	23M
Of Reporting Properties(1) Hold a Green Building Certification	Square Fee Earned the WELL Health- Safety Rating

(1)	Reporting properties are listed on page 56 of SL Green’s 2022 ESG Report found under the “Sustainability—Reports and Resources” section of our corporate website at www.slgreen.com and include properties where SL Green maintained ownership and direct operational control for the full 2021 calendar year. The information found on our website or in our 2022 ESG Report is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with, or furnish to, the SEC.

4	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

STOCKHOLDER-FRIENDLY CORPORATE
GOVERNANCE & INDEPENDENT OVERSIGHT

SL Green has a history of strong corporate governance and stockholder-friendly practices.

Diversity
Our Board nominees have a diversity of knowledge, skills, experience and perspectives, as well as diversity of age and gender

50%
of our independent Board nominees are diverse, including gender and racial/ethnic diversity

Experience
Our Board nominees have broad experience serving on public boards in industries relevant to the Company

56%
of our Board nominees currently serve or have served on the Boards of other publicly traded companies

Leadership
Our Board nominees have strong corporate leadership backgrounds such as being CEO, CFO or holding other Executive positions

89%
of our Board nominees currently serve or have served as CEO or in senior leadership positions

Annual Director Elections

Our directors are elected for one-year terms.

Majority Vote Standard with Director Resignation Policy

In an uncontested election (as is the case for this annual meeting), our bylaws provide that a majority of all the votes cast with respect to a nominee’s election is required for such nominee to be elected to serve on the Board.

Further, we have adopted a director resignation policy for directors who fail to receive majority support.

Stockholder Amendments to Bylaws
We provide stockholders the right to amend our bylaws by a majority vote without any ownership or holding period limitations.

Proxy Access
A stockholder (or a group of up to 20 stockholders) owning 3% or more of outstanding common stock continuously for at least 3 years may nominate, and include in our proxy materials, director candidates constituting up to the greater of two individuals or 20% of the Board, if the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws.

2023 PROXY STATEMENT HIGHLIGHTS	5

Compensation Program Highlights

Simplified Pay Elements with Continued Emphasis on At-Risk Compensation

To align with stockholder feedback, our compensation structure has been updated in recent years to include just four pay elements:

Pay Element	Key Characteristics
Annual Base Salary	Represents the only fixed component
Annual Cash Bonus	Determined 100% formulaically for both our CEO and President and, beginning in 2023, 60% formulaically for our CFO, based on weightings that directly correspond to our strategy
Performance-Based Equity Awards	Awards are (i) 50% based on performance against annual operating goals, subject to a modifier based on absolute TSR over a three-year performance period and (ii) 50% based on relative TSR over a three-year performance period
Time-Based Equity Awards	Multi-year time-based equity awards that vest based on continued service, and are subject to a no-sell restriction for three years after grant date

Continued Commitment to Strengthening Performance-Based Executive Compensation

In direct response to stockholder feedback received during our 2022 fall and winter outreach to stockholders, the Compensation Committee:

●	Reduced discretion in bonuses for our NEOs
●	Included a vesting cap for performance-based awards that may be earned based on performance relative to our peers in the event of negative multi-year TSR,
●	Eliminated automobile allowances for all NEOs, and
●	Intends to eliminate short-term measurement periods from long-term performance-based equity awards, in future employment agreements with the Company’s CEO and President.

Majority of 2022 Pay at Risk

6	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

ESG HIGHLIGHTS
Transparent Disclosure and Commitments	ESG Oversight & Business Integration
●Developed a long-term decarbonization roadmap and emissions reduction plan
●Developed and validated absolute scope 1 and 2, science-based emissions reduction targets with the SBTi
●Expanded scope 3 disclosures and committed to reduce absolute scope 3 GHG emissions from capital goods with the SBTi
●Became a signatory to TCFD in 2021 and published our first formal TCFD report (reporting update to be issued in 2023)
●ESG Reporting since 2013 in line with GRI standards and supplemented by annual ESG Report
●Annual reporting for GRESB, CDP, SASB, S&P CSA / DJSI

●ESG program oversight by the full Board, reflective of the program’s cross-departmental integration and importance to the Company’s long-term strategic plan
●ESG program’s internal execution team is cross-functional with executive-level participation, including SL Green’s Chief Operating Officer, SVP, Hospitality & Sustainability, VP, Director of Sustainability, and AVP of People Experience
●ESG platform is integrated throughout SL Green’s business, which has led to effective risk-management practices that influence corporate strategy and decision-making

Key ESG Achievements

ESG Leadership	Industry Leadership	Building Certifications	Awards & Accolades
Highest Scoring U.S. Office REIT	Public Commitment to SBTi	11 Buildings and 10M SF	Partner of the Year Sustained Excellence 2018-2022
Top 20% of all GRESB Participants	Early Adopter for Global Risk Disclosure	22 Buildings and 20M SF	FTSE4Good Index Constituent 2020-2022
Top 25% of all Residential & Commercial REITs	SASB Real Estate Standards Release, 2021-2022	25 Buildings and 23M SF	2022 Earth Award, 11 Madison
R-FactorTM Score Outperformer 2020-2022	Net Zero by 2050 Goal — Aligned	1 WELL v2 Platinum	Gold Level 2020-2023
2022 Score Increased from 64 to 68 Against Peer Average of 21 (as of 12/1/22)		6 Certified Buildings	Changemaker Award 2018-2022
Top 10 ESG Disclosure Score Among REITs Listed on Russell 1000 Index		24 LEED Certified Buildings (see p. 43 for details)	2022 Employer of the Year
Low-Risk ESG Risk Rating		28 Certified Buildings	2022 Real Estate and Construction Council Gala Honoree —Edward V. Piccinich

7
SL GREEN REALTY CORP. One Vanderbilt Avenue New York, New York 10017-3852

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date & Time June 5, 2023 10:00 AM, Eastern Time	Location The auditorium at One Vanderbilt Avenue, New York, New York	Record Date March 31, 2023

Dear Stockholder:

You are invited to attend the 2023 annual meeting of stockholders of SL Green Realty Corp., a Maryland corporation, which will be held on June 5, 2023 at 10:00 a.m., Eastern Time in the auditorium at One Vanderbilt Avenue, New York, New York. We strongly encourage you to vote your shares by proxy prior to the annual meeting.

Items of Business - the annual meeting will be held for the following purposes:

To elect the nine director nominees named in the proxy statement to serve on the Board of Directors for a one-year term and until their successors are duly elected and qualify PAGE 9 ►	To hold an advisory vote on executive compensation PAGE 41 ►	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 PAGE 81 ►	To hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years PAGE 83 ►
Vote FOR	Vote FOR	Vote FOR	Vote for ONE YEAR

In addition, stockholders may be asked to consider and vote upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned, or to which the annual meeting may be postponed.

The Board of Directors has fixed the close of business on March 31, 2023 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

By Order of the Board of Directors,

Andrew S. Levine
Secretary
New York, New York
April 21, 2023
Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to be Held on June 5, 2023. This proxy statement and our 2022 Annual Report to Stockholders are available at http://www.proxyvote.com
Voting Your vote is very important to us. Please vote as soon as possible by one of the methods shown below:
By Internet Visit www.proxyvote.com	By Telephone Call 1-800-454-8683
By Tablet or Smartphone Scan this QR code to vote with your mobile device

Whether or not you plan to attend the annual meeting, please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. You may authorize your proxy via the Internet or by telephone by following the instructions on the website indicated in the Notice of Internet Availability of Proxy Materials that you received in the mail. You also may request a paper or an e-mail copy of our proxy materials and a paper proxy card at any time. If you attend the annual meeting, you may vote during the annual meeting if you wish, even if you previously have signed and returned your proxy card. You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the annual meeting. To be admitted to the annual meeting, you will be required to present a recent brokerage statement or other evidence of your ownership of our stock as of the record date of the annual meeting. Please note that if your shares are held of record by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares voted.

8

9

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

PROPOSAL 1

ELECTION OF DIRECTORS

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated nine directors for election to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualify.

●John H. Alschuler ●Betsy S. Atkins ●Carol N. Brown	●Edwin T. Burton, III ●Lauren B. Dillard ●Stephen L. Green	●Craig M. Hatkoff ●Marc Holliday ●Andrew W. Mathias

Each of the nominees is currently serving as a director, and has consented to being named in this proxy statement and to serve as a director if elected. However, if any of the nominees is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person as the Board nominates or the Board may reduce the size of the Board.

Majority Voting Standard

A majority of all the votes cast with respect to a nominee’s election is required for such nominee to be elected to serve on the Board. This means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee, with abstentions and broker non-votes not counted as a vote cast either “for” or “against” a nominee. For more information on the operation of our majority voting standard in director elections, see the section entitled “Our Board of Directors and Corporate Governance—Corporate Governance—Majority Voting Standard and Director Resignation Policy.”

The Board unanimously recommends a vote “FOR” the election of Messrs. Alschuler, Burton, Green, Hatkoff, Holliday and Mathias and Mses. Atkins, Brown and Dillard.

10	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

INFORMATION REGARDING THE DIRECTOR NOMINEES

The following table, matrix and biographical descriptions set forth certain information with respect to the nominees for election as directors at the 2023 annual meeting, based upon information furnished by each director.

	Other Current Public Board Directorships				Committee Memberships
Name		Age	Independent	Director Since	AC	CC	NCGC	EC
John H. Alschuler	●Xenia Hotels and Resorts ●The Macerich Company	75		1997			M	M
Betsy S. Atkins	●Wynn Resorts Ltd. ●Enovix Corporation ●Solaredge Technologies, Inc.	69		2015	M		M
Carol N. Brown		53		2022		M(1)	M
Edwin T. Burton, III		80		1997	C	M
Lauren B. Dillard		47		2016	M	C
Stephen L. Green		85		1997				M
Craig M. Hatkoff	●Jaguar Global Growth Corporation I	69		2011	M		C
Marc Holliday		56		2001				C
Andrew W. Mathias		49		2014				M(2)

C = Chair	AC = Audit Committee	NCGC = Nominating and Corporate Governance Committee
M = Member	CC = Compensation Committee	EC = Executive Committee

(1)	If Ms. Brown is reelected, she will join the Compensation Committee, effective as of the date of the annual meeting.
(2)	If Mr. Mathias is reelected, he will join the Executive Committee, effective as of the date of the annual meeting.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	11

The matrix below represents some of the key skills that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our strategy. This matrix highlights the depth and breadth of skills of our director nominees.

Skills, Experiences and Attributes	Alschuler	Atkins	Brown	Burton, III	Dillard	Green	Hatkoff	Holliday	Mathias
Executive Leadership
Finance/Capital Markets
Risk Management
Public Company Board Service/ Corporate Governance
REIT/Real Estate Industry
Experience Over Several Business Cycles
Talent Management
Academia
Accounting
Government/Regulatory Experience
Technology/Cybersecurity
Diversity

Our Board currently includes three female directors, including one racially/ethnically diverse director.

12	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

Director Nominees

JOHN H. ALSCHULER Lead Independent Director Director Since: 1997 Age: 75 SL Green Board Service: ●Nominating and Corporate Governance Committee ●Executive Committee

Mr. Alschuler’s achievements in academia and business, as well as his extensive knowledge of commercial real estate, New York City’s economy, commercial and other markets in New York City and national and international markets for real estate, and his expertise in inter-governmental relations, allow him to assess the real estate market and the Company’s business from a knowledgeable and informed perspective, from which he provides valuable insights into the Company’s business.

Professional Experience

●Executive Chairman of Therme Group US, an entity which designs, builds and operates large scale well-being facilities, since 2022
●Chair of HR&A Advisors Inc., an economic development, real-estate and public policy consulting organization, from 2008 to 2021
●Adjunct Associate Professor, Graduate School of Architecture, Planning & Preservation at Columbia University, teaching real estate development
●Board of Directors of the Center for an Urban Future, Friends of the High Line Inc., and the Sag Harbor Cinema Arts Center, each a 501(c)(3) tax-exempt organization
●B.A. degree from Wesleyan University and Ed.D. degree from the University of Massachusetts at Amherst

Other Public Board Directorships

●Xenia Hotels and Resorts, Inc. since 2015
●The Macerich Company since 2015

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	Public Company Board Service/ Corporate Governance
REIT/Real Estate Industry	Experience Over Several Business Cycles
Talent Management	Academia
Government/Regulatory Experience

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	13

BETSY S. ATKINS Independent Director Director Since: 2015 Age: 69 SL Green Board Service: ●Audit Committee ●Nominating and Corporate Governance Committee

Ms. Atkins has deep expertise in many areas, including executive leadership and operational experience in various technology, durable goods, energy efficiency infrastructure and retail industries, as well as significant public board experience, which gives her broad experience and thought leadership in corporate governance matters generally, including executive compensation and evolving best practices in sustainability and enterprise risk management.

Professional Experience

●Chief Executive Officer of Baja Corp, an independent venture capital firm focused on technology, renewable energy and life sciences industries, since 1994
●Chief Executive Officer and Chairman of the Board of Directors of Clear Standards, Inc., a provider of energy management solutions, from February 2009 to August 2009, when Clear Standards was acquired by SAP AG, a business software company
●Chairman and Chief Executive Officer of NCI, Inc., a functional food/nutraceutical company, from 1991 to 1993
●Co-founded Ascend Communications, Inc. in 1989, member of its Board of Directors and Executive Vice President of sales, marketing, professional services and international operations prior to its acquisition by Lucent Technologies
●Formerly an advisor to SAP SE, an advisor to British Telecom and a presidential-appointee to the Pension Benefit Guaranty Corporation advisory committee
●Former member of the Board of Directors of Covetrus, Inc., February 2019 to September 2019; Schneider Electric, SA, April 2011 to April 2019; Cognizant Technology Solutions Corporation, April 2017 to October 2018; HD Supply, Inc., September 2013 to April 2018; Polycom, Inc., 1999 to April 2016; Darden Restaurants, Inc., October 2014 to September 2015
●B.A. from the University of Massachusetts

Other Public Board Directorships

●Enovix Corporation since July 2021
●Solaredge Technologies, Inc. since June 2021
●Wynn Resorts Ltd. since April 2018

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	Public Company Board Service/ Corporate Governance
Experience Over Several Business Cycles	Accounting
Technology/Cybersecurity	Diversity

14	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

CAROL N. BROWN Independent Director Director Since: 2022 Age: 53 SL Green Board Service(1): ●Nominating and Corporate Governance Committee

Ms. Brown’s extensive experience in academia, including teaching and writing in the areas of property, land use planning, real estate transactions, and housing law, bring a unique and valuable perspective to the Board.

Professional Experience

●Professor at the University of Richmond School of Law since 2012, teaching Property Law Survey, Housing Law, Land Use Planning, and Real Estate Transactions
●Former Professor at the University of North Carolina School of Law from 2008 to 2012 and Associate Professor from 2007 to 2008
●Former Associate Professor of Law at the University of Alabama School of Law, and Assistant Professor from 2001 to 2004
●Former Associate at Sirote & Permutt, P.C. in Birmingham, Alabama focusing on general business, real estate, and consumer finance
●Former Associate at McGuire, Woods, Battle & Bootle, L.L.P. in Richmond, Virginia focusing on labor and employment discrimination
●Former Judicial Law Clerk for the Honorable Sharon L. Blackburn, United States District Court, Northern District of Alabama
●B.A. from Duke University and J.D./L.L.M. from Duke University School of Law

Skills, Experiences and Attributes
Risk Management	REIT/Real Estate Industry
Academia	Government/Regulatory Experience
Technology/Cybersecurity	Diversity
(1)	If Ms. Brown is reelected, she will join the Compensation Committee, effective as of the date of the annual meeting.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	15

EDWIN T. BURTON, III Independent Director Director Since: 1997 Age: 80 SL Green Board Service: ●Audit Committee, Chair ●Compensation Committee

In addition to his experience in academia as a seasoned professor of economics, Mr. Burton’s extensive skills and experience in corporate governance, financial, compensation and legal matters allow him to provide valuable financial expertise and insights into the Company’s business.

Professional Experience

●Professor of Economics at the University of Virginia since 1988; has held teaching positions at York College, Rice University and Cornell University, and has written and lectured extensively in the field of Economics
●Consultant to numerous companies on investment strategy and investment banking
●Member of the Board of Trustees of the Virginia Retirement System for state and local employees of the Commonwealth of Virginia from 1994 to 2001 and then again from 2004 to 2014, and served as its Chairman from 1997 until March 2001
●Senior Vice President, Managing Director and director of Interstate Johnson Lane, Incorporated, an investment banking firm, where he was in charge of the Corporate Finance and Public Finance Divisions from 1994 to 1995
●President of Rothschild Financial Services, Incorporated (a subsidiary of Rothschild, Inc. of North America), an investment banking company headquartered in New York City that is involved in proprietary trading, securities lending and other investment activities from 1987 to 1994
●Consultant to the American Stock Exchange from 1985 to 1986
●Senior vice president with Smith Barney (or its corporate predecessor) from 1976 to 1984
●Member of the Board of Directors of Chase Investors, a privately-held registered investment advisor, since 2004
●Former member of the Board of Directors of Capstar Hotel Company, a publicly-traded hotel company, Virginia National Bank, a publicly-traded commercial bank, and SNL Securities, a private securities data company
●B.A. degree in Economics from Rice University and Ph.D. degree in Economics from Northwestern University

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	Public Company Board Service/Corporate Governance
Experience Over Several Business Cycles	Academia
Accounting

16	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

LAUREN B. DILLARD Independent Director Director Since: 2016 Age: 47 SL Green Board Service: ●Audit Committee ●Compensation Committee, Chair

Ms. Dillard’s sophisticated understanding of tax, real estate, investment programs, finance, compensation and corporate governance, all viewed through the lens of over fifteen years of global private equity experience and together with her considerable operational expertise, provides the Board and the Company with deep and practical insight on a broad range of matters.

Professional Experience

●Senior Managing Director and Chief Financial Officer of Vista Equity Partners, a leading global investment firm focused exclusively on enterprise software, data and technology-enabled businesses, since April 2022
●Executive Vice President of Investment Intelligence of Nasdaq, Inc., a global technology firm serving the capital markets and other industries, from June 2019 to April 2022
●Managing Director for the Carlyle Group, a global alternative asset manager, from 2011 to May 2019, head of Carlyle’s Investment Solutions Group from December 2015 to May 2019, and member of Carlyle’s Management Committee; joined Carlyle in 2002
●Chief Operating Officer and Chief Financial Officer of Carlyle’s Investment Solutions Group from 2013 to December 2015; former head of Global Tax Department and head of Global Equity Programs; and member of Carlyle’s Transaction Team where she played a significant role in transactions, including Carlyle’s initial public offering
●Served in the Real Estate and Financial Services Group of the Tax Practice of Arthur Andersen, LLP prior to 2002
●B.S. in business administration from the University of Richmond

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	Public Company Board Service/Corporate Governance
REIT/Real Estate Industry	Experience Over Several Business Cycles
Talent Management	Accounting
Technology/Cybersecurity	Diversity

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	17

STEPHEN L. GREEN Director Director Since: 1997 Age: 85 SL Green Board Service: ●Executive Committee

In addition to his industry-wide reputation, Mr. Green’s extensive skills and experience in real estate, including founding our predecessor, provide him with invaluable knowledge of and expertise in our business and industry. This experience, particularly his experience having led our predecessor and the Company, contributes depth and context to the Board’s discussions of the Company’s business.

Professional Experience

●Chairman Emeritus at the Company since January 2019
●Chairman of the Board of the Company from 1997 through January 2019
●Former executive officer working in conjunction with our Chief Executive Officer and overseeing the Company’s long-term strategic direction; formerly served as our Chief Executive Officer
●Founded our predecessor, S.L. Green Properties, Inc., in 1980; prior to our initial public offering in 1997, Mr. Green was involved in the acquisition of over 50 Manhattan office buildings containing in excess of 10.0 million square feet
●Chairman of the Board of Gramercy Capital Corp. from August 2004 to June 2009
●At-large member of the Executive Committee of the Board of Governors of the Real Estate Board of New York
●Member of the Board of Directors of Streetsquash, Inc., a Section 501(c)(3) tax-exempt organization
●Previously member of the Board of Directors of Stemedica Cell Technologies, Inc., August 2007 to April 2009; Chairman of the Real Estate Board of New York’s Tax Committee
●B.A. degree from Hartwick College and J.D. degree from Boston College Law School

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	REIT/Real Estate Industry
Experience Over Several Business Cycles	Talent Management
Government/Regulatory Experience

18	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

CRAIG M. HATKOFF Independent Director Director Since: 2011 Age: 69 SL Green Board Service: ●Audit Committee ●Nominating and Corporate Governance Committee, Chair

Mr. Hatkoff has in-depth expertise and knowledge of real estate, capital markets, finance, private investing, entrepreneurship and executive management through his work with Chemical Bank, Victor Capital Group and Capital Trust. As a result of the foregoing, Mr. Hatkoff provides a unique insight into the financial markets generally, valuation analysis, strategic planning, and unique financing structures and alternatives. He also possesses entrepreneurial, brand marketing, social media, technology and innovation, and senior leadership experience through his private investments and service on the Boards of numerous educational and charitable organizations. Mr. Hatkoff also has extensive Board and Board committee experience at other public companies, including his prior service at Taubman Centers, Inc. and his long-standing service to Capital Trust, Inc., which enables him to provide significant insight as to governance and compliance-related matters particular to real estate companies.

Professional Experience

●Vice Chairman of Capital Trust, Inc., a real estate investment management company that was listed on the New York Stock Exchange, and one of the largest dedicated real estate mezzanine lenders, from 1997 to 2000, and served on its Board of Directors from 1997 to 2010
●Trustee of the New York City School Construction Authority, the agency responsible for the construction of all public schools in New York City, from 2002 to 2005
●Founder and a managing partner of Victor Capital Group, L.P. from 1989 until its acquisition by Capital Trust, Inc. in 1997
●Former co-head of the real estate investment banking unit at Chemical Bank, where he was a pioneer in commercial mortgage securitization
●Co-founder of the Tribeca Film Festival; Chairman of Turtle Pond Publications LLC, which is active in children’s publishing and entertainment, and private investor in other entrepreneurial ventures
●Adjunct Professor at Columbia Business School
●Member of the Board of Directors of Mandela Institute for Humanity
●Former member of the Board of Directors of Taubman Centers, Inc., 2004 to January 2019 and Colony Capital, Inc. from February 2019 to February 2021

Other Public Board Directorships

●Jaguar Global Growth Corporation I since February 2022

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	Public Company Board Service/Corporate Governance
REIT/Real Estate Industry	Experience Over Several Business Cycles
Talent Management	Academia
Accounting	Technology/Cybersecurity

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	19

MARC HOLLIDAY Chief Executive Officer and Chairman of the Board Director Since: 2001 Age: 56 SL Green Board Service: ●Executive Committee, Chair

Mr. Holliday’s extensive experience and skills in real estate and finance, as well as his role as Chief Executive Officer of the Company, provide him with valuable knowledge of and expertise in our business and industry. Furthermore, Mr. Holliday’s presence on the Board facilitates communication between the Board and the Company’s senior management.

Professional Experience

●Chief Executive Officer of the Company since January 2004; Chairman of the Board since January 2019
●Joined the Company as Chief Investment Officer in July 1998; stepped down as President in April 2007 following promotion of Andrew Mathias, current President, to that position
●President and Chief Executive Officer of Gramercy Capital Corp., from August 2004 to October 2008, when Mr. Holliday stepped down
●Managing Director and Head of Direct Originations for New York-based Capital Trust Inc., a mezzanine finance company, where he was in charge of originating direct principal investments for the firm, consisting of mezzanine debt, preferred equity and first mortgages
●Served in various management positions, including Senior Vice President at Capital Trust, Inc.’s predecessor, Victor Capital Group, L.P. from 1991 to 1997
●Chairman of the Board of Directors of NYRA and executive officer and member of the Board of the Real Estate Board of New York, and a former member of the Board of Directors of Columbia University
●B.S. degree in Business and Finance from Lehigh University in 1988 and M.S. degree in Real Estate Development from Columbia University in 1990

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	REIT/Real Estate Industry
Experience Over Several Business Cycles	Talent Management
Government/Regulatory Experience

20	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

ANDREW W. MATHIAS(1) President Director Since: 2014 Age: 49

Mr. Mathias’ extensive experience in real estate, including commercial real estate investment, and in-depth knowledge of the New York City real estate market, as well as his role as President of the Company, provide him with valuable knowledge of our business and industry. Furthermore, Mr. Mathias’ presence on the Board facilitates communication between the Board and the Company’s senior management.

Professional Experience

●President of the Company since April 2007
●Joined the Company in March 1999 as Vice President and was promoted to Director of Investments in 2002
●Chief Investment Officer of the Company from January 2004 until January 2011
●Chief Investment Officer of Gramercy Capital Corp. from August 2004 to October 2008
●Worked at Capital Trust, Inc. and its predecessor, Victor Capital Group, L.P.
●Worked on the high yield and restructuring desk at Bear Stearns and Co.
●Member of the Board of Directors for the Regional Plan Association, which works to improve the prosperity, infrastructure, sustainability and quality of life of the New York-New Jersey-Connecticut metropolitan region
●B.S. degree in Economics from the Wharton School at the University of Pennsylvania

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	REIT/Real Estate Industry
Experience Over Several Business Cycles	Talent Management
Government/Regulatory Experience
(1)	If Mr. Mathias is reelected, he will join the Executive Committee, effective as of the date of the annual meeting.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	21

Board Refreshment and Diversity

Led by our Nominating and Corporate Governance Committee, the Board engages in ongoing director succession planning, including a focus on refreshing the membership and leadership of the Board and its Committees and enhancing the level of diversity. In January 2019, the leadership of the Board was transitioned from Stephen L. Green, our founder and Chairman of the Board for over 20 years, to Marc Holliday, who also serves as our Chief Executive Officer. Mr. Green continues to serve as a director and as our Chairman Emeritus.

In March 2022, we added Carol N. Brown to our Board as an independent director. With her addition, three of our directors are women, including one racially/ethnically diverse director. We continue seeking to further enhance diversity on the Board, including with respect to gender, race, ethnicity and perspectives. As part of our Board succession planning, and as previously disclosed, we have not renominated Mr. Levy for election, and he will retire from our Board at our 2023 annual meeting of stockholders. We are deeply appreciative of Mr. Levy’s many years of dedicated service to the Company and its stockholders.

Diversity Our Board nominees have a diversity of knowledge, skills, experience and perspectives, as well as diversity of age and gender	Experience Our Board nominees have broad experience serving on public boards in industries relevant to the Company	Leadership Our Board nominees have strong corporate leadership backgrounds such as being CEO, CFO or holding other Executive positions

50% of our independent Board nominees are diverse, including gender and racial/ ethnic diversity	56% of our Board nominees currently serve or have served on the Boards of other publicly traded companies	89% of our Board nominees currently serve or have served as CEO or in senior leadership positions

Identification of Director Candidates

HOW WE IDENTIFY AND CONSIDER DIRECTOR NOMINATIONS

Identify Potential Candidates	Our Nominating and Corporate Governance Committee solicits and considers suggestions from our directors and management regarding possible nominees. Our Nominating and Corporate Governance Committee also may procure the services of outside sources or third parties to assist in the identification of director candidates. Candidates may also be identified by stockholders.
In-Depth Committee Review

The Nominating and Corporate Governance Committee:

● Considers experience, qualifications, and diversity, including ethnic/racial diversity
● Meets with candidates and conducts interviews
—In considering a potential nominee, each member of the Nominating and Corporate Governance Committee has the opportunity to interview potential nominees in person or by telephone and to submit questions to such potential candidate.
● Review independence and potential conflicts

Recommend Candidates to Full Board	The Nominating and Corporate Governance Committee presents potential candidates to full Board for open discussion.
Review by Full Board	The full Board is responsible for approving potential candidates.

22	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

NCGC Director Recruitment Process

Our Nominating and Corporate Governance Committee assists the Board in identifying and reviewing director candidates and recommends director nominees to the Board to be considered for election at our annual meeting of stockholders. Our Nominating and Corporate Governance Committee adopted a written policy on the criteria and process of identifying and reviewing director candidates. Each director candidate must have:

1.	education and experience that provides knowledge of business, financial, governmental or legal matters that are relevant to the Company’s business or to its status as a publicly owned company;
2.	an unblemished reputation for integrity;
3.	a reputation for exercising good business judgment; and
4.	sufficient available time to be able to fulfill his or her responsibilities as a member of the Board and of any committees to which he or she may be appointed.

The Nominating and Corporate Governance Committee ensures that the potential nominee is not an employee or agent of and does not serve on the board of directors or similar managing body of any of our competitors and determines whether the potential nominee has an interest in any transactions to which we are a party.

In making recommendations to the Board, our Nominating and Corporate Governance Committee also considers such factors as it deems appropriate, in light of the skills, qualifications and background of the Board’s current composition and the opportunities and challenges the Board anticipates in the future. The Nominating and Corporate Governance Committee may consider the following:

●	the candidate’s diversity, including with respect to gender, race, ethnicity and perspectives;
●	the candidate’s industry knowledge and experience;
●	any actual or potential conflicts of interest and whether the candidate meets the NYSE independence criteria;
●	the extent to which the candidate generally would be a desirable addition to the Board and any committees of the Board;
●	qualifications to serve on appropriate Board committees (including financial acumen);
●	technological literacy;
●	strategic insight;
●	ability to introduce the Company to business or other opportunities;
●	reputation in the corporate governance community;
●	risk management skills; and
●	the candidate’s knowledge in the area of cybersecurity.

In 2022, the Nominating and Corporate Governance Committee engaged Spencer Stuart to help us identify potential nominees to our Board and requested that Spencer Stuart present diverse candidates in their slate of recommendations, including gender and ethnic/racial diversity. We appointed Carol N. Brown to our Board in March 2022.

Role of Third Party Advisors in Director Recruitment Process

FTI Consulting, Inc., or FTI Consulting, and Spencer Stuart have assisted us in the initial search, screening, interviewing and vetting of potential new directors. FTI Consulting worked closely with our Nominating and Corporate Governance Committee in connection with the additions of Craig Hatkoff in 2011, Betsy S. Atkins in 2015 and Lauren B. Dillard in 2016, and Spencer Stuart worked closely with our Nominating and Corporate Governance Committee in connection with the addition of Carol N. Brown in 2022.

Stockholder Recommendations of Director Candidates

Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating all other candidates. Any recommendations by stockholders are to follow the procedures outlined under “Other Information—Other Matters—Stockholder Proposals and Nominations” in this proxy statement and should provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications and the candidate’s written consent to being considered as a director nominee.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	23

BOARD STRUCTURE AND INDEPENDENCE

Board Leadership Structure

The Board currently consists of ten members. The current leadership structure of the Board consists of Marc Holliday, who serves as the Chairman of the Board and our Chief Executive Officer, John Alschuler, who serves as our Lead Independent Director, and the independent directors who serve as Chairs for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board. With nearly 20 years of experience leading the Company, Mr. Holliday is uniquely qualified to serve as the Chairman of the Board, and the Board believes that Mr. Holliday’s combined role as Chairman of the Board and Chief Executive Officer, together with the participation of other members of management and independent directors in its leadership structure, helps promote unified leadership and direction for the Company and the Board while also ensuring appropriate independent oversight of management by the Board.

Lead Independent Director

The Board believes that having a Lead Independent Director improves the overall functioning of the Board and strengthens the ability of the independent directors to effectively exercise independent oversight of management during periods when the Chairman of the Board is not an independent director. The Lead Independent Director is appointed by the independent directors on the Board, and has a number of responsibilities that help facilitate communication among our independent directors and between our independent directors and our Chief Executive Officer and Chairman, and ensure appropriate independent oversight of management by the Board.

JOHN H. ALSCHULER Lead Independent Director since 2010

Role of the Lead Independent Director

In addition to presiding at executive sessions of independent directors, the Lead Independent Director has the responsibility to:

1.	consult with the Chairman of the Board and Chief Executive Officer as to an appropriate schedule and agenda for each Board meeting, seeking to ensure that the independent directors can perform their duties effectively and responsibly;
2.	ensure that the independent directors have adequate resources, especially by way of full, timely and relevant information to support their decision making;
3.	advise the Chief Executive Officer and Chairman as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;
4.	recommend to the Board and the Board Committees the retention of advisers and consultants who report directly to the Board;
5.	ensure that independent directors have adequate opportunities to meet and discuss issues in sessions of the independent directors without management present and, as appropriate, call meetings of the Independent Directors;
6.	serve as Chairman of the sessions of the independent directors;
7.	serve as principal liaison between the independent directors and the Chief Executive Officer and Chairman of the Company and between the independent directors and senior management;
8.	communicate to management, as appropriate, the results of private discussions among independent directors;
9.	chair the meetings of the Board when the Chairman is not present;
10.	with respect to questions and comments directed to the Lead Independent Director or to the independent directors as a group, determine the appropriate means of response, with such consultation with the Chief Executive Officer and Chairman and other directors as the Lead Independent Director may deem appropriate; and
11.	perform such other duties as the Board from time to time may delegate.

24	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

Board and Committee Self-Evaluations

The Board believes that good governance can only be achieved through rigorous self-evaluation. Each year, our Nominating and Corporate Governance Committee establishes formal self-assessment procedures that are consistent with our Governance Principles, NYSE listing requirements and best practices identified during prior self-evaluations. The Board also engages with stockholders and third party advisers throughout the year to discuss corporate governance practices, and to ensure that the Board and its committees follow practices that are optimal for the Company and its stockholders while also delivering superior total return.

Board Evaluation Process

Initiate Process	Conduct Evaluation	Implement Conclusions

NCGC establishes Board and committee self-evaluation process, including incorporation of process improvements from previous review cycles	Directors meet to formally discuss the functioning of the Board and any committees on which they serve to identify areas for improvement. Independent directors meet separately with outside counsel	The Board and each committee implement proposed governance improvements with assistance of management and third party advisors, as needed

Director Independence

Our Governance Principles provide that a majority of our directors serving on the Board must be independent as required by the listing standards of the NYSE. In addition, the Board adopted director independence standards that assist the Board in making its determinations with respect to the independence of directors. The Board has reviewed all relevant facts and circumstances and considered all applicable relationships of which the Board had knowledge, between or among the directors and the Company or our management (some of such relationships are described in the section of this proxy statement entitled “Certain Relationships and Related Party Transactions”). Based upon this review, the Board has determined that each of the following directors and director nominees has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE and our director independence standards: Mses. Betsy S. Atkins, Carol N. Brown and Lauren B. Dillard and Messrs. John H. Alschuler, Edwin T. Burton, III, Craig M. Hatkoff and John S. Levy. The Board has determined that Messrs. Stephen L. Green, Marc Holliday and Andrew W. Mathias, our three other directors, are not independent.

Executive Sessions of Non-Management Directors

Our Governance Principles require the non-management directors serving on the Board to meet in an executive session at least annually without the presence of any directors or other persons who are part of our management. In accordance with such requirement, the independent directors meet in executive sessions from time to time on such a basis. The executive sessions are regularly chaired by our Lead Independent Director.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	25

Communications with the Board

We have a process by which stockholders and/or other parties may communicate with the Board, individual directors (including the independent directors) or independent directors as a group. Any such communications may be sent to the Board or any named individual director (including the independent directors), by U.S. mail or overnight delivery and should be directed to Andrew S. Levine, Secretary, at SL Green Realty Corp., One Vanderbilt Avenue, New York, New York 10017-3852. Mr. Levine will direct all such communications to the intended recipient or recipients. Any such communications may be made anonymously.

Director Attendance

The Board held five meetings during fiscal year 2022, and all directors attended 75% or more of the Board meetings and meetings of the committees on which they served during the periods they served during fiscal year 2022. In addition to participating in formal meetings, our Board members regularly communicate with each other, members of management and advisors and take action by written consent.

We encourage each member of the Board to attend each annual meeting of stockholders. Four of our directors attended the annual meeting of stockholders held on June 1, 2022.

BOARD COMMITTEES

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. The current charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our corporate website at www.slgreen.com under the “Investors—Corporate Governance” section. Further, we will provide a copy of these charters without charge to each stockholder upon written request. Requests for copies should be addressed to Andrew S. Levine, Secretary, at SL Green Realty Corp., One Vanderbilt Avenue, New York, New York 10017-3852. From time to time, the Board also may create additional committees for such purposes as the Board may determine. The information found on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with, or furnish to, the SEC.

26	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

AUDIT COMMITTEE Members Edwin T. Burton, III (Chair) Betsy S. Atkins Lauren B. Dillard Craig M. Hatkoff Meetings in 2022: 12

Principal Responsibilities:

Our Audit Committee’s primary purposes are to:

●	Select and appoint our independent registered public accounting firm
●	Assist the Board in its oversight of the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the qualifications and independence of the registered public accounting firm employed by the Company for the audit of the Company’s financial statements; the performance of the people responsible for the Company’s internal audit function; and the performance of the Company’s independent registered public accounting firm
●	Prepare the report that is required to be included in this proxy statement by the rules of the SEC
●	Provide an open avenue of communication among the Company’s independent registered public accounting firm, its internal auditors, its management and the Board

Each member of the Audit Committee is independent within the meaning of the rules of the NYSE and the SEC and each of them meets the financial literacy standard required by the rules of the NYSE.

Additional information regarding the functions performed by our Audit Committee is set forth in the “Audit Committee Report” included in this annual proxy statement.

Audit Committee Financial Expert

The Board determined that Edwin T. Burton, III qualifies as an “audit committee financial expert,” as defined in Item 407(d) of SEC Regulation S-K.

Our management is responsible for the preparation, presentation and integrity of our financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations.

Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements prior to the filing of our Annual Report on Form 10-K, reviewing our quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q and annually auditing the effectiveness of our internal control over financial reporting and other procedures.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	27

COMPENSATION COMMITTEE

Members

Lauren B. Dillard (Chair)
Edwin T. Burton, III
John S. Levy

Meetings in 2022: 2

In addition to participating in formal meetings, our Compensation Committee members regularly communicate with each other, members of management and advisors and take action by written consent.

Principal Responsibilities:

Our Compensation Committee’s primary purposes are to:

●	Determine how the Company’s Chief Executive Officer should be compensated
●	Administer the Company’s employee benefit plans and executive compensation programs
●	Determine compensation of our executive officers other than our Chief Executive Officer
●	Produce the report on executive compensation that is required to be included in this proxy statement
●	Solicit recommendations, with respect to the compensation of our executive officers, from our Chief Executive Officer regarding total compensation for all executive officers other than the Chief Executive Officer and review his recommendations in terms of total compensation and the allocation of such compensation among base salary, annual bonus amounts and other long-term incentive compensation as well as the allocation of such items between cash and equity compensation

Each member of the Compensation Committee is independent within the meaning of the rules of the NYSE.

Our Compensation Committee retained Gressle & McGinley LLC as its independent outside compensation consulting firm and engaged Gressle & McGinley LLC to provide our Compensation Committee with relevant data concerning the marketplace, our peer group and its own independent analysis and recommendations concerning executive compensation. Gressle & McGinley LLC regularly participates in Compensation Committee meetings. See “Executive Compensation—Compensation Discussion and Analysis.”

28	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members

Craig M. Hatkoff (Chair)
John H. Alschuler
Betsy S. Atkins
Carol N. Brown
John S. Levy

Meetings in 2022: 1

In addition to participating in formal meetings, our Nominating and Corporate Governance Committee members regularly communicate with each other, members of management and advisors and take action by written consent.

Principal Responsibilities:

Our Nominating and Corporate Governance Committee’s primary purposes are to:

●	Identify individuals qualified to fill vacancies or newly-created positions on the Board
●	Recommend to the Board the persons it should nominate for election as directors at annual meetings of the Company’s stockholders
●	Recommend directors to serve on all committees of the Board
●	Develop and recommend to the Board governance principles applicable to the Company

Each member of the Nominating and Corporate Governance Committee is independent within the meaning of the rules of the NYSE.

EXECUTIVE COMMITTEE

Members

Marc Holliday (Chair)
Stephen L. Green
John H. Alschuler

Meetings in 2022: 0

Our Executive Committee did not take any actions by written consent during fiscal year 2022, as all matters within its authority were approved by the Board.

Principal Responsibilities:

Subject to the supervision and oversight of the Board, our Executive Committee is responsible for, among other things:

●	The approval of our acquisition, disposition and financing of investments
●	The authorization of the execution of certain contracts and agreements, including those relating to our borrowing of money
●	The exercise, in general, of all other powers of the Board, except for such powers that require action by all directors or the independent directors under our articles of incorporation or bylaws or under applicable law

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	29

CORPORATE GOVERNANCE

Corporate Governance Highlights

Board Independence and Composition	Board and Board Committee Practices	Stockholder Rights
●Majority independent Board and 100% independent Nominating and Corporate Governance, Audit and Compensation Committees ●Lead Independent Director role with robust responsibilities	●Board and committee self-evaluations ●Risk oversight by full Board and Audit Committee ●ESG oversight ●Robust stockholder engagement	●Annual election of all directors ●Proxy access bylaw provision ●Majority voting standard for director elections ●Stockholder ability to amend bylaws by majority vote

Board Oversight of Strategy

One of the most important functions of the Board relates to its role in formulating and overseeing the execution of our business strategy. In order to do this, the Board:

●	actively participates with management in the formulation and refinement of our business strategy to help ensure that our strategic goals are thoughtfully constructed and well-articulated;
●	periodically meets with our management and external advisors in full day or multi-day sessions focused on long-term strategic planning;
●	no less than quarterly, receives updates from management regarding internal progress toward strategic goals and changes in market conditions and external strategic opportunities and challenges in order to assist our management in refining its business strategy and reacting to particular opportunities or challenges that arise;
●	monitors and evaluates performance through these regular updates and by actively engaging in dialogues with our senior management team;
●	discusses aspects of our business strategy at every meeting, and includes key elements of our strategy in the work performed by the committees of the Board; and
●	oversees financial and operational performance, non-financial measures, including sustainability, social and governance goals.

The Board believes that, through these ongoing efforts, it is able to focus on our performance over the short, intermediate and long term to secure the continuing health and success of the business for our stockholders.

30	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

Risk Oversight

Board

The Board is responsible for overseeing the Company’s risk management process. Both directly and through its committees, the Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company, and ensures that appropriate risk mitigation strategies are implemented by management. The Board is routinely apprised of particular risk management matters in connection with its general oversight and approval of corporate matters. In particular, the Board focuses on overseeing risks relating to the financial health of the Company, including the structure and amount of our debt, broad market conditions, leasing activity and expirations, status of development projects, environmental, social and governance (ESG) issues, succession planning and other material risks facing the Company.

Audit Committee

●Oversees the Company’s risk management process
●Reviews with management (a) Company policies with respect to risk assessment and management of risks that may be material to the Company, (b) disclosure controls and internal controls over financial reporting and (c) the Company’s compliance with legal and regulatory requirements
●Reviews major legislative and regulatory developments that could have a material impact on the Company’s contingent liabilities and risks

Compensation Committee

Considers potential risks to the Company in its determinations of the overall structure of our executive compensation program, our ability to attract, retain and motivate our management team, the specific goals it establishes for our executives and the influence of incentive compensation on risk-taking

Nominating and Corporate Governance Committee

Considers potential risks to the Company related to the composition of the board, including succession planning and diversity, environmental, social and governance matters, compliance with corporate governance guidelines and adoption of new policies and governance guidelines

Management

The Company’s management is responsible for day-to-day risk management, including the primary monitoring and testing function for company-wide policies and procedures, and day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that the Board leadership structure supports this approach.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	31

OVERSIGHT OF CYBERSECURITY

Included in our Board’s oversight and approach to risk management is a focus on cybersecurity. As we transmit sensitive data across networks and rely on inter-connected systems to operate our buildings, we are dedicated to protecting this information and the systems used to process it. We ensure our employees, processes, systems, and external partners are aligned with cybersecurity best practices.

Vulnerability Management
We constantly scan our systems for vulnerabilities and address identified risks. During scheduled maintenance windows, we update or upgrade our systems to minimize these risks.

Security Assessments
We periodically employ internal software tools as well as external agencies to test the efficacy of our security protocols. Any weaknesses found are addressed through corrective action plans and systematic changes.

Cybersecurity Awareness
To ensure our employees are equipped with strategies to combat cybersecurity threats, we have regular mandatory employee trainings. All employees also receive security awareness tips to help identify phishing, deceptive emails, and corrupt links.

Disaster Recovery
We undergo offsite disaster recovery testing of Day 1 and partial Day 2 critical systems annually and implement incident response procedures. Additionally, 100% of our employees are equipped with mobile computing and remote work capabilities that enable end-to-end continuity of business operations.

Cloud Computing
With the advancement and availability of cloud technologies, we leverage the power of the cloud to employ sophisticated cybersecurity and business resilience measures.

Risk Mitigation
With growing risks associated with cybersecurity, we mitigate our exposure by offsetting the potential costs involved with recovery after a cyber-related security breach or similar event by purchasing cyber liability insurance coverage.

External Assurance
We periodically assess our IT systems to ensure adherence to industry standards, guidelines, and regulations. Our systems are also audited by external auditors annually and any findings tracked until they are adequately remediated.

32	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

Stockholder Outreach

The Board believes that engaging in stockholder outreach is an essential element of strong corporate governance. We strive for a collaborative approach to issues of importance to investors and continually seek to better understand the views of our investors on key topics.

Who We Engage	Offered Engagement with Approximately	How We Engage
Over the past several years, the chairs of the Compensation and Nominating and Governance Committees and members of our senior management team have engaged with many of our largest institutional investors.		We held in-person and virtual meetings, conducted calls and otherwise engaged with investors on topics including, but not limited to, our business strategy and executive compensation as well as governance and ESG matters.

Following the 2022 annual meeting, the Company:

Offered Engagement with approximately	Had Direct one-on- one discussions with approximately	Directors participated in calls with stockholders representing approximately
66% of Outstanding Shares	30% of Outstanding Shares	29% of Outstanding Shares

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	33

Our Track Record of Responsiveness

Our Board has always valued stockholder feedback and has over the last few years embarked on a robust stockholder outreach program. That feedback has served as a key input to Board composition, corporate governance, and executive compensation, as well as environmental and social discussions and decisions at the Board and committee levels. The Board is proud of our track record of responsiveness to stockholder feedback as outlined below.

Board Composition & Corporate Governance	Executive Compensation	Environmental & Social
✓Amended bylaws to permit stockholders to amend bylaws by a majority vote ✓Lauren Dillard appointed Compensation Committee Chair ✓Craig Hatkoff appointed chair of Nominating and Governance Committee	✓Retroactively reduced CEO base salary ✓Announced reduction of Director Compensation effective 2019	✓Committed to reduce GHG emission intensity 30% by 2025 ✓Achieved a “B” CDP score as first-time reporter ✓Awarded NYC’s “Changemaker Award” for volunteerism & philanthropy
✓Transition of Stephen L. Green from Chairman to “Chairman Emeritus”
✓Simplified pay plan by reducing elements from seven to four
✓Eliminated retesting, guaranteed equity grants and discretionary components and replaced with performance driven incentives
✓Added three-year absolute and relative TSR modifier to extend performance period

✓Committed to >$2M in annual donations to NYC charities
✓#1 scoring REIT for ESG Disclosures on Bloomberg World Index
✓Achieved GRESB Green Star designation as a first-time responder and an “A” rating on GRESB’s Public Disclosure Report

✓Completed declassification of the Board with all directors elected for one-year terms for the first time
✓Activated existing Pandemic Response Plan to ensure buildings remained accessible to essential workers during the onset of the COVID-19 pandemic

✓Compensation Committee determined to make no adjustments to preset 2020 performance goals despite Company providing pandemic-related revised guidance
✓Compensation Committee utilized discretion to align pay to reflect management’s performance during the pandemic

✓Launched not-for-profit Food 1st to serve first responders and food-insecure New Yorkers, while revitalizing NYC’s restaurants
✓Invested $220M in public transit improvements in and around Grand Central Terminal
✓Released first formal SASB disclosures

✓Committed to enhancing board diversity by 2022 annual meeting	✓CEO performance incentives realigned with pre-pandemic structure ✓Committed to not make discretionary, one-time awards absent extraordinary circumstances with appropriate transparency	✓Signatory to TCFD and published first formal TCFD report ✓Donated $6M to more than 70 not-for-profit organizations

✓Appointed Carol Brown enhancing Board diversity
✓Disclosed board succession planning related to John Levy’s retirement and termination of Chairman Emeritus’ retainer
✓Disclosed director-by-director skills matrix

✓Regarding 2023 pay, committed to reduce discretion in bonuses for all NEOs
✓Include a vesting cap for performance-based equity awards (in the event of negative multi-year TSR)
✓Eliminate automobile allowances
✓Intend to eliminate short-term measurement periods from long-term performance-based equity awards, in future employment agreements with the Company’s CEO and President

✓Developed and validated science-based emission reduction for scope 1 and 2 targets in line with 1.5°C pathway
✓Expanded scope 3 disclosures and committed to reduction through SBTi
✓Increased ethnic/racial diversity of all newly hired employees in 2022 to 76%
✓Committed to implementing diversity focused recruitment platform

34	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

Stockholder Amendments to Bylaws

Our bylaws provide our stockholders the right to amend our bylaws by the affirmative vote of a majority of all the votes entitled to be cast on the matter. As amended, our bylaws do not place any limitations on stockholder proposals to amend our bylaws beyond the advance notice provisions that apply to all stockholder proposals. Accordingly, all of our stockholders now have the right to propose any amendments to our bylaws that are permitted by applicable law and, if any such amendment is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter, it will become effective.

Declassified Board

Our Board is fully declassified, and our directors are elected for one-year terms as of our 2020 annual meeting, following stockholder approval of our proposal to declassify our Board submitted to stockholders at the 2017 annual meeting of stockholders.

Proxy Access

We have adopted a proxy access bylaw provision, enabling our stockholders to include their own director nominees in our proxy materials along with candidates nominated by the Board, so long as stockholder-nominees meet certain requirements, as set forth in our bylaws. For more information on our proxy access bylaw, see the section entitled “Other Information—Other Matters—Stockholder Proposals and Nominations.”

Majority Voting Standard and Director Resignation Policy

We have a majority voting standard for director elections. In an uncontested election (as is the case for this annual meeting), our bylaws provide that a majority of all the votes cast with respect to a nominee’s election is required for such nominee to be elected to serve on the Board. This means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee, with abstentions and broker non-votes not counted as a vote cast either “for” or “against” a nominee. With respect to a contested election, a plurality of all of the votes cast is sufficient for the election of directors. For this purpose, a contested election is deemed to occur at any meeting of stockholders for which the Secretary determines that the number of nominees or proposed nominees exceeds the number of directors to be elected at such meeting as of the seventh day preceding the date the Company files its definitive proxy statement for such meeting with the SEC (regardless of whether or not thereafter revised or supplemented).

If a nominee who currently is serving as a director receives a greater number of votes “against” his or her election than votes “for” such election in an uncontested election, Maryland law provides that the director would continue to serve on the Board as a “holdover director.” However, under our Governance Principles, any nominee for election as a director in an uncontested election who receives a greater number of votes “against” his or her election than votes “for” such election must, within ten business days following the certification of the stockholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider the resignation and, within 60 days following the date of the stockholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of the resignation.

The Board will then take formal action on the recommendation no later than 90 days following the date of the stockholders’ meeting at which the election occurred. In considering the recommendation, the Board will consider the information, factors and alternatives considered by the Nominating and Corporate Governance Committee and such additional factors, information and alternatives as the Board deems relevant. We will publicly disclose, in a Form 8-K filed with the SEC, the Board’s decision within four business days after the decision is made. The Board also will provide, if applicable, the Board’s reason or reasons for rejecting the tendered resignation.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	35

Environmental Social & Governance (ESG)

Our mission as the largest owner of commercial office space in New York City is to contribute to its brighter future – this includes reducing greenhouse gas emissions and mitigating climate change risks. We believe continued advancement of the sustainability of our portfolio will serve to build long-term value that benefits all of our stakeholders. Essential to our progress is the ability to attract, develop and retain extraordinary talent by maintaining a healthy and inclusive workplace environment, where we provide our employees with the tools and resources necessary to thrive.

Delivering Value for All Our Stakeholders

Employees	Tenants	Community	Stockholders
We are committed to workplace diversity and to fostering a corporate culture that enables our employees to meet their full potential, while actively contributing to our ESG evolution.	Our long-standing relationships and continued collaboration with our tenants are essential to long-term improvement of our portfolio’s ESG performance, while providing our tenants with unique offerings to track and foster sustainability.	SL Green’s success is linked to a thriving New York City. We support a variety of causes that address the physical, mental, and emotional needs of our community. We also create thousands of jobs and positive community impact.	Our ongoing ESG efforts help attract and retain diverse, high-performing talent, maximize our portfolio and give back to our NYC community, elements which are essential to delivering long-term stockholder value.

ESG Oversight

●ESG program oversight by the full Board, reflective of the program’s cross-departmental integration and importance to the Company’s long-term strategic plan, with additional discussion at the Nominating and Corporate Governance Committee level
●Cross-functional and executive-level participation in oversight and execution of ESG program, including SLG’s Chief Operating Officer, SVP, Hospitality & Sustainability, VP, Director of Sustainability, and AVP of People Experience
●Annual ESG reporting in accordance with GRI, CDP, GRESB, SASB and TCFD frameworks
●ESG disclosures aligned with UN SDG guidelines
●Third-party assurance of environmental performance data
●Environmental legislation risk mitigated by long-term capital investments in energy efficiency and tenant programs focused on sustainability

Environmental

Goals:
●Achieve net zero carbon operations by 2050, in line with Urban Land Institute commitment
●Reduce whole-building energy consumption by 20% during the period from 2015 to 2030
●Reduce absolute scope 1 and 2 GHG emissions 50.4%
●Reduce absolute scope 3 GHG emissions from capital goods 30.0%
Achievements:
●Our Targets were validated by the SBTi for absolute scope 1 and 2, science-based emissions reduction targets in line with the 1.5°C pathway
●Achieved our commitment to reduce the intensity of portfolio-wide greenhouse gas emissions by 30%, as compared to 2018, ahead of original 2025 deadline
●Achieved green building certifications across 96% of Manhattan Operating Properties(1)
●WELL Health-Safety Rating across 23 million square feet
●One Vanderbilt represents the first WELL Core Certified Platinum project in NYC and one of the first such projects in the United States

36	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

Human Capital Management

●Certified as a Great Place to Work with 92% of SL Green employees indicating they are proud to work for SL Green in a 2023 employee engagement survey
●Market-leading benefits program spanning healthcare, 401(k) match, employee stock purchase plan, disability and advanced fertility coverage, wellness and life insurance
●Investments in human capital development through training programs, tuition reimbursement and ongoing education
●Zero tolerance, anti-discrimination and anti-harassment policies and training
●Ethnic minorities represent 54% and women represent 40% of all SL Green employees in 2022
●Partnership with women’s leadership development organization, Luminary, to cultivate high potential female employees
●20% of contractors for One Madison Avenue are Women-owned Business Enterprises (M/WBE), exceeding the goal of 15%
●Implemented a diversity focused recruitment platform in 2023

Corporate Philanthropy

●Corporate and employee contributions totaling $20 million over the last ten years to over 200 charitable organizations primarily focused on providing New Yorkers with access to essential resources
●Awarded “2022 Employer Of The Year” by the NYC’s Mayor’s Fund To Advance New York City in recognition of SL Green’s partnership with NYC’s Summer Youth Employment Program
●Co-founded FOOD1st to address NYC food insecurity; delivered over 1,000,000 meals since April 2020
●Participation in Governor’s Committee on Scholastic Achievement, a non-for-profit that connects high school students from underperforming New York communities with corporate mentors
●Employer-sponsored volunteer days, with civic opportunities chosen and coordinated by employee Community Outreach Ambassadors
●Ongoing donation of one percent of gross ticket sales at SUMMIT, One Vanderbilt’s observatory experience, to New York focused charities through the SUMMIT Foundation

(1)	For additional information, please see SL Green’s 2022 ESG Report found under the “Sustainability—Reports and Resources” section of our corporate website at www.slgreen.com. The information found on our website or in our 2022 ESG Report is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with, or furnish to, the SEC.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	37
Governance Principles
The Board adopted Governance Principles that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities. Among the areas addressed by the Governance Principles are director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and management responsibilities. Our Nominating and Corporate Governance Committee is responsible for, among other things, assessing and periodically reviewing the adequacy of the Governance Principles and will recommend, as appropriate, proposed changes to the Board. Although there is no one-size-fits all approach to corporate governance, we believe that our Governance Principles are aligned with the expectations of our stockholders, including the Investor Stewardship Group (ISG) and the ISG Corporate Governance Principles.
Code of Ethics
The Board adopted a Code of Ethics that applies to our directors, executive officers and employees. The Code of Ethics is designed to assist our directors, executive officers and employees in complying with legal requirements and in resolving moral and ethical issues that may arise, and in complying with our policies and procedures. Among the areas addressed by the Code of Ethics are legal compliance, conflicts of interest, use and protection of the Company’s assets, confidentiality, communications with the public, accounting matters, records retention, fair dealing, discrimination, harassment and health and safety. We intend to disclose on our corporate website any amendment to, or waiver of, any provisions of this Code applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.
Whistleblowing and Whistleblower Protection Policy
We have adopted a Whistleblowing and Whistleblower Protection Policy pursuant to which our employees must report if they observe, suspect or become aware of a violation of applicable laws, regulations, or business ethics standards, and pursuant to which the Audit Committee established procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of the Company, you may do so in writing to the Chair of our Audit Committee, c/o Andrew S. Levine, Secretary, SL Green Realty Corp., One Vanderbilt Avenue, New York, New York 10017-3852. Any such communications may be made anonymously.
Additional Information
You are encouraged to visit the “Investors—Corporate Governance” section of our corporate website at www.slgreen. com to view or obtain copies of our committee charters, Code of Ethics, Governance Principles and director independence standards. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with, or furnish to, the SEC. You also may obtain, free of charge, a copy of the respective charters of our committees, Code of Ethics, Governance Principles and director independence standards by directing your request in writing to SL Green Realty Corp., One Vanderbilt Avenue, New York, New York 10017-3852, Attention: Investor Relations.
Lobbying, Political Contributions and Trade Associations
The Company believes that participation in the public policy process is an important and essential means of enhancing stockholder value. Our efforts in this area are directly overseen by our chief executive officer and reviewed periodically by the full Board and on an ongoing basis by our legal department to ensure compliance with applicable laws.

38	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

DIRECTOR COMPENSATION

Director Compensation Process
We review our director compensation annually, including engagement of FTI Consulting to evaluate the structure and competitiveness of our non-employee director compensation and recommend changes as appropriate. Based on these reviews, since 2019, we have reduced the value of the annual stock grant to directors by $65,000, or 21.7%, from $300,000 to $235,000, and reduced the cash retainer paid for serving as our Lead Independent Director by $15,000, or 17.6%, from $85,000 to $70,000.

Most recently, in December 2022, the Compensation Committee again conducted a full review of our director compensation in consultation with FTI Consulting. No changes were implemented as a result of that review.

Elements of Director Compensation
Only non-employee Directors are compensated for service on the Board. During the fiscal year ended December 31, 2022, the fees for non-employee Directors were:

Annual cash retainers
Cash retainer	$50,000
Additional cash retainer if serving as the Lead Independent Director	$70,000
Additional cash retainer if serving as a chair of the Audit Committee	$25,000
Additional cash retainer if serving as a chair of the Compensation Committee	$20,000
Additional cash retainer if serving as a chair of the Corporate Governance Committee	$5,000
Meeting fees
For each meeting of the Board or a committee of the Board	$1,500
For each special meeting of the Audit Committee held independently of Board meetings	$4,000
Stock grant
Valued at the grant date with shares fully vested on such grant date.	$235,000

The annual fees and meeting fees generally are payable quarterly in cash. Each director may elect to receive some or all of these fees in stock and, as noted below, may elect to defer some or all of these fees.

Under our Non-Employee Directors’ Deferral Program, our non-employee directors were entitled to elect to defer up to 100% of their annual fees, meeting fees and annual stock grant. At each director’s election, cash fees deferred under the program could be credited in the form of either phantom stock units, account credits that accrue earnings or losses based on a 30-day SOFR-based rate at the beginning of each month plus 2.10% (or based on such other rate or the performance of such investments as may be determined in advance by the Board) or measurement fund credits that track the performance of one or more open-ended mutual funds selected by the director. Stock grants deferred under the program are credited in the form of phantom stock units. Subject to limitations contained in the program, on a fixed date each quarter, a director may convert phantom stock units into account credits or measurement fund credits or vice versa or change the mutual funds that some or all of the director’s measurement fund credits track. All cash fees credited as, and conversions of or into, phantom stock units or measurement fund credits are based on the fair market value of our common stock or the applicable mutual fund on the date the cash fees otherwise would have been paid or the date of the conversion, as applicable. Unless otherwise elected by a director, a director’s phantom stock units, account credits and measurement fund credits are payable on the earlier of the January 1st coincident with or next following the director’s termination of service from the Board, or a change in control of the Company, as defined by the program. Phantom stock units are payable in an equal number of shares of our common stock; provided that we may elect to instead settle a director’s phantom stock units by paying the director cash in an amount equal to the value of such shares of common stock. Account credits and measurement fund credits are payable in cash. Under the program, each director is entitled to receive dividend equivalents that are paid currently on the director’s phantom stock units, unless the director elected to defer payment of such dividend equivalents and have them concurrently reinvested into additional phantom stock units.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	39
2022 Director Compensation
Directors of the Company who are also employees receive no additional compensation for their services as directors. The following table sets forth information regarding the compensation paid to our non-employee directors for their service during the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation ($)	Total ($)
John H. Alschuler	$127,500	$235,000	—	—	$362,500
Betsy S. Atkins	$77,000	$235,000	—	—	$312,000
Carol N. Brown	$45,000	$235,000			$280,000
Edwin T. Burton, III	$103,500	$235,000	—	—	$338,500
Lauren B. Dillard	$113,500	$235,000	—	—	$348,500
Stephen L. Green	$57,500	$235,000	—	$433,332(4)	$725,832
Craig M. Hatkoff	$80,500	$235,000	—	—	$315,500
John S. Levy	$60,500	$235,000	—	—	$295,500
(1)	Mr. Levy and Ms. Dillard deferred all of their 2022 cash compensation and Mr. Alschuler deferred $60,000 of his 2022 cash compensation pursuant to our Non-Employee Directors’ Deferral Program. Mr. Hatkoff elected to receive $25,000 of his 2022 cash compensation in the form of shares of our common stock. Accordingly, our non-employee directors received the following shares of our common stock or phantom stock units with respect to the portion of their 2022 cash compensation that they elected to defer or receive in stock, as applicable: Mr. Alschuler received 1,068 units, Ms. Dillard received 4,399 units, Mr. Levy received 7,052 units and Mr. Hatkoff received 445 shares.
(2)	Amounts shown reflect the full grant date fair value on the date of grant of shares of our common stock or phantom stock units granted to the directors in 2022, excluding shares of our common stock and phantom stock units credited in lieu of annual fees and meeting fees.
(3)	There were no stock options granted to members of the Board in 2022. At December 31, 2022, the aggregate number of option awards held by our non-employee directors was as follows: Mr. Alschuler—8,500; and Mr. Levy—8,500.
(4)	Represents monthly retainer fees paid pursuant to the chairman emeritus agreement we entered into with Mr. Green in connection with his retirement as Chairman of the Company in January 2019, as amended by a letter agreement in March 2022. Under the letter agreement, Mr. Green will receive reduced monthly retainer fees for 2022 and 2023, and will cease to receive any retainer fee beginning January 1, 2024. Further information on the agreement can be found in the section entitled “Certain Relationships and Related Party Transactions—Chairman Emeritus Agreement” on page 88.

Since 2019, we have reduced the value of the annual stock grant to directors by $65,000, or 21.7%, from $300,000 to $235,000 and reduced the cash retainer paid for serving as our Lead Independent Director by $15,000, or 17.6%, from $85,000 to $70,000.

40

EXECUTIVE OFFICERS

The following sets forth biographical information regarding our executive officers who are not also directors.

MATTHEW J. DILIBERTO Chief Financial Officer Executive Officer Since: 2015 Age: 48
●Mr. DiLiberto joined the Company in September 2004 and currently serves as the Company’s Chief Financial Officer, overseeing the finance, accounting, tax, investor relations and corporate capital markets functions of the organization.
●Mr. DiLiberto previously served as the Company’s Chief Accounting Officer & Treasurer from 2007 to 2014.
●From June 2000 to September 2004, Mr. DiLiberto was with Roseland, New Jersey-based Chelsea Property Group, now a division of Simon Property Group, a REIT focused on the development and ownership of premium outlet centers, where he was a Controller and Director of Information Management.
●From August 1998 to June 2000, Mr. DiLiberto worked at New York-based Vornado Realty Trust, a diversified REIT with ownership interests in office, retail, and other property types, where he worked as a Senior Financial Analyst focusing on accounting and controls as well as the preparation of high-level management reports and SEC filings.
●Prior to joining Vornado Realty Trust, Mr. DiLiberto worked as a Business Assurance Associate at Coopers and Lybrand, LLP (now PricewaterhouseCoopers LLP).
●Mr. DiLiberto currently serves as Vice Chairman of the Board of Directors of the FDNY Foundation, and has been a firefighter and EMT in New Jersey since 1997.
●Mr. DiLiberto received a B.S. degree in Accounting from The University of Scranton.

ANDREW S. LEVINE General Counsel Executive Officer Since: 2007 Age: 64
●Mr. Levine has served as our Chief Legal Officer and General Counsel since April 2007 and as our General Counsel, Executive Vice President and Secretary since November 2000.
●Prior to joining the Company, Mr. Levine was a partner in the REIT and Real Estate Transactions and Business groups at the law firm of Pryor, Cashman, Sherman & Flynn, LLP.
●Prior to joining Pryor, Cashman, Sherman & Flynn, LLP, Mr. Levine was a partner at the law firm of Dreyer & Traub.
●Mr. Levine received a B.A. degree from the University of Vermont and a J.D. degree from Rutgers School of Law, where Mr. Levine was an Editor of the Law Review.
●He currently serves as a member of the Advisory Committee for Rutgers Center for Corporate Law and Governance.

41

EXECUTIVE COMPENSATION

PROPOSAL 2

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended, and related SEC rules, we are asking our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.

At our 2017 annual stockholder meeting, our stockholders voted, on a non-binding, advisory basis, by an affirmative vote of a majority of all votes cast, that the Company should hold future non-binding advisory votes on executive compensation on an annual basis. On June 1, 2017, the Board determined that it will include future advisory votes on the compensation of our named executive officers in the Company’s annual meeting proxy materials every year until the next advisory vote on the frequency of stockholder votes on executive compensation, which will occur at the 2023 annual meeting of stockholders.

Accordingly, the Company is providing stockholders with the opportunity to approve the following non-binding, advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The affirmative vote of a majority of all the votes cast with respect to this proposal will be required to approve this proposal.

The results of this advisory vote are not binding on the Compensation Committee, the Company or the Board. Nevertheless, we value input from our stockholders and will consider carefully the results of this vote when making future decisions concerning executive compensation.

The Board unanimously recommends a vote “FOR” the above resolution regarding the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion in this Proxy Statement.

42	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

This section of our proxy statement discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative and quantitative information regarding the manner and context in which compensation is awarded to, and earned by, our named executive officers and places in perspective the data presented in the tables and narrative that follow.

Throughout this proxy statement, the individuals who served as our Chief Executive Officer, President, Chief Financial Officer and General Counsel during our 2022 fiscal year are referred to as the “named executive officers,” “our NEOs” or our “executives.”

Executive Summary
Named Executive Officers

Marc Holliday Chief Executive Officer and Chairman of the Board	Andrew Mathias President	Matthew J. DiLiberto Chief Financial Officer	Andrew S. Levine Chief Legal Officer and General Counsel

Compensation Objectives and Philosophy

We have adopted a pay-for-performance executive compensation philosophy that rewards the achievement of annual and long-term goals of both the Company and individual executives, while achieving the following objectives:

ALIGNMENT Provide performance-based incentives that create a strong alignment of management and stockholder interests	TALENT Attract and retain top talent in a market that is highly competitive for New York City commercial real estate management	MOTIVATION Motivate our executives to achieve superior performance	BALANCE Achieve an appropriate balance between risk and reward in our compensation programs that does not create incentives for unnecessary or excessive risk taking	EFFICIENCY Foster the dedication required to succeed against our competitors, while maintaining low overall general and administrative expense

EXECUTIVE COMPENSATION	43

2022 Performance Highlights

$6.76 Normalized FFO Per Share(1)	4.6% Same Store Cash NOI(1) Growth
$2.4B Strategic Acquisitions	$900M Strategic Dispositions
2.14M square feet Manhattan Office Leasing Volume	$316M Funds Available for Distribution(1)

2022 GOALS AND ACHIEVEMENTS

The 2022 Goals were presented at our Institutional Investor Conference on December 6, 2021.

Goal for 2022		How We Did
Sign 2.0M Square Feet of Manhattan Office Leases		Signed 2.14M Square Feet of Manhattan Office Leases
Manhattan Same Store Occupancy 94.3%	X	Achieved 91.2% Occupancy at Year End
Manhattan Office Mark-To-Market (2.5%) – +2.5%	X	(9.2%) Mark-to-Market on Signed Leases
Share Repurchases >$250M	X	$192M of Share Repurchases in 2022
Acquisitions >$250M		$2.4 Billion of Strategic Acquisitions
Dispositions >$750M		$900 Million of Strategic Dispositions
Debt and Preferred Equity Originations >$200M	X	No Originations
One Madison: Sign Anchor Leases >500,000 Square Feet		Signed 675,000 Square Feet of Anchor Leases
One Madison: Construct Above 10th Floor by November 2022		Achieved
7 Dey Street: Achieve Overall Leasing of 95%		95.7% Leased at Year End
7 Dey Street: Obtain Permanent Financing	—	Anticipate Disposing of Property in 2023 – Goal N/A
760 Madison: Obtain Approval and Launch Marketing	—	Application Submitted
Reach One Million Meals Served by Food1st		Achieved
Same Store Cash NOI(1) Growth >4.5%		Achieved Growth of 4.6%
Issue $800M Unsecured Bonds	X	Entered into $400M Unsecured Bank Facility
One-Year TSR Performance >10%	X	TSR Performance of (50.95%)
Exceed DJ U.S. Real Estate Office Index by 250 basis points	X	Performance of (942) Basis Points
GRESB Score of 92	X	GRESB Score of 89
Further Diversify Board		Achieved
Obtain Downstate Casino License	—	New York State Issued Request For Proposal in 2023
(1)	Refer to Appendix A to this proxy statement for reconciliations of Normalized FFO Per Share, Funds Available for Distribution and Same Store Cash NOI. Same Store Cash NOI is presented excluding lease termination income.

44	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

Compensation Program Overview

At the heart of our executive compensation philosophy is a commitment to variable, incentive-based pay that aligns stockholder value with the economic interests of our management team. The percentages below reflect the total direct compensation awarded to our named executive officers for 2022, which we believe best reflects the actual compensation decisions made by the Committee.

Majority of 2022 Pay at Risk

Majority of 2022 Compensation Paid in Equity

	CEO	Other NEOs
Equity Compensation ●Performance-Based Equity Awards ●Time-Based Equity Awards	78%	72%
Cash Compensation ●Base Salary ●Cash Bonus	22%	28%

Board Commitment to Stockholder Engagement; Consideration of Say on Pay Vote

For several years, our Compensation Committee has included a robust stockholder outreach program as part of its executive compensation practices. The feedback received from stockholders has served as a key input to compensation design and structural upgrades implemented since 2018. The success of the engagement program is evidenced by the significant changes adopted as a direct result of the feedback received and the significant changes implemented in response to stockholder feedback over the last several years. While stockholder support for the 2022 advisory vote on executive compensation (“Say on Pay”) increased by 39% relative to 2021, which the Committee viewed favorably, the Committee remains firmly committed to further enhancing our compensation programs.

EXECUTIVE COMPENSATION	45

Following our 2022 annual meeting, we contacted stockholders collectively representing 66% of outstanding shares, and had substantive conversations with all stockholders who responded to our outreach, which represented 30% of outstanding shares. Directors, including the Chair of our Compensation Committee, led several stockholder discussions, as well as the conversations with both proxy advisors.

Offered Engagement with approximately	Had direct one-on-one discussions with approximately	Directors participated in calls with stockholders representing approximately
66% of Outstanding Shares	30% of Outstanding Shares	29% of Outstanding Shares

Evolution of Compensation Program – Pay for Performance in Action

In response to stockholder feedback, we have transformed our executive compensation program over a period of several years from what was perceived to be a complex pay program to a simple, transparent pay program that strongly links pay outcomes to Company performance measured against preset goals.

2020 / 2021

When the linkage between pay and performance was stress-tested by the impact of the pandemic, the Committee determined that it was inappropriate to revise the preset goals despite the Company lowering 2020 financial guidance and the recognition that targets initially adopted for our 2020 performance-based cash and equity incentives were unlikely to be achieved or appropriately measure our executives’ performance for 2020.

After significant deliberations, the Committee utilized the discretion permitted under the program to right-size the annual incentive awards but capped annual incentive payouts at target, and approximately 20% lower than 2019, to balance formulaic outcomes with a recognition of management’s significant efforts to protect stockholder value during the unprecedented business impact.

The Committee also determined it was not appropriate to adjust any of these targets or modify the structure of any outstanding performance-based compensation elements. Instead, the Committee reviewed our executives’ compensation on a holistic basis at the end of the year, at which point it could assess whether formulaic payouts were commensurate with the Company’s and executives’ achievements.

2022

In 2022, based on stockholder feedback, the Committee committed to not make one-time awards to our NEOs absent extraordinary circumstances, and that it will provide appropriate transparency to stockholders in advance of any such future awards should any such extraordinary circumstances arise.

2023
Effective 2023, also in response to stockholder feedback, the Committee approved the following updates to our executive compensation program to further strengthen the pay-for-performance alignment:
●Implemented a vesting cap for performance-based awards subject to relative TSR performance such that the awards cannot be earned above target level when absolute TSR is negative even if relative TSR outperforms peers.
●Introduced a formulaic cash bonus component for our CFO’s annual cash bonus that accounts for 60% of his annual bonus (instead of a 100% discretionary annual bonus).
●Eliminated automobile benefits for leased and company-owned vehicles for all NEOs.
In addition, the Committee intends to:
●Eliminate short-term measurement periods from long-term performance-based equity awards, upon subsequent renewal of employment agreements with our CEO and President.

46	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

Our 2022 Executive Compensation Program

Elements of Compensation

Since 2019, our executive compensation program has been updated in line with stockholder feedback to comprise only the following four pay elements:

Percentage (all NEOs)	Pay Element	Purpose and Key Characteristics
Annual Base Salary

Competitive annual base salaries encourage the retention and attraction of talented leadership Reflects the scope of each executive officer’s duties and responsibilities, taking into account the competitive market compensation paid by other companies for similar positions

Annual Cash Bonus

Bonus awards incentivize our named executive officers to achieve annual financial and strategic goals

Entirely formulaic and performance-based for both our CEO and President, providing an opportunity to earn at target up to 200% and 175%, respectively, of annual base salary

For 2022, discretionary for our CFO and General Counsel based on the same performance criteria as were used for our formulaic annual cash bonus program, as well as specific company goals and objectives for 2022 that were presented at our annual investor conference in December 2021

Beginning in 2023, in connection with the extension of our CFO’s employment agreement, he will also participate in a cash bonus program that will provide an opportunity to earn at target up to 175% of annual base salary, 60% of which will be determined in a formulaic manner, with our General Counsel expected to also begin participating in a formulaic cash bonus program in connection with the extension of his next employment agreement

Our executives may receive all or a portion of annual bonuses in the form of equity, further increasing alignment with stockholders

Performance-Based Equity Awards

Performance-based equity awards provide short-term and long-term incentives to drive stockholder value

50% of the awards are currently based on performance against annual operating goals subject to a modifier measured on absolute TSR over a three-year performance period

We intend to eliminate short-term measurement periods from long-term performance-based equity awards, in future employment agreements with the Company’s CEO and President

50% of the awards are based on relative TSR over a three-year performance period

Time-Based Equity Awards

Time-based equity awards that are granted annually based on an assessment of each executive’s performance during the most recent fiscal year and other factors ensure the alignment of the interests of our executives with those of long-term stockholders

The realized value of equity awards is based on the market value of our common stock

This simplified, performance-focused structure is the result of a multi-year stockholder engagement effort. These elements of compensation are built into the employment agreements with our CEO, President and General Counsel, which were in effect during 2022, as well as the new employment agreement we entered into with our CFO in March 2023.

Variable and at-risk pay is the cornerstone of our pay-for-performance philosophy and allows the Committee to reward superior performance, while the substantial long-term equity incentive portions of our compensation programs serve to align the interests of our named executive officers with those of our stockholders.

EXECUTIVE COMPENSATION	47

Summary of 2022 Compensation

The Committee makes compensation decisions intended to recognize our executives for their contributions to our financial and operating performance, ensure retention and motivation of key leaders in a highly competitive environment and align the economic interests of our management team with our stockholders. In each case, the Committee allocates the various elements of compensation described above based on our pay-for-performance compensation philosophy and by reference to the terms of the employment agreements we have entered into with each of our named executive officers.

TOTAL DIRECT COMPENSATION FOR 2022

We present the “total direct compensation” for each of our named executive officers, which reflects the actual amounts awarded by the Committee for a given year. We believe this presentation provides investors with the most accurate understanding of the compensation decisions made by the Committee.

The methodology used to make compensation decisions and the amounts of compensation awarded for 2022 were generally consistent with the methodology and amounts used for 2021. Due to the timing of time-based equity award grants and bonus determinations, certain amounts reported in the Summary Compensation Table for 2022 do not match the compensation actually approved by the Committee.

	2022 Direct Compensation
Name	Base Salary	Cash Bonus(1)		Performance- Based Equity Awards(2)	Time-Based Equity Awards(2)	Total(3)
Marc Holliday	$1,250,000	$2,102,187	(4)	$7,500,000	$4,500,000	$15,427,247
Andrew Mathias	$950,000	$1,361,469	(4)	$6,000,000	$3,500,000	$11,867,039
Matthew J. DiLiberto	$575,000	$1,450,000		$555,556	$2,400,000	$4,992,756
Andrew S. Levine	$580,000	$950,000		$555,556	$2,300,000	$4,397,756
(1)	Determined formulaically for Messrs. Holliday and Mathias and on a discretionary basis for Messrs. DiLiberto and Levine.
(2)	Represents target values of equity awards. For Messrs. DiLiberto and Levine, includes the value of one-time, incentive-based LTIP units awarded in 2022 in connection with our One Madison Development project.
(3)	Includes the following compensation categorized as “Other Compensation” as reflected in the Summary Compensation Table: Mr. Holliday—$75,060; Mr. Mathias—$55,570; Mr. DiLiberto—$12,200; and Mr. Levine—$12,200, respectively.
(4)	Represents 2022 cash bonus amounts earned in a formulaic manner less a true-up adjustment based on actual 2021 performance. Each year, we determine annual cash bonuses for Messrs. Holliday and Mathias in December based on projected results, which may result in adjustments if actual results differ from our projections.

48	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

Using our CEO’s 2022 compensation, the table below illustrates the differences between total direct compensation and the Summary Compensation Table that appears later in this proxy statement.

As described on Mr. Holliday’s 2022 NEO Scorecard, below, the “projected realizable compensation” for Mr. Holliday in 2022 was $10,002,202, which is approximately 35% lower than the Total Direct Compensation amount and approximately 40% lower than the amount reported in the Summary Compensation Table. The Total Direct Compensation approved by the Committee for Mr. Holliday for 2022 was approximately 7.4% lower than the total compensation amount set forth in the Summary Compensation Table.

2022 CEO Direct Compensation vs. Summary Compensation Table
Element of Compensation	Total Direct Compensation	Summary Compensation Table
Base Salary	$1,250,000	$1,250,000
Annual Cash Bonus(1)	$2,102,187	$1,734,428
Annual Performance-Based Award(2)	$7,500,000	$9,339,258
Annual Time-Based Award(2)	$4,500,000	$4,262,109
Other Compensation	$75,060	$75,060
Total	$15,427,247	$16,660,855
(1)	The “Total Direct Compensation” column represents the cash bonus amount earned in a formulaic manner less a true-up adjustment based on actual 2021 performance. Because Mr. Holliday’s 2022 annual cash bonus was paid 50% in cash and 50% in equity, the “Summary Compensation Table” column reflects the actual value of the cash portion of the bonus and, for the remaining 50% granted in equity, the grant date value of LTIP units granted in December 2022. The “Summary Compensation Table” column excludes the value of LTIP units granted in January 2023 as a true-up based on actual 2022 performance.
(2)	The “Total Direct Compensation” column reflects the target notional value awarded consistent with Mr. Holliday’s employment agreement. The “Summary Compensation Table” column reflects the grant date value of the award.

ANNUAL BASE SALARY

We made no changes to the base salaries of our named executive officers for 2022 and, with the exception of our CFO, the amounts for 2022 reflected the minimum amounts set forth in each executive’s employment agreement.

Other than our CFO, we have not increased any of our NEO’s base salaries since 2019. In 2018, we reduced our CEO’s base salary by $100,000 to its current level.

ANNUAL CASH BONUS ELIGIBILITY

Formulaic Annual Cash Bonus – CEO and President. Our annual cash bonus program for our CEO and President is 100% formulaic and the percentages of base salary that can be earned under the program are set forth in each executive’s employment agreement. For 2022, each of our CEO and President were eligible to earn the following percentages of their respective base salary (with linear interpolation used to determine the percentage earned for performance that falls between threshold, target and/or maximum):

Executive	Threshold	Target	Maximum
Marc Holliday	50%	200%	300%
Andrew Mathias	50%	175%	250%

Based on our performance relative to the objective bonus criteria established in January 2022, Mr. Holliday earned approximately 84% of his 2022 target bonus and Mr. Mathias earned approximately 82% of his 2022 target bonus, representing in each case a reduction of approximately 37% compared to 2021.

EXECUTIVE COMPENSATION	49

The specific performance criteria for our formulaic annual cash bonus program are determined in January of each year by the Committee and are set forth below under “2022 Performance Summary.”

Discretionary Annual Cash Bonus – CFO and General Counsel. The employment agreements in effect in 2022 with our CFO and General Counsel do not provide for formulaic percentages of base salary that can be earned. For 2022, our CFO and General Counsel instead received discretionary bonuses based on the same performance criteria that were used for our CEO and President’s formulaic annual cash bonus program, as well as specific company goals and objectives for 2022 that were presented at our annual investor conference in December 2021 and presented earlier in this proxy statement.

These additional objectives, listed above, included financial goals, achievement of leasing and occupancy targets, investing activities such as strategic acquisitions and dispositions and share repurchases, execution of our debt and preferred equity platform, asset and corporate level leverage, joint venture and development milestones and furtherance of our other corporate goals and initiatives, many of which are key drivers of stockholder value. However, as 2022 unfolded and economic headwinds and inflation increased, many of our 2022 goals became unfeasible or undesirable, necessitating a strategic shift. We deemphasized our share repurchase program and debt capital markets activities to instead aggressively recycle capital through real estate transactions, as a result of which we significantly exceeded our acquisition and disposition targets for the year, which we believe will position us for future growth.

In addition to our financial and operational achievements, we also achieved many of the other business goals we set out to achieve for 2022, including achieving key milestones relating to our One Madison project, signing 2.14M square feet of Manhattan office leases, and completing approximately $2.4B of strategic acquisitions (nearly ten times our target).

Despite recognizing and appreciating the contributions of our CFO and General Counsel to the organizational successes that we did achieve during a challenging year, the Committee’s decision was also informed by our disappointing stockholder return. As a result, the Committee used its discretion to award bonuses to our CFO and General Counsel that were 21.6% and 19.1% lower, respectively, than the bonus each received for 2021.

Beginning in 2023, in connection with the extension of our CFO’s employment agreement, he will participate in a cash bonus program that will provide an opportunity to earn at target up to 175% of annual base salary, 60% of which will be determined in a formulaic manner.

ANNUAL EQUITY AWARDS

We grant our named executive officers performance-based LTIP units and time-based LTIP units annually in connection with their employment agreements and, in some cases, at the discretion of the Committee. For 2022, our annual long-term incentive equity award program consisted of grants of performance-based equity awards with multi-year performance criteria and time-based equity awards that vest based on continued service.

Target Amounts. The target amounts of performance-based equity awards and time-based equity awards for our named executive officers are set forth below:

	Target Equity Award Amounts
Executive	Performance-Based	Time-Based	Total
Marc Holliday	$7,500,000	$4,500,000	$12,000,000
Andrew Mathias	$6,000,000	$3,500,000	$9,500,000
Matthew J. DiLiberto	—	$1,400,000	$1,400,000
Andrew S. Levine	—	$1,300,000	$1,300,000

Earned performance-based LTIP units granted based on the target amounts set forth above will vest 100% for Messrs. Holliday and Mathias on December 31, 2024. The time-based LTIP units granted to Messrs. Holliday, Mathias and DiLiberto pursuant to each executive’s employment agreement are subject to vesting over three years and the time-based LTIP units granted to Mr. Levine pursuant to his employment agreement are subject to vesting over two years, with each award vesting ratably on January 1st of each year following the grant date.

For 2022, we granted equity awards in line with the target amounts set forth above. We grant performance-based awards prospectively for each compensation year when we establish performance goals to incentivize our executives to deliver accretive value to stockholders. We grant time-based awards retrospectively based on each executive’s contributions to our achievements during the prior year.

50	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

Discretionary Awards – CFO and General Counsel. Our employment agreements with Messrs. DiLiberto and Levine in effect for 2022 did not provide for target annual performance-based equity grants, but both participate, at the Committee’s discretion, in our annual long-term performance-based equity program. Earned performance-based LTIP units granted for 2022 will vest 50% on each of December 31, 2024 and December 31, 2025, for Messrs. DiLiberto and Levine.

In addition to the annual performance-based equity grants, in January 2022 we made one-time, long-term incentive grants to Messrs. DiLiberto and Levine in line with similar awards made to all of our executives (other than Messrs. Holliday and Mathias) and many of our non-executive employees. These equity grants are intended to align our entire organization behind the advancement and successful completion of the One Madison development project that we believe will drive the creation of stockholder value, with one-third of the award vested on December 31, 2022, and one-third of which will vest on each of December 31, 2023, and December 31, 2024, subject to continued employment. The final vesting dates of the awards align with the expected completion date of One Madison, an iconic and transformative project.

For detailed 2022 pay outcomes for each of our named executive officers, see the NEO scorecards below.

How We Establish Performance Goals – Formulaic Cash Bonus and Equity Awards

Emphasis on At-Risk Pay Elements	In line with stockholder feedback, we have continued our commitment to rigorous performance-based incentives. For 2022:

✓91.9% of CEO compensation was performance-based and at-risk
✓90.1% of other NEO compensation was performance-based and at-risk

This design allows the Committee to reward superior performance, while the substantial long-term equity incentive portions of our compensation programs serve to align the interests of our named executive officers with those of our stockholders.
Performance Metrics Reflect Complexities of Our Business	The Committee has carefully selected performance criteria across not just a range of financial and corporate goals but also a range of performance periods. In aggregate, these criteria aim to account for the complexities of operating our business over both the short-term and the long-term.
No One-Size-Fits-All Solution	While establishing performance goals, the Committee has designed incentives that incentivize our executive officers to strive for excellence no matter the time horizon.

This is accomplished by rationally linking the sum of the component parts of our compensation structure not just to the way our executive officers think about our business but also to the way that our stockholders think about value.

	Annual Cash Bonus	Annual Equity Awards (Operational Component)(1)	Annual Equity Awards (Relative Component)
Period	One year	One year with three-year modifier	Three years
Objectives	●Normalized FFO per share ●Annual same-store cash NOI growth ●Dividend growth ●G&A expense	●Funds available for distribution ●Debt/EBITDA ratio ●Manhattan office same store leased occupancy ●Manhattan office leasing volume ●Liquidity ●Absolute TSR (three-year modifier)	●TSR Relative to the constituents of an office REIT index ●TSR Relative to a group of NYC peers
(1)	We intend to eliminate short-term measurement periods from long-term performance-based equity awards, in future employment agreements with the Company’s CEO and President.
Shorter Performance Period (performance metrics within management’s scope and visibility)	Longer Performance Period (performance metrics that align with the creation of stockholder value)

EXECUTIVE COMPENSATION	51

In the aggregate, our compensation program is heavily weighted towards at-risk and performance-based compensation with rigorous performance targets, most of which is in the form of equity and subject to vesting over a three-year period. We utilize a blend of performance periods in our compensation program that maintains this overall long-term focus while also accounting for the challenges we face in forecasting for periods greater than 12 months. The aggressive recycling and deployment of capital through opportunistic acquisitions and dispositions, together with our focus on transformational development projects like One Vanderbilt and One Madison, make it difficult to project and incentivize long-term financial and operating results.

RIGOROUS METHODOLOGY FOR SETTING PERFORMANCE GOALS

Each year, the Committee, in consultation with management and other advisors, takes the same four step approach to establishing our performance goals and administering our performance-based equity programs. The methodical process through which we establish performance goals is strong evidence of our focus on building a culture of alignment and accountability for our management team. This alignment is achieved year after year in the context of a rigorous process that connects internal budgeting, external guidance and compensation opportunities.

The Committee does not look to comparisons of forward-looking performance goals versus prior year goals or results as part of this process.

ASSESS	PROJECT	ESTABLISH	MEASURE
At the beginning of each year, we assess the current economic and competitive landscape we face to identify trends, challenges and opportunities that we anticipate will impact our performance during the coming year.	Management establishes formal guidance and internal projections based on current conditions and without consideration of prior year forecasts, which may result in narrower or wider ranges depending on anticipated volatility.	The Committee establishes rigorous performance goals based on management’s guidance and internal projections that are integrally related to our projections (i.e., to achieve maximum performance, we generally must exceed the projected range).	Following the end of the year, we measure performance and payout formulaic cash bonuses (as applicable) and performance-based equity awards based on performance relative to the goals. We do not change our objective goals mid-year, even in extreme circumstances such as the COVID-19 pandemic.

Goals are established each year on a forward-looking basis as a snapshot of current economic and competitive conditions. Depending on anticipated economic volatility, our guidance may be narrower or wider at the time that goals are set, which, in turn, may result in corresponding adjustments to that year’s threshold, target and maximum performance hurdles that must be achieved. However, performance under our formulaic cash bonus program and annual performance-based equity awards generally must at least equal or exceed the top of our guidance range or internal projections to achieve maximum performance levels.

52	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

2022 Performance Summary

The performance goals established by the Committee at the beginning of each year by the Committee motivate financial and operational outperformance in line with Company guidance and internal projections. The criteria used for annual cash bonuses and performance-based equity remained substantially the same across 2020, 2021 and 2022 because they were, and continue to be, key drivers to stockholder value creation.

Threshold, target and maximum levels were set on the basis of a rigorous and consistent pay-for-performance compensation philosophy.

For all of our formulaic annual cash bonus awards and performance-based equity awards, linear interpolation is used to determine the percentage earned for performance that falls between threshold, target and/or maximum. The tables below set forth our 2022 performance relative to 2022 performance criteria.

2022 Formulaic Annual Cash Bonus Goals

Performance Criteria / Reason Selected	Weighting	Guidance/ Goal	Threshold	Target	Maximum
Normalized FFO per Share ●Widely-used non-GAAP measure of earnings performance for REITs, used both by investors and our management, and a key financial measure for which we provide guidance	30%	$6.85
Annual Same Store Cash NOI Growth(2) ●A key metric used in commercial real estate to evaluate the operating performance of properties. Same-store cash NOI compares the operating performance of the properties owned by us in a similar manner in both reporting periods (year over year)	30%	4.0% - 5.0%
Dividend Growth ●Represents a key measure of the income we return to stockholders each year	30%	N/A
G&A Expense (in millions) ●Represents corporate overhead and is a key efficiency metric impacting the overall profitability and value of the Company	10%	$95.90
(1)	Payouts and determinations under the annual cash bonus program were initially made in December 2022 based on a combination of actual results through that point in time and estimates of full year results. Because actual full year performance for 2021 and 2022 differed from estimated performance, the Committee adjusted 2022 cash bonus payments in January 2023, with Mr. Holliday receiving 50% of the net adjustment in cash and 50% in LTIP units and Mr. Mathias receiving 100% of the net adjustment in the form of LTIP units.
(2)	Excluding lease termination income.

Based on our performance relative to these formulaic goals, our CEO and President earned the following amounts of annual cash bonus:

Executive	Target 2022 Cash Bonus ($)	Actual 2022 Cash Bonus (% of Target)	Actual 2022 Cash Bonus ($)
Marc Holliday	$2,500,000	84.09%	$2,102,187(1)
Andrew Mathias	$1,662,500	81.89%	$1,361,469(1)
(1)	Includes a downward adjustment based on 2021 actual performance of $10,313 for Mr. Holliday and $8,906 for Mr. Mathias. On a formulaic basis for 2022, before giving effect to the downward adjustments on account of 2021 performance, Mr. Holliday earned a cash bonus of $2,112,500 and Mr. Mathias earned a cash bonus of $1,370,375.

EXECUTIVE COMPENSATION	53

2022 Operational Component Performance Goals
(50% of Annual Equity Award)

The operational component of our annual performance-based equity awards measures our performance against five objective criteria over a one-year performance period, which remain subject to an absolute TSR modifier (either up or down 12.5%) based on our absolute TSR performance over a three-year performance period.

The objective criteria used for 2022 were the same as for 2021, except that we added Liquidity as an additional measure for 2022, increasing the number of criteria from four to five, to better match the scope of the operational components to the scope of our business goals for the year.

As of December 31, 2022, our one-year absolute TSR performance would have resulted in the maximum downward modifier of the initially earned operational awards.

Performance Criteria / Reason Selected	Weighting	Guidance/ Goal	Threshold (50%)	Target (100%)	Maximum (200%)
Funds Available for Distribution ●A key measurement representing our ability to fund our dividends that is driven by the effective management of our portfolio and our business	20%	$308M
Debt/EBITDA Ratio ●A widely used non-GAAP measure that reflects our ability to incur and service debt and is often referred to as an indicator of the health of our balance sheet and cash flows	20%	N/A
Manhattan Office Same Store Leased Occupancy ●Indicative of how effectively we manage properties owned by us in a similar manner in both reporting periods (year over year)	20%	94.3%
Manhattan Office Leasing Volume ●Represents our ability to execute our leasing platform in the highly competitive New York City real estate market	20%	2.0M SF
Liquidity ●A measurement of our ability to meet our financial obligations and effectively operate our business	20%	N/A
Absolute TSR per Year ●Absolute TSR is a pure measurement of value delivered to stockholders who were invested in our stock for the three-year performance period	+/- 12.5%	N/A

As noted above, we intend to eliminate short-term measurement periods from long-term performance-based equity awards, in future employment agreements with the Company’s CEO and President.

54	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

2022 Relative Component Performance Goals
(50% of Annual Equity Award)

The relative component of our annual performance-based equity awards measures our performance against two peer sets over a three-year performance period.

The relative component is weighted equally between our performance relative to Office REIT Peers and NYC REIT Peers. As of December 31, 2022, based on our one-year TSR relative to the Office REIT Peers and the NYC REIT Peers, our performance would have placed us below threshold performance for both portions of the relative component.

Performance Criteria / Reason Selected	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)
Relative TSR vs. Office REIT Peers(1) ●Provides a comparison of the returns of a hypothetical investor seeking exposure to office REITs as an asset class and reflects how we performed versus other companies in our sector	50%
Relative TSR vs. NYC REIT Peers(2) ●Provides a comparison of our performance against companies with office and/or retail commercial real estate portfolios concentrated in the New York City market, which we believe are most directly comparable to the Company due to the market dynamics of New York City that uniquely impact owners and operators of commercial real estate	50%
(1)	The Office REIT Peer Group is comprised of the constituents of the Dow Jones US Real Estate Office Index.
(2)	The NYC Peer Group is comprised of the following companies: Acadia Realty Trust, Columbia Property Trust, Inc., Empire State Realty Trust, Inc., Veris Residential, Inc. (formerly Mack-Cali Realty Corporation), Paramount Group, Inc. and Vornado Realty Trust.

FINAL RESULTS – 2020-2022 PERFORMANCE-BASED AWARDS

The performance period for the 2020 annual performance-based equity awards concluded on December 31, 2022. Under the program, 115.44% of the target operational component was initially earned, which amount was reduced by 12.5% following application of the absolute TSR modifier at the end of the performance period. We also earned 75.49% of target for the one-third of the relative component that could be earned based on our performance relative to the NYC REIT Peers and 0.00% of the two-thirds of the relative component that could be earned based on our performance relative to the Office REIT Peers.

Although we outperformed on the operational aspects of the award that were most under the control of our management team, because our TSR performance was disappointing the aggregate payout for the award was reduced to approximately 63%, below target levels.

The table below summarizes the final value of these awards as of the conclusion of the performance period:

Executive	Target Value of Grant	Number of Units Earned at Target	Earned Units as of December 31, 2022	Realized Value as of December 31, 2022(1)	Realized Value as a Percentage of Target Value as of December 31, 2022
Marc Holliday	$7,500,000	82,157	51,831	$1,747,741	23.3%
Andrew Mathias	$6,000,000	65,726	41,465	$1,398,200	23.3%
Matthew J. DiLiberto	$555,556	6,086	3,839	$129,451	23.3%
Andrew S. Levine	$555,556	6,086	3,839	$129,451	23.3%
(1)	Based on a per share price of $33.72, which was the closing stock price on the NYSE of one share of our common stock on December 30, 2022.

EXECUTIVE COMPENSATION	55

The final payout for our 2020 annual performance-based equity award highlights the rigor of the program, our pay-for-performance philosophy and the alignment between our executives and our stockholders. Despite exceeding target performance for the operational component, the realized value of the award was only 23.3% of the initial target value of the award.

2022 NEO Scorecards

The following scorecards summarize each element of compensation received by our NEOs for 2022 as of December 31, 2022. For purposes of framing the compensation decisions and pay outcomes, we present the “total direct compensation,” or TDC, amounts awarded for 2022 and contrast such amounts to “projected realizable compensation,” or PRC, for 2022. We believe this presentation provides investors with a clearer understanding of the compensation decisions made by the Committee and the strength of the alignment between pay for performance under our compensation program.

For purposes of the PRC calculations, we treated all compensation granted for 2022 in the form of LTIP units as having been issued and outstanding as of December 31, 2022, even amounts issued in January 2023 related to 2022 compensation. Performance-based awards are presented at the target notional value for purposes of TDC and, for purposes of PRC, assuming that our performance through the end of the performance period is the same as our performance as of December 31, 2022.

The Projected Realizable Compensation for all of our NEOs in 2022 is significantly lower than both the Total Direct Compensation approved by the Committee for 2022 and the amounts reported in the Summary Compensation Table.

56	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

MARC HOLLIDAY
Chief Executive Officer and Chairman of the Board
Mr. Holliday’s 2022 compensation reflects the strong alignment between management and our stockholders. Despite delivering a successful operational year in many respects, especially in light of the extremely challenging economic environment, projected realizable pay was significantly lower for our whole management team. This disparity was driven by the significant portion of our compensation program that is equity-based, and particularly impacted Mr. Holliday’s projected realizable pay. However, the unvested equity awards will continue to motivate future outperformance despite the disappointing performance to date.
The Projected Realizable Compensation for Mr. Holliday in 2022 is approximately 35% lower than the Total Direct Compensation approved by the Committee for 2022 and approximately 40% lower than the amount reported in the Summary Compensation Table.

2022 Performance and Compensation –
Projected Realizable Compensation vs. Total Direct Compensation

PRC	TDC	Element of Compensation
13% $1,250,000	8% $1,250,000	Annual Base Salary Mr. Holliday’s base salary was equal to the minimum set forth in his employment agreement. There has been no change to his base salary since it was retroactively reduced in 2018.
21% $2,035,044	14% $2,102,187
100% Formulaic Annual Cash Incentive Bonus
Determined formulaically based on performance relative to preset objective bonus criteria established by the Committee in January 2022. These amounts reflect the earning of 84% of target and include true-up adjustments made in January 2023 on account of actual 2021 and 2022 performance.
Mr. Holliday elected to receive 50% of the bonus in the form of equity. The corresponding 29,180 LTIP units granted in December 2022 and January 2023 were fully vested upon grant, but remain subject to a three-year no-sell restriction. The difference between the PRC and TDC relates to the valuation of these LTIP units as of December 31, 2022, compared to the date on which the bonus was determined.

21% $2,118,358	49% $7,500,000
Performance-Based Equity Awards
The PRC amount reflects the value of the award based on projected performance as of December 31, 2022 and our stock price on such date. The TDC amount reflects the target notional value of $7,500,000, consistent with the minimum set forth in Mr. Holliday’s employment agreement. The difference between the PRC and TDC amounts is the value of these LTIP units as of December 31, 2022 compared to the grant amount.
The award relates to the following number of LTIP units:

2022 Performance-Based Award – Number of LTIP Units Granted
		Threshold	Target	Maximum	Projected Earned as of 12/31/2022
		47,640	101,632	228,675	62,822

The actual number of LTIP units earned will be determined based on Company performance measured after the end of the full performance period ending December 31, 2024, based on our absolute and relative TSR, with earned LTIP units vesting in full as of December 31, 2024.

45% $4,523,740	29% $4,500,000
Time-Based Equity Awards
The Committee granted time-based awards in January 2023 based on the company’s 2022 performance. The awards had a target value of $4,500,000, equal to the minimum in Mr. Holliday’s employment agreement.
The corresponding 134,156 LTIP units will vest in three equal installments on January 1, 2024, January 1, 2025 and January 1, 2026. The difference between the PRC and TDC amounts relates to the valuation of these LTIP units as of December 31, 2022, compared to the ten-day trailing average used to price the awards pursuant to Mr. Holliday’s employment agreement.

100% $10,002,202	100% $15,427,247	Both totals include $75,060 of “Other Compensation,” as reflected in the Summary Compensation Table.

EXECUTIVE COMPENSATION	57

ANDREW MATHIAS
President
Mr. Mathias’s 2022 compensation reflects the challenging year the company experienced and the impact that the struggling New York City office sector had on our financial and stock price performance. Although Mr. Mathias continued to provide exceptional leadership to advance our organizational goals and operational achievements, his realizable compensation declined given the significant equity pay elements.
The Projected Realizable Compensation for Mr. Mathias in 2022 is approximately 37% lower than the Total Direct Compensation approved by the Committee for 2022 and approximately 41% lower than the amount reported in the Summary Compensation Table.

2022 Performance and Compensation –
Projected Realizable Compensation vs. Total Direct Compensation

PRC	TDC	Element of Compensation
13% $950,000	8% $950,000	Annual Base Salary Mr. Mathias’s base salary was equal to the minimum set forth in his employment agreement. There has been no change to his base salary since 2019.
17% $1,274,481	11% $1,361,469
100% Formulaic Annual Cash Incentive Bonus
Determined formulaically based on performance relative to preset objective bonus criteria established by the Committee in January 2021. These amounts reflect the earning of 82% of target and include true-up adjustments made in January 2023 on account of actual 2021 and 2022 performance.
Mr. Mathias elected to receive 100% of the bonus in the form of equity. The corresponding 37,796 LTIP units in December 2022 and January 2023 were fully vested upon grant, but remain subject to a three-year no-sell restriction. The difference between the PRC and TDC amounts relates to the valuation of these LTIP units as of December 31, 2022, compared to the date on which the bonus was determined.

23% $1,694,700	51% $6,000,000
Performance-Based Equity Awards
The PRC amount reflects the value of the award based on projected performance as of December 31, 2022 and our stock price on such date. The TDC amount reflects the target notional value of $6,000,000, consistent with the minimum set forth in Mr. Mathias’s employment agreement. The difference between the PRC and TDC amounts is the value of these LTIP units as of December 31, 2022 compared to the grant amount.
The award relates to the following number of LTIP units:

2022 Performance-Based Award – Number of LTIP Units Granted
		Threshold	Target	Maximum	Projected Earned as of 12/31/2022
		38,114	81,307	182,976	50,258

The actual number of LTIP units earned will be determined based on Company performance measured after the end of the full performance period ending December 31, 2024, based on our absolute and relative TSR, with earned LTIP units vesting in full as of December 31, 2024.

47% $3,518,480	30% $3,500,000
Time-Based Equity Awards
The Committee granted time-based awards in January 2023 based on the company’s 2022 performance. The awards had a target value of $3,500,000, equal to the minimum in Mr. Mathias’s employment agreement.
The corresponding 104,344 LTIP units will vest in three equal installments on January 1, 2024, 2025 and 2026. The difference between the PRC and TDC amounts relates to the valuation of these LTIP units as of December 31, 2022, compared to the ten-day trailing average used to price the awards pursuant to Mr. Mathias’s employment agreement.

100% $7,493,231	100% $11,867,039	Both totals include $55,570 of “Other Compensation,” as reflected in the Summary Compensation Table.

58	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

MATTHEW J.
DILIBERTO
Chief Financial Officer
Mr. DiLiberto’s 2022 compensation recognizes the Company’s significant accomplishments during a challenging year. In particular, Mr. DiLiberto was instrumental in managing our liquidity and balance sheet, enabling our development pipeline and strategic acquisitions and dispositions despite significant turbulence in the debt capital markets and rapidly rising interest rates. Nevertheless, Mr. DiLiberto’s projected realizable compensation fell short of the total direct compensation amount approved by the Committee.
The Projected Realizable Compensation for Mr. DiLiberto in 2022 is approximately 19% lower than the Total Direct Compensation approved by the Committee for 2022. The PRC and TDC amounts are higher than the Summary Compensation Table amount, because the Summary Compensation Table amount does not include the $1.4M grant of time-based LTIP units made to Mr. DiLiberto for 2022 upon entering into his new employment agreement in March 2023.

2022 Performance and Compensation –
Projected Realizable Compensation vs. Total Direct Compensation

PRC	TDC	Element of Compensation
14% $575,000	12% $575,000	Annual Base Salary There has been no change to his base salary since 2021.
35% $1,408,842	29% $1,450,000
Annual Cash Incentive Bonus
Bonus, while not formulaic, was determined on the basis of to the objective criteria used for our formulaic cash bonus program and the achievements of the Company during 2022 and an assessment of Mr. DiLiberto’s performance in areas under his responsibilities. In response to stockholder feedback, 60% of Mr. DiLiberto’s 2023 bonus will be determined formulaically.
Mr. DiLiberto received 50% of the bonus in the form of equity. The corresponding 20,280 LTIP units granted in January 2023 were fully vested upon grant, but remain subject to a three-year no-sell restriction. The difference between the PRC and TDC amounts relates to the valuation of these LTIP units as of December 31, 2022, compared to the date on which the bonus was determined.

4% $156,899	11% $555,556
Performance-Based Equity Awards
The PRC amount reflects the value of the award based on projected performance as of December 31, 2022 and our stock price on such date. The TDC amount reflects the target notional value of $555,556. The difference between the PRC and TDC amounts is the value of these LTIP units as of December 31, 2022 compared to the grant amount.
The award relates to the following LTIP units:

2022 Performance-Based Award – Number of LTIP Units Granted
		Threshold	Target	Maximum	Projected Earned as of 12/31/2022
		3,529	7,528	16,939	4,653

The actual number of LTIP units earned will be determined based on Company performance measured after the end of the full performance period ending December 31, 2024, based on our absolute and relative TSR, with earned LTIP units vesting 50% as of December 31, 2024 and 50% as of December 31, 2025.

47% $1,893,783	48% $2,400,000
Time-Based Equity Awards
The Committee granted time-based awards in March 2023 upon the extension of Mr. DiLiberto’s employment agreement. The awards had a target value of $1,400,000, equal to the minimum in Mr. DiLiberto’s employment agreement. The corresponding 42,422 LTIP units will vest in three equal installments on January 1, 2024, 2025 and 2026.
In line with the rest of the executive team (other than our CEO and our President), the Committee also awarded a one-time grant of 13,740 LTIP units in connection with our One Madison development project. These LTIP units vested or will vest on each of December 31, 2022, 2023 and 2024. The difference between the PRC and TDC amounts is the value of these LTIP units as of December 31, 2022 compared to the grant amounts.

100% $4,046,724	100% $4,992,756	Both totals include $12,200 of “Other Compensation,” as reflected in the Summary Compensation Table.

EXECUTIVE COMPENSATION	59

ANDREW S.
LEVINE
Chief Legal Officer and General Counsel
Mr. Levine’s 2022 compensation reflects the role he played in a wide range of the Company’s business and corporate initiatives, all of which contributed to our achievements during the year. While Mr. Levine continued to provide critical oversight of our legal department and key insight into our strategic decisions throughout the year, his realizable compensation was lower than the total direct compensation amount approved by the Committee demonstrating the linkage of his pay to stockholder value.
The Projected Realizable Compensation for Mr. Levine in 2022 is approximately 22% lower than the Total Direct Compensation approved by the Committee for 2022 and approximately 25% lower than the amount reported in the Summary Compensation Table.

2022 Performance and Compensation –
Projected Realizable Compensation vs. Total Direct Compensation

PRC	TDC	Element of Compensation
17% $580,000	13% $580,000	Annual Base Salary Mr. Levine’s base salary was equal to the minimum set forth in his employment agreement. There has been no change to base salary since 2019.
26% $896,075	22% $950,000
Annual Cash Incentive Bonus
Bonus, while not formulaic, was determined on the basis of the objective criteria used for our formulaic cash bonus program and the achievements of the Company during 2022 and an assessment of Mr. Levine’s performance in areas under his responsibilities.
Mr. Levine received 100% of the bonus in the form of equity. The corresponding 26,574 LTIP units granted in January 2023 were fully vested upon grant, but remain subject to a three-year no-sell restriction. The difference between the PRC and TDC amounts relates to the valuation of these LTIP units as of December 31, 2022, compared to the date on which the bonus was determined.

5% $156,899	13% $555,556
Performance-Based Equity Awards
The PRC amount reflects the value of the award based on projected performance as of December 31, 2022 and our stock price on such date. The TDC amount reflects the target notional value of $555,556. The difference between the PRC and TDC amounts is the value of these LTIP units as of December 31, 2022 compared to the grant amount.
The award relates to the following LTIP units:

2022 Performance-Based Award – Number of LTIP Units Granted
		Threshold	Target	Maximum	Projected Earned as of 12/31/2022
		3,529	7,528	16,939	4,653

The actual number of LTIP units earned will be determined based on Company performance measured after the end of the full performance period ending December 31, 2024, based on our absolute and relative TSR, with earned LTIP units vesting 50% as of December 31, 2024 and 50% as of December 31, 2025.

52% $1,770,165	52% $2,300,000
Time-Based Equity Awards
The Committee granted time-based awards in January 2023 based on the company’s 2022 performance. The awards had a target value of $1,300,000, equal to the target amount set forth in Mr. Levine’s employment agreement. The corresponding 38,756 LTIP units vest in three equal installments on January 1, 2024, 2025 and 2026.
In line with the rest of the executive team (other than our CEO and our President), the Committee also awarded a one-time grant of 13,740 LTIP units in connection with our One Madison development project. One-third of these LTIP units vested or will vest on each of December 31, 2022, 2023 and 2024. The difference between the PRC and TDC amounts is the value of these LTIP units as of December 31, 2022 compared to the grant amounts.

100% $3,415,340	100% $4,397,756	Both totals include $12,200 of “Other Compensation,” as reflected in the Summary Compensation Table.

60	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

Continuing Alignment of Pay and Performance

Through the first quarter of 2023, the PRC of each of our named executive officers continued to significantly decline underscoring the rigor of our compensation program and the alignment between pay and performance. The following table further contrasts the PRC of each of our named executive officers as of March 31, 2023, calculated in the same manner as above, against the total TDC and PRC amounts set forth on each of the NEO Scorecards.

Executive	2022 TDC	PRC as of 12/31/2022	PRC as of 3/31/2023
Marc Holliday	$15,427,247	$10,002,202	$7,695,390
Andrew Mathias	$11,867,039	$7,493,231	$5,530,771
Matthew J. DiLiberto	$4,992,756	$4,046,724	$3,219,554
Andrew S. Levine	$4,397,756	$3,415,340	$2,561,365

The projected realizable compensation for all of our NEOs continued to decrease from 2022 TDC and PRC at year end 2022. For Messrs. Holliday and Mathias, PRC for 2022 as of March 31, 2023 represented less than 50% of the 2022 TDC amount.

Other Compensation Policies and Information

How We Determine Executive Compensation

The Committee determines compensation for our named executive officers and is comprised of three of our independent directors, Lauren B. Dillard (Chair), Edwin T. Burton, III and John S. Levy.

The Committee receives input from a number of sources each year to inform its final compensation determinations for our named executive officers. These final determinations are made solely by the Committee.

Results
The Committee synthesizes and analyzes the data and information provided by its independent compensation advisor, our CEO and FTI Consulting, as well as input from members of the Board of Directors and stockholders, and then makes final compensation decisions for our named executive officers in its sole discretion

Stockholder Engagement
●The Committee Chair engages with a significant number of stockholders holding a substantial percentage of outstanding shares and considers all feedback it receives on current and prior compensation practices

Full Board	●The Committee regularly reports to the full Board to ensure management accountability with business objectives and alignment with stockholders
Committee and Chief Executive Officer
●The Committee reviews named executive officer’s annual performance targets and criteria, the company’s absolute and relative TSR, the individual NEO’s execution of the Company’s long-term strategy, peer benchmarking and other market data provided by independent compensation consultants in formulating compensation recommendations
●At the request of the Committee, our CEO also receives and reviews this market data and provides recommendations for the Committee’s consideration regarding the compensation of other named executive officers

Consultants
Gressle & McGinley LLC
—Retained as the Committee’s independent outside compensation adviser and regularly participates in compensation committee meetings
—Provides updates and relevant data throughout the year on market conditions in light of our goals and objectives, including current market and peer group pay practices and then-existing policies of certain of our institutional investors, ISS, Glass Lewis and other governance groups
—Offers the Committee independent analysis and recommendations concerning executive compensation
—Does not provide any additional services to the Company
FTI Consulting
—Retained by management as a general business advisor, including for compensation matters, and in connection with the preparation of the Pay Versus Performance disclosure in this proxy statement (FTI Consulting had relationships with certain officers of the Company during 2022)

EXECUTIVE COMPENSATION	61

Compensation Practices

We believe that our executive compensation programs provide appropriate performance-based incentives to attract and retain leadership talent in the highly competitive New York City real estate market, to align management and stockholder interests and to continue to drive our long-term track record of superior return to stockholders. The following are key features of our executive compensation programs, reflecting changes we have adopted following our extensive stockholder outreach:

WHAT WE DO	WHAT WE DON’T DO
Pay for performance and create alignment with stockholders
Include robust hurdles in our incentive plans
Pay a vast majority of total compensation for our CEO and other named executive officers in equity
Follow robust equity ownership guidelines for our directors and named executive officers
Impose a clawback policy with respect to incentive payments
Require a double trigger for cash severance and accelerated vesting in connection with a change in control

No dividends or distributions paid on unearned equity awards subject to performance-based vesting
No signing bonuses for NEOs upon entering into employment agreements
No excise tax gross-up provisions
No repricing of stock options
No single trigger cash severance or accelerated vesting in connection with a change in control
Don’t allow directors or officers to hedge our securities

Peer Group Benchmarking

In 2022, as in prior years, the Committee reviewed various peer compensation information in connection with its compensation decisions, primarily focused on the chief executive officer’s compensation. This peer information was not used to target a particular percentile for our Chief Executive Officer’s total compensation for 2022, but rather to confirm that our Chief Executive Officer’s total compensation for 2022 was within an appropriate range of the total compensation, considering relative size and performance.

The Committee reviewed total compensation information for the chief executive officers of a peer group, with an emphasis on the REIT industry. The peer group included a number of New York City-based peer companies. That decision is based on the unique characteristics of the New York City real estate marketplace, which is where we conduct substantially all of our business, and which is one of the most competitive in the world, from both a business and compensation perspective. However, among the top 15 New York City real estate companies – in terms of Manhattan office-space ownership – only a handful of those companies, including SL Green, are public.

With respect to size, we ranked at or above the median of our selected peers with respect to total enterprise value and total revenue as of December 31, 2022. The following companies were included in the peer group that the Committee reviewed:

Peer Group

ENTERPRISE VALUE (in billions)			REVENUE (in billions)
	Alexandria Real Estate Equities, Inc.	$37,943		Boston Properties, Inc.	$3,109
	Boston Properties, Inc.	$27,293		Alexandria Real Estate Equities, Inc.	$2,589
	Vornado Realty Trust	$14,159		Vornado Realty Trust	$1,800
	SL Green Realty Corp.	$9,081		Kilroy Realty Corporation	$1,097
	Kilroy Realty Corporation	$8,694		Hudson Pacific Properties, Inc.	$1,026
	Douglas Emmett, Inc.	$8,160		Douglas Emmett, Inc.	$994
	Kennedy-Wilson Holdings, Inc.	$7,922		SL Green Realty Corp.	$827
	Hudson Pacific Properties, Inc.	$7,083		Paramount Group, Inc.	$740
	Paramount Group, Inc.	$5,256		Empire State Realty Trust, Inc.	$727
	Ladder Capital Corp	$5,182		Kennedy-Wilson Holdings, Inc.	$540
	Empire State Realty Trust, Inc.	$3,800		Ladder Capital Corp	$345

Source: S&P Capital IQ. Data as of December 31, 2022.

62	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

In the market for talent and compensation, the Committee views SLG as most comparable to real estate companies and companies in complex financial services-related industries such as top performing hedge funds, international investors, large private firms and others that may have equal or greater financial resources, including access to cost-efficient capital. Many of these most direct competitors are private companies, however, and are not required to publicly disclose their compensation arrangements, though the Committee believes that the top real estate principals of these non-REIT companies typically receive substantially higher compensation than their counterparts at public REITs. Nonetheless, to ensure the rigor of our compensation program benchmarking, we have limited our peer group to companies for which there is sufficient publicly available information to thoroughly and completely evaluate the comparability of any given peer company.

Given limited publicly available information on the private companies with which we most directly compete for real estate talent, we have elected to include only public REITs in our compensation peer group.

Analysis of Risk Associated with Our Executive Compensation Plans

In setting compensation, we consider the risks to our stockholders and to achievement of our goals that may be inherent in the executive compensation program. We concluded that it is not reasonably likely that our compensation policies and practices will have a material adverse effect on us.

In reaching our conclusion, we considered the following aspects of our executive compensation plans and policies among others:

●	We evaluate performance based upon the achievement of a variety of business objectives and goals.
●	We use a balanced equity compensation mix comprised of performance-based and time-based full value equity awards. This approach lessens the likelihood that executives will take unreasonable risks to keep their equity awards “in-the-money,” as may be the case with equity compensation programs that rely solely on leveraged market-based equity compensation vehicles such as stock options.
●	We provide a significant portion of incentive compensation in the form of long-term incentive awards. The amounts that ultimately may be earned are tied to how we perform over a multi-year period, which focuses management on sustaining our long-term performance.
●	We structure payouts under our performance-based awards based on achieving a minimum level of performance, so that some compensation is awarded at levels below full target achievement rather than an “all-or-nothing” approach.
●	We provide a significant portion of each executive’s annual compensation in the form of equity-based compensation. In addition, executives are required to maintain sizable holdings of equity in the Company under the terms of our equity ownership guidelines. This practice aligns an appropriate portion of our executives’ personal wealth to our long-term performance.
●	We adopted a policy for recoupment of incentive payments made to our executives, including our named executive officers, if payment was based on having met or exceeded performance expectations during a period of fraudulent activity for which the executive is responsible.

Accordingly, although a significant portion of our executives’ compensation is performance-based and “at-risk,” we believe our executive compensation programs are appropriately structured and do not pose a material risk to the Company.

Executive and Director Equity Ownership Guidelines

In furtherance of the Committee’s ongoing efforts to foster an ownership culture among our senior leadership team, we adopted equity ownership guidelines for our named executive officers and non-employee directors, as set forth below:

Named Executive Officers and Non-Employee Directors	Multiple of Base Salary or Annual Cash Retainer
Chief Executive Officer	8x
Other Named Executive Officers	6x
Non-Employee Directors	5x

All of our named executive officers hold a significant amount of equity in our Company and are highly incentivized to create sustainable, long-term stockholder value.

EXECUTIVE COMPENSATION	63

Named Executive Officers	Actual Equity Ownership - Multiple of Base Salary(1)
Marc Holliday	31x
Andrew Mathias	40x
Matthew J. DiLiberto	9x
Andrew S. Levine	13x
(1)	As of March 7, 2023.

Outstanding Annual Equity Award Performance Summary (2020-2022)

Operational Awards	Actual Percentage Earned as of 12/31/2022	Actual / Projected Absolute TSR Modifier as of 12/31/2022
2022 Operational Component	141.29% (Actual)	-12.5% (Projected)
2021 Operational Component	200.00% (Actual)	-12.5% (Projected)
2020 Operational Component	115.44% (Actual)	-12.5% (Actual)

Relative Awards	Actual / Projected Percentile Rank as of 12/31/2022	Actual / Projected Percentage Earned as of 12/31/2022
2022 Relative TSR vs. Office REIT Peers	24th Percentile (Projected)	0.00% (Projected)
2022 Relative TSR vs. NYC REIT Peers	0th Percentile (Projected)	0.00% (Projected)
2021 Relative TSR vs. Office REIT Peers	25th Percentile (Projected)	0.00% (Projected)
2021 Relative TSR vs. NYC REIT Peers	0th Percentile (Projected)	0.00% (Projected)
2020 Relative TSR vs. Office REIT Peers	31st Percentile (Actual)	0.00% (Actual)
2020 Relative TSR vs. NYC REIT Peers	42nd Percentile (Actual)	75.49% (Actual)

Our 2021 and 2020 annual performance-based equity awards generally have the same structure as the 2022 performance-based equity awards described above in “—Compensation Discussion and Analysis—Our 2022 Executive Compensation Program.” However, for 2020 the relative component was weighted 66.67% to the Office REIT Peers and 33.33% to the NYC REIT Peers (rather than 50% each for 2021 and 2022). These 2020 awards are described in full in our proxy statements relating to our 2020 fiscal years.

For additional information regarding the number of LTIP units relating to each of our outstanding annual performance-based equity awards held by each of our named executive officers, see “—Executive Compensation Tables—Outstanding Equity Awards at Fiscal Year End 2022.”

Perquisites and Other Personal Benefits

We do not provide significant perquisites or personal benefits to our named executive officers, except that we provided company owned or leased automobiles for our Chief Executive Officer and our President during 2022. We also provided automobile insurance premiums for these vehicles.

In January 2023, we discontinued all automobile perquisites for our named executive officers.

Additionally, our Chief Executive Officer receives certain life insurance benefits. The costs of these benefits constituted less than one percent of the applicable executive’s compensation.

Employment Agreements

As noted above, we have employment agreements with all of our named executive officers. All of the employment agreements with our named executive officers provide for, among other things, severance payments and benefits and acceleration of equity awards in connection with certain qualified terminations. In return, each of our named executive officers has agreed to non-compete, non-solicitation, non-interference and confidentiality provisions. For each of our executives, we believe that, because the severance level is negotiated up front, it makes it easier for us to terminate these executives without the need for protracted negotiations over severance. We also believe that providing pre-negotiated severance

64	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

benefits for all of our executives in the event they are terminated without cause or terminate their employment for good reason following a change in control helps to further align the interests of our executives and our stockholders in the event of a potentially attractive proposed change in control transaction following which one or more of our executives may be expected to be terminated. See “—Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” for a summary of the employment agreements with our named executive officers.

Clawback Policy

The Board adopted a clawback policy under which any incentive payments made to a named executive officer on the basis of having met or exceeded performance targets during a period of fraudulent activity for which such executive is found personally responsible may be recouped by the Company.

Anti-hedging Policy

The Board has adopted a policy prohibiting all of our executive officers and directors from engaging in hedging transactions with respect to our securities. Pursuant to this policy, our executive officers and directors may not engage in hedging transactions with respect to our securities (including, without limitation, partnership interests in our operating partnership) through puts, calls, covered calls, synthetic purchases, collars, other derivative securities of the Company or otherwise at any time. Prior to the adoption of this policy, none of our executive officers or directors were engaging in any hedging transactions with respect to our securities, and this policy was adopted to formally reflect the practices that our executive officers and directors had already been observing. The Company does not have any practices or policies regarding the ability of any other employees to purchase financial instruments or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.

Other Matters – LTIP units and Class O LTIP units

We issued a separate class of units of limited partnership interest in our operating partnership, which we refer to as LTIP units, for the equity bonuses that we granted to our named executive officers for 2022 and as equity awards granted in connection with new or extended employment agreements or the provisions of such agreements. LTIP units are similar to common units in our operating partnership, which generally are economically equivalent to shares of our common stock, except that the LTIP units are structured as “profits interests” for U.S. federal income tax purposes under current federal income tax law. As profits interests, LTIP units generally only have value, other than with respect to the right to receive distributions, if the value of the assets of our operating partnership increases between the issuance of LTIP units and the date of a book-up event for partnership tax purposes. If the value of the assets of our operating partnership increases sufficiently, the LTIP units can achieve full parity with common units in our operating partnership. If such parity is achieved, LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for cash or, at our election, on a one-for-one basis into shares of our common stock. LTIP units are not entitled to distributions prior to being earned based on achievement against the performance-based hurdles contained in these plans. Once earned, these LTIP units, whether vested or unvested, entitle the holder to receive distributions per unit from our operating partnership that are equivalent to the dividends paid per share on our common stock.

In addition to the LTIP units described above that we issued in lieu of shares of restricted stock, we also have issued another class of units of limited partnership interest in our operating partnership that are intended to be similar to stock options from an economic perspective, which we refer to as Class O LTIP units. Class O LTIP units are also intended to qualify as “profits interests” for U.S. federal income tax purposes. During 2022, we did not grant any Class O LTIP units.

Like stock options, Class O LTIP units operate in a manner that generally permits holders to realize the benefit of any increase in the per share value of our common stock above the value at the time the Class O LTIP units are granted. At the time of the grant of Class O LTIP units, the operating partnership establishes a conversion threshold, the vesting terms and the mandatory conversion date, if any, for the Class O LTIP units. The conversion threshold corresponds to the exercise price of a stock option while the mandatory conversion date corresponds to the expiration date of a stock option. Similar to the exercise price for stock options, the conversion threshold will equal the per unit value of the common units of our operating partnership on the grant date. Class O LTIP units will receive 10% distributions relating to periods between grant and vesting upon vesting, and will receive 10% distributions from vesting to their conversion as opposed to holders of non-qualified stock options who will not receive any distributions relating to periods between grant and exercise.

EXECUTIVE COMPENSATION	65

Once Class O LTIP units have vested, they may be converted into common units of our operating partnership by the holder at any time prior to their mandatory conversion date in a manner that is similar to a net exercise of stock options. Upon exercise of this conversion right, the Class O LTIP units will convert into a number of common units of the operating partnership that have an aggregate value equal to the aggregate spread of the Class O LTIP units that are converted. The “spread” for each Class O LTIP unit will equal the excess, if any, of the value of our operating partnership’s assets per common unit on the conversion date above the per unit value at the time the Class O LTIP unit was granted (i.e., the conversion threshold). Any Class O LTIP units that have not been voluntarily converted prior to the mandatory conversion date established at the time the Class O LTIP units were granted will automatically convert into common units on such mandatory conversion date, or be forfeited if the value of our operating partnership’s assets per common unit is less than the conversion threshold for the Class O LTIP units.

LTIP units and Class O LTIP units are intended to offer executives substantially the same long-term incentive as shares of restricted stock and stock options, respectively, with more favorable U.S. federal income tax treatment available for “profits interests” under current federal income tax law. More specifically, one key disadvantage of restricted stock is that executives are generally taxed on the full market value of a grant at the time of vesting, even if they choose to hold the stock. Similarly, holders of non-qualified stock options are taxed upon exercise. Conversely, under current federal income tax law, an executive would generally not be subject to tax at the time of issuance or vesting of an LTIP unit or Class O LTIP unit or conversion into common units but only when he or she chooses to liquidate the common units into which his or her LTIP units or Class O LTIP units convert. Therefore, an executive who wishes to hold his or her equity awards for the long term can generally do so in a more tax-efficient manner with LTIP units or Class O LTIP units. In light of the increased tax efficiency, we have chosen to use LTIP units and Class O LTIP units for grants to our executives. We believe that the use of LTIP units and Class O LTIP units has (i) enhanced our equity-based compensation package overall, (ii) advanced the goal of promoting long-term equity ownership by executives, (iii) not adversely impacted dilution as compared to restricted stock, and (iv) further aligned the interests of our executives with the interests of our stockholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of SL Green Realty Corp. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this annual proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Submitted by our Compensation Committee

Lauren B. Dillard (Chair)	Edwin T. Burton, III	John S. Levy

66	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information regarding the compensation paid to the individuals who served as our Chief Executive Officer and Chief Financial Officer during our 2022 fiscal year and two of our most highly compensated executive officers, other than our Chief Executive Officer and Chief Financial Officer, whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2022, or collectively, the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Marc Holliday Chief Executive Officer and Chairman of the Board	2022	$1,250,000	—		$14,284,701	—	$1,051,094	$75,060	$16,660,855
	2021	$1,250,000	—		$18,099,677	—	$1,681,250	$57,130	$21,088,057
	2020	$1,250,000	$387,501		$12,643,310	—	$862,500	$51,415	$15,194,726
Andrew Mathias President	2022	$950,000	—		$11,685,931	—	—	$55,570	$12,691,501
	2021	$950,000	—		$14,929,026	—	—	$50,522	$15,929,548
	2020	$950,000	—		$10,580,622	—	—	$43,136	$11,573,758
Matthew J. DiLiberto Chief Financial Officer	2022	$575,000	$725,000		$2,488,387	—	—	$12,200	$3,800,587
	2021	$575,000	$925,000		$2,318,872	—	—	$11,600	$3,830,472
	2020	$550,000	$2,460,000	(3)	$1,336,498	—	—	$11,400	$4,357,898
Andrew S. Levine Chief Legal Officer and General Counsel	2022	$580,000	—		$3,935,842	—	—	$12,200	$4,528,042
	2021	$580,000	—		$2,783,700	—	—	$11,600	$3,375,300
	2020	$580,000	$1,000,000	(3)	$2,701,565	—	—	$11,400	$4,292,965
(1)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the full grant date fair value of stock awards and option awards issued to the executives in 2022, 2021 and 2020, respectively. In accordance with SEC disclosure requirements, the amounts for 2022 include the full grant date fair value of our 2022 annual performance-based equity awards, which were as follows: Mr. Holliday—$9,339,258; Mr. Mathias—$7,471,401; Mr. DiLiberto—$732,507; and Mr. Levine—$732,507, respectively. The grant date fair value of such awards is computed in accordance with ASC 718, “Compensation-Stock Compensation,” or “ASC 718,” by the use of Monte Carlo simulation models that consider the probable outcomes of the market-based performance conditions governing such awards. The Monte Carlo simulation model for the awards granted during 2022 used an assumed stock price volatility level of 51.0% on our common stock and a risk-free interest rate of 1.3%.
Assuming that maximum performance is achieved under our 2022 annual performance-based equity awards, the value at the grant date of the awards would each have been as follows: Mr. Holliday—$17,809,209; Mr. Mathias—$14,247,367; Mr. DiLiberto—$1,319,209; and Mr. Levine—$1,319,209, respectively. See “—Compensation Discussion and Analysis—Our 2022 Executive Compensation Program” for a description of the terms of these performance-based awards.

(2)	The table and footnotes below show the components of this column for 2022, which include certain perquisites such as Company 401(k) matching contributions.
Name	All Other Compensation ($)
Marc Holliday	$75,060(a)
Andrew Mathias	$55,570(b)
Matthew J. DiLiberto	$12,200(c)
Andrew S. Levine	$12,200(c)
(a)

Represents (i) the Company’s matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan ($12,200), (ii) car benefits, constituting the depreciation expensed recognized on a company-owned car plus insurance premiums ($41,643) and (iii) life insurance premiums ($21,217). The Company’s 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

(b)	Represents (i) the Company’s matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan ($12,200) and (ii) car benefits, constituting the depreciation expense recognized on a company-owned car, plus insurance premiums ($43,370). The Company’s 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.
(c)	Represents the Company’s matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan ($12,200). The Company’s 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

EXECUTIVE COMPENSATION	67

2022 Grants of Plan-Based Awards

The following table sets forth certain information with respect to each grant of an award made to a named executive officer in the fiscal year ended December 31, 2022.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Threshold ($)		Target ($)		Maximum ($)		Threshold (#)		Target (#)		Maximum (#)
Marc Holliday	01/19/2022	01/19/2022	—		—		—		—		—		—		61,246	(1)	$4,262,109
	01/19/2022	01/19/2022	—		—		—		47,640	(2)	101,632	(2)	228,675	(2)	—		$9,339,258
	12/12/2022	12/12/2022	—		—		—		—		—		—		24,292	(3)	$683,334
	N/A	N/A	$625,000	(4)	$2,500,000	(4)	$3,750,000	(4)	—		—		—		—		—
Andrew Mathias	01/19/2022	01/19/2022	—		—		—		—		—		—		47,636	(1)	$3,314,989
	01/19/2022	01/19/2022	—		—		—		38,114	(2)	81,307	(2)	182,976	(2)	—		$7,471,401
	12/12/2022	12/12/2022	—		—		—		—		—		—		31,978	(3)	$899,541
	N/A	N/A	$475,000	(4)	$1,662,500	(4)	$2,375,000	(4)	—		—		—		—		—
Matthew J. DiLiberto	01/19/2022	01/19/2022	—		—		—		—		—		—		12,710	(3)	$799,713
	01/19/2022	01/19/2022													13,740	(5)	$956,167
	01/19/2022	01/19/2022	—		—		—		3,529	(2)	7,528	(2)	16,939	(2)	—		$732,507
Andrew S. Levine	01/19/2022	01/19/2022	—		—		—		—		—		—		16,145	(3)	$1,015,843
	01/19/2022	01/19/2022	—		—		—		—		—		—		13,740	(5)	$956,167
	01/19/2022	01/19/2022													17,694	(1)	$1,231,325
	01/19/2022	01/19/2022	—		—		—		3,529	(2)	7,528	(2)	16,939	(2)	—		$732,507
(1)

Represents grants of LTIP units awarded in connection with our respective employment agreements with Messrs. Holliday, Mathias and Levine, with equal installments vesting on each of January 1, 2023, January 1, 2024 and January 1, 2025, subject to continued employment.

(2)	Represents LTIP units granted as 2022 annual performance-based equity awards that were subject to performance-based vesting hurdles. The amount shown in the “Threshold” column of the table reflects the total number of LTIP units that would be earned at threshold performance with respect to both the operating performance metrics and the relative TSR metric, after giving effect to the maximum downward modifier. The amount shown in the “Maximum” column reflects the total number of LTIP units that would be earned at maximum performance with respect to both the operating performance metrics and the relative TSR metric, after giving effect to the maximum upward modifier. See “—Compensation Discussion and Analysis—Our 2022 Executive Compensation Program” for a description of the terms of these performance-based awards and the Company’s estimated performance as of December 31, 2022.
(3)	This grant of LTIP units vested immediately upon grant, but remains subject to a three-year restriction on transfer from the date of grant.
(4)	Represents cash payouts that were possible pursuant to the formulaic component of our annual cash bonus program for 2022. See “Compensation Discussion and Analysis—Our 2022 Executive Compensation Program” for a description of these awards.
(5)	Represents LTIP units granted as one-time, long-term incentives in connection with our One Madison development project, with equal installments vesting on each of December 31, 2022, December 31, 2023 and December 31, 2024, subject to continued employment.

Grants of all equity awards were made pursuant to the Fifth Amended and Restated 2005 Stock Option and Incentive Plan. LTIP units that are only subject to time-based vesting based on continued employment through a specified date (and have not been forfeited) generally entitle executives to receive cash dividends, dividend equivalents or distributions whether or not then vested. LTIP units that are subject to performance-based vesting hurdles do not entitle the holder to receive distributions prior to the achievement of these hurdles. If and when performance-based vesting occurs, the holders are entitled to receive a combination of cash payments and distributions with respect to all LTIP units that are earned equal to the amounts that would have been received if the earned LTIP units had been entitled to receive full distributions from the beginning of the applicable performance period.

See “Potential Payments Upon Termination or Change in Control” below, for a discussion regarding potential acceleration of the equity awards and a description of the material terms of each named executive officer’s employment agreement.

68	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-End 2022

The following table sets forth certain information with respect to outstanding equity awards held by each named executive officer at the fiscal year ended December 31, 2022.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units or Other Rights that Have Not Vested(2)
Marc Holliday	100,000			$76.65	01/02/2023	345,648	$11,655,251	56,977	$1,921,264
	52,500		—	$99.86	06/17/2026	—	—	—	—
	52,500		—	$105.73	06/17/2027	—	—	—	—
Andrew Mathias	65,000		—	$91.43	11/08/2023	272,557	$9,190,622	45,583	$1,537,059
Matthew J. DiLiberto	15,000	(4)	—	$106.05	01/11/2027	39,045	$1,316,597	4,221	$142,332
Andrew S. Levine	12,500		—	$90.15	12/12/2023	41,229	$1,390,242	4,221	$142,332
	15,000	(4)	—	$106.05	01/11/2027	—	—	—	—
(1)	For each of our named executive officers, includes the following:
Executive	2022 Operational Performance- Based LTIP Units(a)	2021 Operational Performance- Based LTIP Units(b)	2020 Performance- Based LTIP Units(c)	2022 Time-Based Employment Agreement LTIP Units	2021 Time-Based Employment Agreement LTIP Units	2020 Time-Based Employment Agreement LTIP Units	2022 One Madison LTIP Units
Marc Holliday	62,822	110,492	—	61,246(d)	94,656(e)	16,432(f)	—
Andrew Mathias	50,258	88,394	—	47,636(d)	73,489(e)	12,780(f)	—
Matthew J. DiLiberto	4,653	8,185	1,537	—	15,510(f)	—	9,160(g)
Andrew S. Levine	4,653	8,185	1,537	17,694(h)	—	—	9,160(g)
(a)

Represents the number of LTIP units that were earned for 2022 operational performance that are not subject to forfeiture regardless of our absolute TSR performance over the three-year period ending December 31, 2024. The LTIP units will vest 100% for Messrs. Holliday and Mathias on December 31, 2024, and 50% on each of December 31, 2024 and December 31, 2025 for Messrs. DiLiberto and Levine, subject, in each case, to continued employment.

(b)	Represents the number of LTIP units that were earned for 2021 operational performance that are not subject to forfeiture regardless of our absolute TSR performance over the three-year period ending December 31, 2023. The LTIP units will vest 100% for Messrs. Holliday and Mathias on December 31, 2023, and 50% on each of December 31, 2023 and December 31, 2024 for Messrs. DiLiberto and Levine, subject, in each case, to continued employment.
(c)	Represents the sum of (i) the number of LTIP units that were earned for 2020 operational performance, as modified by our absolute TSR performance over the three-year period ending December 31, 2022 and (ii) the number of LTIP units that were earned based on our TSR performance relative to our NYC Peer Group granted over the three-year period ending December 31, 2022. The LTIP units vested 100% for Messrs. Holliday and Mathias on December 31, 2022, and 50% for Messrs. DiLiberto and Levine, with the remaining 50% scheduled to vest on December 31, 2023 subject, in each case, to continued employment. LTIP units that vested on December 31, 2022 are reflected in the “2022 Options Exercised and Stock Vested” table, below. See “—Compensation Discussion and Analysis—Our 2022 Executive Compensation Program” and “—Compensation Discussion and Analysis—Other Compensation Policies and Information—Outstanding Annual Equity Award Performance Summary (2020-2022)” for a description of the terms of these performance-based awards and the Company’s performance as of December 31, 2022.
(d)	Represents LTIP units that vested one-third on January 1, 2023 and LTIP units that are scheduled to vest one-third on January 1, 2024 and one-third on January 1, 2025, subject to continued employment.
(e)	Represents LTIP units that vested one-third on January 1, 2022 and one-third on January 1, 2023 and LTIP units that are scheduled to vest one-third on January 1, 2024, subject to continued employment.
(f)	Represents LTIP units that vested on January 1, 2023.
(g)	Represents LTIP units that were awarded as one-time, long-term incentive grants in connection with our One Madison development project that vested one-third on December 31, 2022 and LTIP units that are scheduled to vest one-third on each of December 31, 2023 and December 31, 2024, subject to continued employment.
(h)	Represents LTIP units that vested one-third on January 1, 2023 and LTIP units that are scheduled to vest one-third on each of January 1, 2024 and January 1, 2025, subject to continued employment.

EXECUTIVE COMPENSATION	69

(2)	Based on a price of $33.72 per share/unit, which was the closing price on the NYSE of one share of our common stock on December 30, 2022. Assumes that the value of LTIP units on a per unit basis is equal to the per share value of our common stock.
(3)	For each of our named executive officers includes the following:

Executive	2022 Performance- Based LTIP Units(a)	2021 Performance- Based LTIP Units(b)
Marc Holliday	25,408	31,569
Andrew Mathias	20,327	25,256
Matthew J. DiLiberto	1,882	2,339
Andrew S. Levine	1,882	2,339
(a)	Represents the sum of the LTIP units that would be earned if (i) the “threshold” performance goal were achieved with respect to the portion of the LTIP units eligible to be earned based on absolute TSR, (ii) the “threshold” performance goal were achieved with respect to the portion of the LTIP units eligible to be earned based on TSR relative to the constituents of the Dow Jones US Real Estate Office Index and (iii) the “threshold” performance goal was achieved with respect to the portion of the LTIP units eligible to be earned based on TSR relative to NYC peers. Earned LTIP units will vest 100% for Messrs. Holliday and Mathias on December 31, 2024, and 50% on each of December 31, 2024 and December 31, 2025 for Messrs. DiLiberto and Levine, subject, in each case, to continued employment. See “—Compensation Discussion and Analysis—Our 2022 Executive Compensation Program” and “—Compensation Discussion and Analysis—Other Compensation Policies and Information—Outstanding Annual Equity Award Performance Summary (2020-2022)” for a description of the terms of these performance-based awards and the Company’s projected performance as of December 31, 2022.
(b)	Represents the sum of the LTIP units that would be earned if (i) the “threshold” performance goal was achieved with respect to the portion of the LTIP units eligible to be earned based on absolute TSR, (ii) the “threshold” performance goal was achieved with respect to the portion of the LTIP units eligible to be earned based on TSR relative to the constituents of the SNL office index at the time the award was granted and (iii) the “threshold” performance goal was achieved with respect to the portion of the LTIP units eligible to be earned based on TSR relative to NYC peers. Earned LTIP units will vest 100% for Messrs. Holliday and Mathias on December 31, 2023, and 50% on each of December 31, 2023 and December 31, 2024 for Messrs. DiLiberto and Levine, subject, in each case, to continued employment. See “—Compensation Discussion and Analysis—Our 2022 Executive Compensation Program” and “—Compensation Discussion and Analysis—Other Compensation Policies and Information—Outstanding Annual Equity Award Performance Summary (2020-2022)” for a description of the terms of these performance-based awards and the Company’s projected performance as of December 31, 2022.
(4)	Reflects awards of Class O LTIP units. The conversion threshold for the Class O LTIP units, which is equivalent to the exercise price for a stock option, was determined by reference to the fair market value under our Fifth Amended and Restated 2005 Stock Option and Incentive Plan of one share of our common stock on each applicable grant date. See “—Other Compensation Policies and Information— Other Matters— LTIP units and Class O LTIP units” for a description of Class O LTIP units.

2022 Option Exercises and Stock Vested

The following table sets forth certain information with respect to the exercise of stock options and the vesting of stock, including restricted stock, restricted stock units, LTIP units and similar instruments for each named executive officer during the fiscal year ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Marc Holliday	—	—	139,881	$7,194,188
Andrew Mathias	—	—	122,967	$6,100,918
Matthew J. DiLiberto	—	—	37,950	$2,460,649
Andrew S. Levine	—	—	63,445	$4,331,478
(1)	Amounts reflect the market value of the stock on the day the stock vested.

70	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

2022 Nonqualified Deferred Compensation

The following table sets forth certain information regarding non-tax qualified compensation deferred during the year ended December 31, 2022. All of the information below relates to notional stock units that we granted to certain of our named executive officers pursuant to employment agreements we had entered into with them. Pursuant to these employment agreements, we agreed to grant notional stock units with a specified value to certain of our named executive officers each year, which are subject to vesting based on continued employment for the following year. Once vested, these notional stock units represent a contingent right to receive the value of one share of our common stock. Under the terms of the deferred compensation agreements, each participant is also entitled to dividend equivalent rights, to be paid in cash on a current basis, equal to the amount per share of any cash dividend we declare, multiplied by the total number of notional units held by such participant as of the record date for such dividend. Vested notional stock units are settled in cash no later than 30 days following the earliest of (i) the executive’s death, (ii) the date of the executive’s separation from service with us and (iii) the effective date of a change in control.

Under the employment agreements with our Named Executive Officers that were in effect during 2022, we have eliminated nonqualified deferred compensation.

Executive	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(1)(4)
Marc Holliday	—	—	$(2,237,951)	$229,050	$2,070,880
Andrew Mathias	—	—	$(1,394,683)	$142,743	$1,290,566
Matthew J. DiLiberto	—	—	—	—	—
Andrew S. Levine	—	—	—	—	—
(1)	Awards of notional units constitute “Stock Awards” for purposes of the Summary Compensation Table, and, as a result, the full grant date fair value of these awards computed in accordance with ASC 718, as of the grant date of such awards, are included in the “Stock Awards” column of the Summary Compensation Table for the year in which they were granted. The right to receive dividend equivalents was factored into the determination of the grant date fair value, which means that the value of the dividend equivalents included in “Aggregate Earnings in Last FY” was effectively already included in the Summary Compensation Table.
(2)	The amounts in this column represent the increase or decrease in value of vested notional units from December 31, 2021 through December 31, 2022, as calculated based on the closing stock price on the NYSE of one share of our common stock on December 31, 2021 compared to the closing stock price on the NYSE of one share of our common stock on December 30, 2022, plus the aggregate value of dividend equivalent rights paid with respect to all vested and unvested notional units held by each executive during 2022.
(3)	Represents the aggregate value of dividend equivalent rights paid with respect to all vested and unvested notional units held by each executive during 2022.
(4)	Based on a per share price of $33.72, which was the closing stock price on the NYSE of one share of our common stock on December 30, 2022.

Potential Payments Upon Termination or Change in Control

We have contractual arrangements with our named executive officers that provide for payments, acceleration of vesting or other benefits to our named executive officers upon a termination of employment in certain circumstances or upon a change in control. These include our employment agreements with our named executive officers, our performance-based equity awards and our stock options and Class O LTIP Units. The discussion below describes these contractual arrangements in greater detail.

Employment Agreements

During 2022, we had employment agreements with all of our named executive officers. All of the employment agreements with our named executive officers provided for, among other things, severance payments and benefits and acceleration of equity awards in connection with the termination of employment in certain circumstances. In return, each of our named executive officers agreed to non-compete, non-solicitation, non-interference and confidentiality provisions. The table below summarizes the material terms of our current employment agreements with each our named executive officers that, in the case of Messrs. Holliday, Mathias and Levine, were in effect during 2022. As relevant, the below also summarizes the terms of Mr. DiLiberto’s prior employment agreement that was in effect during 2022.

EXECUTIVE COMPENSATION	71

	Marc Holliday	Andrew Mathias	Matthew J. DiLiberto	Andrew S. Levine
Term(1)	1/18/22 – 1/17/25	1/1/22 – 12/31/23	1/1/23 – 1/1/26	1/1/22 – 1/1/25
Annual Salary	$1.25M	$950K	$600K	$580K
Formulaic Annual Cash Bonus(2)	50-300% base salary	50-250% base salary	50-250% base salary	None
Performance-Based LTIP Units	$7.5M (Target)(3)	$6.0M (Target)(3)	None	None
Time-Based LTIP Units	$4.5M (Target)(4)	$3.5M (Target)(4)	$1.4M (Target)(4)	$1.3M (Target)(4)
Other Benefits	$10M of life insurance	None	None	None
Severance Benefits without Change-in-Control (“CiC”) and (in connection with a CiC)(5)
If the executive’s employment is terminated by us without Cause or by the executive for Good Reason during the term, the executive will be entitled to the following payments or benefits, subject to the effectiveness of a mutual release. (For all executives, a Section 280G modified cut-back will apply in connection with a termination in connection with or within 18 months after a CiC.)(6)

●2.0x / 1.5x the sum of base salary, maximum formulaic bonus and target value of annual time-based equity award (if CiC: 3.0x / 2.5x the sum of base salary, average annual bonus for prior two years and target value of annual time-based award)
●Pro-rata bonus and pro-rata portion of target value of annual time-based award for partial year
●Acceleration of all unvested time-based equity awards
●Class O LTIP unit/option exercise period extended to second January 1st following termination
●24 (36 if CiC) / 18 (30 if CiC) months of benefit continuation payments

●1x (2x if CiC) the sum of base salary and average annual bonus for prior two years (Levine) or prior three years (DiLiberto)
●The target value of the annual time-based equity awards to be granted in each January remaining in the term, to the extent not yet granted
●Pro-rata bonus for partial year
●Acceleration of all unvested time-based equity awards
●Class O LTIP unit/option exercise period extended to second January 1st following termination
●12 (24 if CiC) months of benefit continuation payments

Death / (Disability)(5)
If the executive’s employment is terminated by us upon death or disability during the term, the executive will be entitled to all of the following payments or benefits, plus additional benefits in the case of disability, subject (in the case of disability) to the effectiveness of a mutual release:

●(If Disability: 1x the sum of base salary, maximum formulaic bonus and target value of annual time-based equity award)
●Pro-rata bonus for partial year
●Pro-rated target value of the annual time-based equity awards
●Acceleration of all unvested equity awards (other than performance-based awards)
●Class O LTIP unit/option exercise period extended to second January 1st following termination
●Payments/benefits to Mr. Holliday are reduced by life insurance benefit
●(If Disability: 36 months of benefit continuation/payments)

●(If Disability: 1x the sum of base salary and average annual bonus for prior two years (Levine) or prior three years (DiLiberto))
●Pro-rata bonus for partial year
●Pro-rated target value of the annual time-based equity awards (upon termination prior to final annual time-based grant)
●Acceleration of all unvested equity awards (other than performance-based awards)(7)
●Class O LTIP unit/ option exercise period extended to second January 1st following termination
●(If Disability: 36 months of benefit continuation/payments)

72	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

	Marc Holliday	Andrew Mathias	Matthew J. DiLiberto	Andrew S. Levine
Post-Change-in-Control Compensation

Upon a Change-in-Control, for pro-rata payments, and while employed for periods following a Change-in-Control, in lieu of the base salary, annual bonus, and the equity awards described above, each executive will be entitled to the following:

●Pro-rata bonus based on average annual bonus for prior two years and pro-rata portion of target value of annual time-based award for partial year prior to Change-in-Control
●Annual cash salary equal to the sum of prior base salary, prior year cash bonus and target value of annual time-based and performance-based equity awards

●Pro-rata bonus for partial year prior to Change-in-Control based on average annual bonus for prior two years (Levine) or prior three years (DiLiberto)
●Annual cash salary equal to the sum of prior base salary, prior year cash bonus (or average of three prior fiscal year cash bonuses, for DiLiberto) and, beginning in the year following the most recent grant of a time-based equity award, target value of annual time-based equity awards

Restrictive Covenants	The executive agreed to the following covenants:

Noncompetition with us for 12 months following termination (6 months if employment is terminated in connection with or within 18 months after a Change-in-Control). Non-solicitation, non-disparagement, non-interference and litigation cooperation covenants also apply.

Noncompetition with us for 6 months after termination, including upon non-renewal of the agreement, provided that if termination occurs upon or following the term, entitled to receive 6 months of salary and bonus. Non-solicitation, non-disparagement, non-interference and litigation cooperation covenants also apply.

Noncompetition with us for 6 months after termination unless employment is terminated upon non-renewal of the agreement. Non-solicitation, non-disparagement, non-interference and litigation cooperation covenants also apply.

(1)	The terms automatically renew for one year for Messrs. Holliday and Mathias, unless either party provides advance written notice of non-renewal.
(2)	Messrs. Holliday, Mathias and DiLiberto are eligible to participate in an annual formulaic cash bonus program pursuant to which they will be able to earn from 50-300% (Holliday) and 50-250% (Mathias and DiLiberto) of their base salary based on the achievement of specific goals established in advance by the Committee. For Mr. DiLiberto, only 60% of this bonus opportunity will be determined in a formulaic manner, with the remaining 40% to be determined by the Committee. Mr. Levine may be awarded a bonus in an amount determined by the Committee.
(3)	Each of Messrs. Holliday and Mathias are entitled to receive annual awards of performance-based LTIP units with the target values set forth in the table above. See “Executive Compensation—Compensation Discussion and Analysis—Our 2022 Executive Compensation Program” for details regarding the structure of these awards for 2022. A summary of the terms applicable to these awards in connection with a termination of the executive’s employment is set forth below.
(4)	Each executive is eligible to receive an annual grant of LTIP units subject to time-based vesting conditions. See “Executive Compensation—Compensation Discussion and Analysis—Our 2022 Executive Compensation Program” for details regarding the structure of these awards for 2022. A summary of the terms applicable to these awards in connection with a termination of the executive’s employment is set forth below.
(5)	Performance-based equity awards will be treated in accordance with their terms. See table below for relevant terms to be included in performance-based LTIP units granted pursuant to the employment agreements.
(6)	In the event that any payment or benefit constitutes an excess “parachute payment” under Section 280G of the IRC subject to an excise tax, the executive will not be entitled to a tax gross-up payment; however, the executive’s payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to the executive.
(7)	Under Mr. DiLiberto’s prior employment agreement, the following terms would have applied: full acceleration of vesting of any unvested equity awards granted in lieu of cash bonuses and 12 months of additional vesting of other outstanding equity awards (other than annual performance-based awards).

The terms Cause, Good Reason and Change-in-Control, as used above, are specifically defined in each executive’s employment agreement. For Messrs. Holliday and Mathias, the term Cause is defined to include a non-renewal of the term of the employment agreement, provided that the cash severance multiple in such instance would be 1.0x instead of 2.0x for Mr. Holliday and 1.5x for Mr. Mathias. The summary above is qualified in its entirety by reference to the copies of the employment agreements with our named executive officers, which have been previously filed by us with the SEC, and are incorporated herein by reference.

EXECUTIVE COMPENSATION	73

Performance-Based Equity Awards

The table below summarizes the treatment of our annual performance-based equity awards, including those granted in 2021 and 2022 that were outstanding at December 31, 2022 (the “Annual Performance-Based Awards”), in connection with a change-in-control and various hypothetical termination scenarios for our named executive officers.

Annual Performance-Based Awards
	Change-in-Control (“CiC”)	Change-in-Control & Termination Without Cause or For Good Reason(1)	Death/Disability & Termination Without Cause or For Good Reason(1)
Holliday / Mathias Awards
●If one-year performance period ends early, Operational Component deemed achieved at target, subject to Absolute TSR modifier
●Relative Component determined as of date of CiC
●Earned awards remain subject to time-based vesting

●If one-year performance period ends early, Operational Component deemed achieved at maximum (200%), subject to Absolute TSR modifier
●Relative Component determined as of date of CiC
●Earned awards vest in full
●Performance calculated as of end of performance period ●Earned awards fully vested
DiLiberto / Levine Awards
●If one-year performance period ends early, Operational Component deemed achieved at target, subject to Absolute TSR modifier
●Relative Component determined as of date of CiC
●Earned awards remain subject to time-based vesting

●If one-year performance period ends early, Operational Component deemed achieved at target, subject to Absolute TSR modifier
●Relative Component determined as of date of CiC
●Earned awards vest in full

●Performance calculated as of end of performance period
●Earned awards fully vest, subject to proration such that no units vest if termination occurs during the first year, one-third vest if the termination occurs during the second year and two-thirds will vest if the termination occurs during the third year

(1)	Accelerated vesting under the Annual Performance-Based Awards is generally subject to the effectiveness of a mutual release, except in upon a termination as a result of death or in connection with or within 18 months after a change in control.

Hypothetical Illustration of Payments upon Termination or Change in Control

The following tables show the potential payments and estimated value of the benefits that our named executive officers would have been entitled to receive upon a termination of their employment by us without cause or by them for good reason or upon the death or disability as of December 31, 2022. Our named executive officers would not have been entitled to any payments or benefits other than those already accrued in the event of a termination of their employment by us for cause or by them without good reason (including upon retirement). The types of events constituting cause, good reason, disability and a change in control may differ in some respects among the different arrangements providing for benefits to the named executive officers; however, for consistency in presentation, the payments and estimated value of benefits have been grouped together based on these concepts without regard for any such differences. The potential payments and estimated values set forth below are based on the terms of the employment agreements in effect as of December 31, 2022.

74	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

Marc Holliday

Payment/Benefit	Termination without Cause or for Good Reason	Termination w/ Change in Control	Disability	Death(1)
Pro-Rata Bonus	$6,612,500	$6,612,500	$6,612,500	$6,612,500
Cash Severance	$19,000,000	$28,500,000	$9,500,000	—
Stock Option / Class O LTIP Unit Vesting(2)	—	—	—	—
LTIP Unit / Stock Unit Vesting(3)	$11,655,194	$11,655,194	$11,655,194	$11,655,194
Benefits Continuation(4)	$171,310	$256,965	$256,965	—

Andrew Mathias

Payment/Benefit	Termination without Cause or for Good Reason	Termination w/ Change in Control	Disability	Death
Pro-Rata Bonus	$4,863,250	$4,863,250	$4,863,250	$4,863,250
Cash Severance	$10,237,500	$17,062,500	$6,825,000	—
Stock Option / Class O LTIP Unit Vesting(2)	—	—	—	—
LTIP Unit / Stock Unit Vesting(3)	$9,190,622	$9,190,622	$9,190,622	$9,190,622
Benefits Continuation(4)	$94,198	$156,997	$188,396	—

Matthew J. DiLiberto

Payment/Benefit	Termination without Cause or for Good Reason	Termination w/ Change in Control	Disability	Death
Pro-Rata Bonus	$1,786,667	$1,786,667	$1,786,667	$1,786,667
Cash Severance	$2,361,667	$4,723,333	$2,361,667	—
Stock Option / Class O LTIP Unit Vesting(2)	—	—	—	—
LTIP Unit / Stock Unit Vesting(3)	$834,160	$834,160	$834,160	$834,160
Benefits Continuation(4)	$47,078	$94,157	$141,235	—

Andrew S. Levine

Payment/Benefit	Termination without Cause or for Good Reason	Termination w/ Change in Control	Disability	Death
Pro-Rata Bonus	$1,125,000	$1,125,000	$1,125,000	$1,125,000
Cash Severance	$4,305,000	$6,010,000	$3,005,000	$1,300,000
Stock Option / Class O LTIP Unit Vesting(2)	—	—	—	—
LTIP Unit / Stock Unit Vesting(3)	$1,062,242	$1,062,242	$1,062,242	$1,062,242
Benefits Continuation(4)	$47,160	$94,319	$141,479	—
(1)	As we maintained life insurance policies for the benefit of the beneficiaries of Mr. Holliday in the amount of $10 million, as of December 31, 2022, the amount of the payments and benefits to be received by Mr. Holliday in the event of a termination upon death will be reduced by these amounts in accordance with his employment agreement.
(2)	Represents the value of the stock options or Class O LTIP units, if any, that would vest. Assumes that the per share value of the stock options or Class O LTIP units that vest equals (i) $33.72 per share, which was the closing price on the NYSE of one share of our common stock on December 30, 2022, less (ii) the exercise price per share of such stock options or the conversion threshold of such Class O LTIP units.
(3)	Represents the value of the LTIP units, if any, that would vest based on a price of $33.72 per unit, which was the closing price on the NYSE of one share of our common stock on December 30, 2022. Assumes that the value of LTIP units on a per unit basis is equal to the per share value of our common stock. Does not include performance-based LTIP units that would only vest to the extent earned based

EXECUTIVE COMPENSATION	75

on the achievement of performance-based vesting criteria through the end of the performance period. Based on our performance as of December 31, 2022, our named executive officers would have (i) earned a portion of the performance-based LTIP units granted in 2021 and 2022 subject to operational performance hurdles and (ii) forfeited all of the performance-based LTIP units granted in 2021 and 2022 subject to relative TSR performance. See “—Compensation Discussion and Analysis —Other Compensation Policies and Information — Outstanding Annual Equity Award Performance Summary (2020-2022).” Had Mr. DiLiberto’s new employment agreement, entered into in March 2023, been in effect as of December 31, 2022, Mr. DiLiberto would have been entitled to vest in an additional 4,580 LTIP units with a value of $155,438 that were subject to time-based vesting conditions and would have been forfeited under the terms of his prior employment agreement.
(4)	Benefits continuation amounts are based on the actual expense for financial reporting purposes for the year ended December 31, 2022 for covering an employee under each of our group health plans during the applicable severance period.

In the event a change in control had occurred on December 31, 2022 without the termination of the employment of our named executive officers, Messrs. Holliday, Mathias and Levine would have been entitled to the pro-rata bonus payments set forth in the table above. Mr. DiLiberto would have also been entitled to such payment under his new employment agreement, entered into in March 2023. In addition, TSR performance would have been measured pursuant to the Annual Performance-Based Awards, which would have resulted in all of the awards granted in 2021 and 2022 subject to both the absolute TSR modifier and relative TSR being forfeited.

The amounts described above do not include payments and benefits to the extent they have been earned prior to the termination of employment or change in control or are provided on a non-discriminatory basis to salaried employees upon termination of employment. These include: accrued salary and vacation pay; earned and accrued, but unpaid, bonuses; distribution of plan balances under our 401(k) plan; life insurance proceeds in the event of death; and disability insurance payouts in the event of disability. All of the cash severance payments described below are to be made as lump sum payments at the time of termination; provided that, to the extent necessary to avoid the imposition of an additional tax under Section 409A of the IRC, the payments are to be delayed until six months after termination, during which time the payments will accrue interest at the rate of 5% per annum. As a result of provisions in the named executive officers’ employment agreements, in the event that any payment or benefit to be paid or provided to an executive set forth above would have been subject to the excise tax under Sections 280G of the IRC, the payments and benefits to such executive would have been reduced to the extent necessary to avoid the imposition of such excise tax, but only if such reduction would result in a greater after-tax benefit to the executive. The amounts set forth in the table above have not been adjusted to reflect any such reduction that might be applicable.

Compensation Committee Interlocks and Insider Participation

Lauren B. Dillard (Chair), Edwin T. Burton, III and John S. Levy each served on the Compensation Committee during 2022. There are no Compensation Committee interlocks and none of our employees is a member of our Compensation Committee.

Pay Ratio Disclosure Rule

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee's annual total compensation to the total annual compensation of the principal executive officer, or PEO. The PEO of our Company is Mr. Holliday.

For 2022, the annual total compensation of Mr. Holliday, our PEO, of $16,660,855 as shown in the Summary Compensation Table above, was approximately 284 times the annual total compensation of $58,624 of a median employee calculated in the same manner. We identified the median employee using the annual base salary and target annual cash incentive compensation, as of December 31, 2022, plus any long-term equity incentive awards granted in 2022 for all individuals (excluding our PEO) who were employed by us on December 31, 2022, the last day of our payroll year, whether employed on a full-time or part-time basis.

As of December 31, 2022, 834 of our 1,137 employees were hourly-paid employees involved in building operations, most of whom are subject to collective bargaining agreements. If these employees were not included for purposes of identifying our median employee, the annual total compensation of a median employee would be $161,414 and the annual total compensation of our PEO would be approximately 103 times such amount.

76	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

Pay Versus Performance

The information below presents the relationship between the compensation of our named executive officer and certain performance measures in accordance with Item 402(v) of Regulation S-K. For a discussion of our compensation programs and pay for performance philosophy, please refer to the section captioned “Compensation Discussion and Analysis,” above.

Pay Versus Performance Table

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)		Average Compensation Actually Paid to Non-PEO NEOs ($)	(2)	Total Stockholder Return ($)(3)	Peer Group Total Stockholder Return ($)(4)	Net (Loss) Income, in thousands ($)	Normalized FFO per Share ($)(5)
2022	16,660,855	(11,758,654)	7,006,710	(6)	(2,389,306)	(6)	44	68	(76,303)	6.76
2021	21,088,057	32,642,206	7,711,773	(6)	11,892,497	(6)	90	103	480,632	6.58
2020	15,194,726	9,617,334	6,741,540	(6)	4,241,771	(6)	71	78	414,758	6.85
(1)	Represents amounts of “compensation actually paid” as computed in accordance with Item 402(v) of Regulation S-K, not the actual amount of compensation earned by or paid to Mr. Holliday during each year. The table below reflects the adjustments made from the amounts reported in the “Total” column of the Summary Compensation Table for each year to calculate the amounts set forth in “Compensation Actually Paid to PEO” column in the table above.

Year	Summary Compensation Table Total for PEO ($)	Less Summary Compensation Table Value of Equity Awards ($)(a)	Fair Value of Equity Award Adjustments ($)(b)	Compensation Actually Paid to PEO ($)
2022	16,660,855	(14,284,701)	(14,134,808)	(11,758,654)
2021	21,088,057	(18,099,677)	29,653,826	32,642,206
2020	15,194,726	(12,643,310)	7,065,918	9,617,334
(a)	Represents the sum of the amounts reported in the “Stock Awards” column of the Summary Compensation Table for the applicable fiscal year.
(b)	The equity award adjustments for each fiscal year include the following: (i) the addition of the year-end fair value of any equity awards granted in the year that are outstanding and unvested as of the end of the year; (ii) for any awards granted in prior years that are outstanding and unvested as of the end of the fiscal year, the addition (or subtraction, if applicable) of the change in fair value of between the end of the prior fiscal year the end of the applicable fiscal year; (iii) for awards that are granted and vest in the same fiscal year, the addition of the fair value of such awards as of the vesting date; (iv) for awards granted in prior years that vest during the fiscal year, the addition (or subtraction, if applicable) of the change in fair value between the end of the prior fiscal year and the vesting date of such awards; (v) for awards granted in prior years that fail to meet the applicable vesting conditions during the fiscal year, the subtraction of the fair value of such awards at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on such awards in the applicable year prior to the vesting date. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year and Unvested ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Awards ($)	Total Equity Award Adjustments ($)(i)
2022	4,807,388	(14,493,069)	683,334	(2,002,870)	(4,842,970)	1,713,380	(14,134,808)
2021	25,933,302	2,631,512	1,318,015	(1,636,532)	—	1,407,529	29,653,826
2020	8,918,153	(3,385,784)	982,595	—	—	550,954	7,065,918
(i)	The fair values of time-based equity awards are based on the closing price of our shares of common stock as reported on the NYSE on the relevant valuation date. Performance-based restricted share units were valued on the relevant valuation date using a Monte Carlo simulation model in accordance with the provisions of ASC Topic 718.

EXECUTIVE COMPENSATION	77

(2)	Represents amounts of average “compensation actually paid” as computed in accordance with Item 402(v) of Regulation S-K, not the actual average amount of compensation earned by or paid to our named executive officers other than Mr. Holliday as a group. The table below reflects the adjustments made from the amounts reported in the “Total” column of the Summary Compensation Table for the named executive officers as a group (excluding Mr. Holliday) each year to calculate the amounts set forth in “Compensation Actually Paid to non-PEO NEOs” column in the table above, using the same methodology as set forth in footnote 1(b), above.

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Less Average Summary Compensation Table Value of Equity Awards ($)(a)	Average Fair Value of Equity Award Adjustments ($)(b)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	7,006,710	(6,036,720)	(3,359,296)	(2,389,306)
2021	7,711,773	(6,677,199)	10,530,465	11,892,497
2020	6,741,540	(4,872,895)	2,700,584	4,241,771
(a)	Represents the sum of the amounts reported in the “Stock Awards” column of the Summary Compensation Table for the applicable fiscal year.
(b)	The equity award adjustments for each fiscal year reflect the same methodology set forth in footnote 1, above. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year(i)	Average Year End Fair Value of Equity Awards Granted in the Year and Unvested ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Awards ($)	Total Equity Award Adjustments ($)
2022	1,882,454	(4,551,556)	905,033	(638,835)	(1,544,649)	588,257	(3,359,296)
2021	8,850,588	884,588	853,696	(543,494)	—	485,088	10,530,465
2020	2,947,962	(1,311,858)	863,668	—	—	200,812	2,700,584
(i)	The fair values of time-based equity awards are based on the closing price of our shares of common stock as reported on the NYSE on the relevant valuation date. Performance-based restricted share units were valued on the relevant valuation date using a Monte Carlo simulation model in accordance with the provisions of ASC Topic 718.
(3)	TSR is calculated assuming a $100 investment in the Company and the peer group on December 31, 2019, and assuming the reinvestment of any dividends during the applicable measurement period, calculated through the end of the year shown based on share prices.
(4)	Represents the TSR for the benchmarking peer group described in “Compensation Discussion and Analysis,” which includes the following peer companies: Alexandria Real Estate Equities, Inc., Boston Properties, Inc., Douglas Emmett, Inc., Empire State Realty Trust, Inc., Hudson Pacific Properties, Inc., Kennedy-Wilson Holdings, Inc., Kilroy Realty Corporation, Ladder Capital Corp, Paramount Group, Inc. and Vornado Realty Trust.
(5)	Normalized FFO per share represents reported FFO per share as adjusted for non-cash fair value adjustments, gains or losses on the early extinguishment of debt and other adjustments for comparability between periods.
(6)	Non-PEO named executive officers for 2022, 2021 and 2020 includes Messrs. Mathias, DiLiberto and Levine.

78	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

Relationship Between Compensation Actually Paid and Financial Performance

The following graphs illustrate the relationship across our last three completed fiscal years between the amounts disclosed in the Pay Versus Performance Table, above, as “Compensation Actually Paid” to our PEO and the “Average Compensation Actually Paid” to our non-PEO named executive officers and TSR, Peer Group TSR, Net Income and Normalized FFO per share.

COMPENSATION ACTUALLY PAID VS. TSR

COMPENSATION ACTUALLY PAID VS. NET INCOME (LOSS)

EXECUTIVE COMPENSATION	79

COMPENSATION ACTUALLY PAID VS. NORMALIZED
FFO PER SHARE

Tabular List of Performance Measures

The following table lists the performance measures that we consider to be the most important performance measures we use to link compensation actually paid to its named executive officers for the most recently completed fiscal year to our performance.

Performance Measure

●	Normalized FFO per Share
●	Relative TSR
●	Annual Same Store Cash NOI Growth
●	Funds Available for Distribution
●	Debt/EBITDA Ratio
●	Manhattan Office Same Store Leased Occupancy
●	Manhattan Office Leasing Volume

80

AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE REPORT

The following report of the Audit Committee of the Board will not be deemed to be incorporated by reference in any previous or future documents filed by us with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference in any such document.

Our Audit Committee oversees our financial reporting process on behalf of the Board, in accordance with our Audit Committee Charter. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2022 filed by the Company with management.

Our Audit Committee reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Our Audit Committee received from Ernst & Young LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP their independence.

Based on the review and discussions referred to above, our Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022 filed by the Company.

The members of our Audit Committee are not engaged professionally in the practice of auditing or accounting. Committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and our independent registered public accounting firm. Accordingly, our Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with accounting principles generally accepted in the U.S. or that our registered public accounting firm is in fact independent.

Submitted by our Audit Committee

Edwin T. Burton, III (Chair)	Betsy S. Atkins	Lauren B. Dillard	Craig M. Hatkoff

AUDIT COMMITTEE MATTERS	81

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee of the Board has appointed the accounting firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Stockholder ratification of the appointment of Ernst & Young LLP is not required by law, the NYSE or the Company’s organizational documents. However, as a matter of good corporate governance, the Board has elected to submit the appointment of Ernst & Young LLP to the stockholders for ratification at the 2023 annual meeting. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm. Ernst & Young LLP has served as our independent registered public accounting firm since our formation in June 1997 and is considered by our management to be well-qualified. Ernst & Young LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of our subsidiaries in any capacity.

A representative of Ernst & Young LLP will attend the annual meeting, will be given the opportunity to make a statement at the annual meeting if he or she so desires and will be available to respond to appropriate questions.

A majority of all of the votes cast with respect to this proposal is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Abstentions do not constitute a vote “for” or “against” and will not be counted as “votes cast”. Therefore, abstentions will have no effect on this proposal.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

82	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

PRE-APPROVAL POLICIES AND PROCEDURES OF OUR AUDIT COMMITTEE

Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if: (1) the aggregate amount of all such non-audit services constitutes less than five percent of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (2) we did not recognize such services at the time of the engagement to be non-audit services; and (3) such services are promptly brought to our Audit Committee’s or any of its members’ attention and approved by our Audit Committee or any of its members who has authority to give such approval prior to the completion of the audit. None of the fees reflected below were incurred as a result of non-audit services provided by our independent registered public accounting firm pursuant to this de minimis exception. All services provided by Ernst & Young LLP in 2022 were pre-approved by our Audit Committee. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals.

FEE DISCLOSURE

	2022 ($)	2021 ($)
Audit Fees	3,547,000	3,272,000
Audit-Related Fees	87,000	89,000
Tax Fees	—	—
All Other Fees	—	—
TOTAL	3,634,000	3,361,000

Audit Fees

Fees, including out-of-pocket expenses, for audit services totaled approximately $3,547,000 in fiscal year 2022 and $3,272,000 in fiscal year 2021. Audit fees include fees associated with our annual audits and related reviews of our annual reports on Form 10-K and quarterly reports on Form 10-Q. In addition, audit fees include Sarbanes-Oxley Section 404 planning and testing, fees for joint venture audits, and services relating to public filings in connection with our preferred and common stock and debt offerings and certain other transactions. Our joint venture partners paid their pro rata share of any joint venture audit fees. Audit fees also include fees for accounting research and consultations.

Audit-Related Fees

Fees for audit-related services totaled approximately $87,000 in 2022 and $89,000 in 2021. The audit-related services principally include fees for operating expense audits and agreed-upon procedures projects.

Tax Fees

There were no fees for tax services, including tax compliance, tax advice and tax planning, in either 2022 or 2021.

All Other Fees

There were no fees for other services not included above in either 2022 or 2021.

Our Audit Committee considers whether the provision by Ernst & Young LLP of any services that would be required to be described under “All Other Fees” would be compatible with maintaining Ernst & Young LLP’s independence from both management and the Company.

83

OTHER PROPOSALS

PROPOSAL 4

NON-BINDING, ADVISORY VOTE ON THE
FREQUENCY OF FUTURE STOCKHOLDER
ADVISORY VOTES ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

Section 14A(a)(2) of the Exchange Act enables stockholders to vote, on a non-binding advisory basis, on the frequency of future stockholder advisory votes on the compensation of our named executive officers, such as Proposal 2 included in this proxy statement. Under Section 14A(a)(2), generally, each public company must submit this proposal to its stockholders not less than every six years, and this proposal was last submitted to our stockholders at our 2017 annual meeting of stockholders. By voting on this Proposal 4, stockholders may recommend whether future advisory votes on executive compensation should be conducted every “one year,” “two years” or “three years.” In addition, stockholders may choose to abstain from voting on this proposal.

The Compensation Committee and the Board believe that an advisory vote on the compensation of our named executive officers every year is in the best interests of the Company. An annual vote provides the Compensation Committee and the Board with more timely stockholder feedback on our executive compensation practices.

Although this advisory vote on the frequency of future “say-on-pay” votes is non-binding, the Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

The option of one year, two years or three years that receives the most votes will be considered the option recommended by the stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of this matter.

The Board unanimously recommends a vote for “ONE YEAR” as the frequency for future non-binding advisory votes on the compensation of our named executive officers.

84

STOCK OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock, $0.01 par value per share, and our common stock and common units in our operating partnership as of March 31, 2023, unless otherwise noted, for (i) each person known to us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers who is not a director and (iv) our directors and executive officers as a group. All information in the following table is based on Schedules 13D, 13G and/or any amendments thereto filed with the SEC, and on information supplied to us by our directors and officers. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares set forth opposite their respective names.

As of March 31, 2023, the following shares and units were outstanding: (i) 65,433,143 shares of our common stock, (ii) 963,423 common units in our operating partnership (other than the units held by us) and (iii) 3,275,912 LTIP units (excluding unearned performance-based LTIP units, which may be earned based on the achievement of performance-based vesting hurdles).

	Common Stock		Common Stock and Units
Name**	Number of Shares Beneficially Owned(1)	Percent of Common Stock(2)	Number of Shares and Units Beneficially Owned(1)	Percent of Common Stock and Units(2)
5% HOLDERS
BlackRock, Inc.(3)	10,257,395	15.68%	10,257,395	14.72%
The Vanguard Group(4)	9,442,145	14.43%	9,442,145	13.55%
State Street Corporation(5)	3,748,307	5.73%	3,748,307	5.38%
Directors, Nominees for Director and Named Executive Officers
John H. Alschuler(6)	9,085	*	32,996	*
Betsy S. Atkins(7)	16,555	*	18,308	*
Carol N. Brown(8)	-	*	9,784	*
Edwin T. Burton, III(9)	6,889	*	42,323	*
Matthew J. DiLiberto(10)	3,311	*	167,996	*
Lauren B. Dillard(11)	6,889	*	40,895	*
Stephen L. Green(12)	-	*	851,006	1.22%
Craig M. Hatkoff	2,052	*	2,052	*
Marc Holliday(13)	9,741	*	1,165,765	1.67%
Andrew S. Levine(14)	22,977	*	238,141	*
John S. Levy(15)	28,482	*	125,583	*
Andrew Mathias(16)	248,674	*	1,221,090	1.75%
All Directors and Executive Officers as a Group (12 Persons)(17)	354,654	*	3,915,937	5.60%
*	Less than 1%.
**	Unless otherwise indicated, the business address is One Vanderbilt Avenue, 28th Floor, New York, New York 10017-3852.
(1)	The number of shares of common stock “beneficially owned” by each beneficial owner is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. “Number of Shares Beneficially Owned” includes shares of common stock that may be acquired upon the exercise of options

STOCK OWNERSHIP INFORMATION	85

that are exercisable on or within 60 days after March 31, 2023. The “Number of Shares and Units Beneficially Owned” includes all shares included in the “Number of Shares Beneficially Owned” column plus (i) the number of shares of common stock for which common units and LTIP units may be redeemed (assuming, in the case of LTIP units, that they have first been converted into common units) regardless of whether such common units and LTIP units are currently redeemable, but excluding unearned performance-based LTIP units and (ii) the number of shares of common stock issuable upon settlement of outstanding phantom units. Class O LTIP units are not included in the “Number of Shares and Units Beneficially Owned.” Class O LTIP units are not economically equivalent to common units, but vested Class O LTIP units may be converted in a manner similar to a net exercise of a stock option into a number of common units that will vary based on the value of the common units upon conversion and the conversion threshold for the Class O LTIP units. Common units are generally redeemable by the holder for cash or, at our election, on a one-for-one basis into shares of our common stock. LTIP units, subject to the satisfaction of certain conditions, may be converted on a one-for-one basis into common units. Holders of common units, LTIP units and phantom units are not entitled to vote such units on any of the matters presented at the 2023 annual meeting.
(2)	The total number of shares outstanding used in calculating the percentage of common stock held by each person assumes the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after March 31, 2023 held by the beneficial owner and that no options held by other beneficial owners are exercised. The total number of shares and units outstanding used in calculating the percentage of common stock and units held by each person (a) assumes that all common units and LTIP units (other than unearned performance-based LTIP units) are vested in full and presented (assuming conversion in full into common units, if applicable) to our operating partnership for redemption and are acquired by us for shares of common stock, (b) does not separately include outstanding common units held by us, as these common units are already reflected in the denominator by the inclusion of all outstanding shares of common stock and (c) assumes the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after March 31, 2023 and settlement for an equal number of shares of common stock of all phantom units held by the beneficial owner and that no options or phantom units held by other beneficial owners are exercised or settled.
(3)	Based on information provided on a Schedule 13G filed with the SEC on January 23, 2023, as of December 31, 2022, by BlackRock, Inc. BlackRock, Inc. reported sole voting power with respect to 9,693,228 shares and sole dispositive power with respect to 10,257,395 shares. The business address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.
(4)	Based on information provided on a Schedule 13G/A filed with the SEC on February 9, 2023, as of December 30, 2022, by The Vanguard Group, or Vanguard. Vanguard reported shared voting power with respect to 78,757 shares, sole dispositive power with respect to 9,299,788 shares and shared dispositive power with respect to 142,358 shares. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(5)	Based on information provided on a Schedule 13G/A filed with the SEC on February 7, 2023 as of December 31, 2022, by State Street Corporation. State Street Corporation reported shared voting power with respect to 2,830,444 shares and shared dispositive power with respect to 3,748,307 shares. The business address for State Street Corporation is One Lincoln Street, Boston, MA 02111.
(6)	Includes 8,500 shares of our common stock subject to options exercisable within 60 days of March 31, 2023. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 23,911 phantom units.
(7)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 1,753 phantom units.
(8)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 9,784 phantom units.
(9)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 35,434 phantom units.
(10)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 164,685 LTIP units (of which 66,340 LTIP units are subject to vesting). The totals exclude 15,000 Class O LTIP units and all unearned performance-based LTIP units.
(11)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 34,006 phantom units.
(12)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 664,097 common units, 167,134 LTIP units and 19,775 phantom units.
(13)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 1,156,024 LTIP units (of which 395,629 LTIP units are subject to vesting). The totals exclude 105,000 Class O LTIP units and all unearned performance-based LTIP units.
(14)	Includes 12,500 shares of our common stock subject to options exercisable within 60 days of March 31, 2023. Includes, only under the “Number of Shares and Units Beneficially Owned” column, 215,164 LTIP units (of which 74,470 LTIP units are subject to vesting). The totals exclude 15,000 Class O LTIP units and all unearned performance-based LTIP units.
(15)	Includes 8,500 shares of our common stock subject to options exercisable within 60 days of March 31, 2023. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 97,101 phantom units.
(16)	Includes 65,000 shares of our common stock subject to options exercisable within 60 days of March 31, 2023. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 972,416 LTIP units (of which 311,499 LTIP units are subject to vesting). The totals exclude all unearned performance-based LTIP units.
(17)	Includes an aggregate of 260,154 shares of common stock and 94,500 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 664,097 common units, 2,675,423 LTIP units and 221,763 phantom units. See also Notes (6) – (16) above. Excludes unearned performance-based LTIP units and Class O LTIP units.

86	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

Series I Preferred Stock

The following table sets forth the beneficial ownership of our Series I Cumulative Redeemable Preferred Stock, $0.01 par value, as of March 31, 2023, for (i) each of our directors, (ii) each of our named executive officers who is not a director and (iii) our directors and executive officers as a group. None of our executive officers or directors own any shares of our Series I Cumulative Redeemable Preferred Stock except as set forth below. As of March 31, 2023, there were 9,200,000 shares of our Series I Cumulative Redeemable Preferred Stock outstanding.

	Series I Cumulative Redeemable Preferred Stock
Name**	Number of Shares Beneficially Owned	Percent of Outstanding
Matthew J. DiLiberto	13,000	*
Marc Holliday	111,473	1.21%
Andrew S. Levine	15,000	*
All Directors and Executive Officers as a Group (12 Persons)	139,473	1.52%
*	Less than 1%.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports and any amendments thereto furnished to us during or with respect to our most recent fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were satisfied, with the exception of (i) Mr. Alschuler who inadvertently failed to file timely a Form 4 relating to the disposition of phantom stock units on February 8, 2023 which transaction was subsequently reflected on a Form 4 filed on February 22, 2023 and (ii) Ms. Dillard, whose Form 4 filed on January 26, 2023 contained an error in the number of shares of common stock and number of phantom stock units acquired, and which was subsequently corrected on a Form 4/A filed on February 8, 2023.

87

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY TRANSACTIONS

All related party transactions (generally, transactions involving amounts exceeding $120,000 in which directors and executive officers or their immediate family members, or stockholders owning 5% of more of our outstanding common stock have an interest) are subject to approval or ratification in accordance with the procedures described below.

Our Nominating and Corporate Governance Committee reviews the material facts of all related party transactions and either approves or disapproves the entry into such related party transaction. If advance approval of a related party transaction is not feasible, then the related party transaction will be considered and, if our Nominating and Corporate Governance Committee determines it to be appropriate, ratified, at the next regularly scheduled meeting of our Nominating and Corporate Governance Committee. In determining whether to approve or ratify a related party transaction, our Nominating and Corporate Governance Committee takes into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

No director may participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director must provide all material information concerning the related party transaction to our Nominating and Corporate Governance Committee.

If a related party transaction will be ongoing, our Nominating and Corporate Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related party. Thereafter, our Nominating and Corporate Governance Committee, on at least an annual basis, reviews and assesses ongoing relationships with such related party to see that our management is in compliance with our Nominating and Corporate Governance Committee’s guidelines and that such related party transaction remains appropriate.

Related party transactions are disclosed in our SEC filings.

CLEANING/SECURITY/MESSENGER AND RESTORATION SERVICES

Alliance Building Services, or Alliance, and its affiliates, which provide services to certain properties owned by us, were previously partially owned by Gary Green, a son of Stephen L. Green, who serves as a member and Chairman Emeritus of the Board. Alliance’s affiliates include First Quality Maintenance, L.P., or First Quality, Classic Security LLC, Bright Star Couriers LLC and Onyx Restoration Works, and provide cleaning, extermination, security, messenger, and restoration services, respectively. In addition, First Quality has the non-exclusive opportunity to provide cleaning and related services to individual tenants at our properties on a basis separately negotiated with any tenant seeking such additional services. S.L. Green Management Corp., a consolidated entity, has entered into an arrangement with Alliance whereby it will receive a profit participation above a certain threshold for services provided by Alliance to certain tenants at certain buildings above the base services specified in their lease agreements. Income earned from the profit participation was $1.4 million, $1.7 million and $1.4 million for the years ended December 31, 2022, 2021 and 2020, respectively. We also recorded expenses, inclusive of capitalized expenses, of $8.6 million, $14.0 million and $13.3 million for the years ended December 31, 2022, 2021 and 2020, respectively, for these services (excluding services provided directly to tenants).

88	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

MANAGEMENT FEES

S.L. Green Management Corp. receives property management fees from an entity in which Stephen L. Green owns an interest. We received management fees from such entity of approximately $0.6 million, $0.7 million and $0.6 million for the years ended December 31, 2022, 2021 and 2020, respectively.

MARKETING SERVICES

A-List Marketing, LLC, or A-List, provided marketing services to us. Deena Wolff, a sister of Marc Holliday, our Chief Executive Officer, is the founder of A-List. We recorded expenses of approximately $0.3 million for each of the years ended December 31, 2022, 2021 and 2020, respectively, for these services.

CHAIRMAN EMERITUS AGREEMENT

On December 21, 2018, we and Stephen L. Green, the former Chairman of the Company, entered into a chairman emeritus agreement in connection with Mr. Green’s retirement as Chairman of the Company and transition into the role of Chairman Emeritus.

On March 29, 2022, we entered into a letter agreement with Mr. Green that amended certain terms of the chairman emeritus agreement. Pursuant to the letter agreement, Mr. Green’s monthly retainer fee was reduced and will ultimately be eliminated. For his service during the period from January 1, 2022 through December 31, 2022, Mr. Green received a monthly retainer fee of $36,111, and during the period from January 1, 2023 through December 31, 2023, Mr. Green will receive a monthly retainer fee of $18,056, in addition to any fees to which Mr. Green is entitled as a non-employee director.

Beginning January 1, 2024, Mr. Green will no longer receive a monthly retainer and will no longer provide consulting services to the Company, but will continue to hold the title of Chairman Emeritus. We will also continue to provide Mr. Green with perquisites under the chairman emeritus agreement consistent with those he previously received as Chairman, as modified by the letter agreement. In addition, Mr. Green will be entitled, to the extent eligible, to continue to participate in our group health insurance at the expense of the Company or, if Mr. Green is not eligible, monthly cash payments equal to the amount payable by Mr. Green under COBRA for continued participation in our group health insurance under COBRA.

ONE VANDERBILT AVENUE INVESTMENT

In December 2016, we entered into agreements with entities owned and controlled by our Chief Executive Officer and Chairman, Marc Holliday, and our President, Andrew Mathias, pursuant to which they agreed to make an investment in our One Vanderbilt project (inclusive of the property and Summit One Vanderbilt) at the appraised fair market value for the interests acquired. This investment entitles these entities to receive approximately 1.50%-1.80% and 1.00%-1.20%, respectively, of any profits realized by the Company from its One Vanderbilt project in excess of the Company’s capital contributions. The entities have no right to any return of capital. Accordingly, subject to previously disclosed repurchase rights, these interests will have no value and will not entitle these entities to any amounts (other than limited distributions to cover tax liabilities incurred) unless and until the Company has received distributions from the One Vanderbilt project in excess of the Company’s aggregate investment in the project. In the event that the Company does not realize a profit on its investment in the project (or would not realize a profit based on the value at the time the interests are repurchased), the entities owned and controlled by Messrs. Holliday and Mathias will lose the entire amount of their investment. The entities owned and controlled by Messrs. Holliday and Mathias paid $1.4 million and $1.0 million, respectively, which equaled the fair market value of the interests acquired as of the date the investment agreements were entered into as determined by an independent third party appraisal that we obtained.

Messrs. Holliday and Mathias have the right to tender their interests in the project upon stabilization (50% within three years after stabilization and 100% three years or more after stabilization). In addition, the agreement calls for us to repurchase these interests in the event of a sale of One Vanderbilt or a transactional change of control of the Company. We also have the right to repurchase these interests on the seven-year anniversary of the stabilization of the project or upon the occurrence of certain separation events prior to the stabilization of the project relating to each of Messrs. Holliday’s and Mathias’s continued

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	89

service with us. The price paid upon a tender of the interests will equal the liquidation value of the interests at the time, with the value being based on the project’s sale price, if applicable, or fair market value as determined by an independent third party appraiser. In 2022, stabilization of the property (but not Summit One Vanderbilt) was achieved. Therefore, Messrs. Holliday and Mathias exercised their rights to tender 50% of their interests in the property (but not Summit One Vanderbilt) for liquidation values of $17.9 million and $11.9 million, respectively, which were paid in July 2022.

ONE VANDERBILT AVENUE LEASES

In November 2018, we entered into a lease agreement with the One Vanderbilt Avenue joint venture covering certain floors at the property. In March 2021, the lease commenced and we relocated our corporate headquarters to the leased space. For the year ended December 31, 2022 and 2021 we recorded $3.0 million and $2.4 million, respectively, of rent expense under the lease. Additionally, in June 2021, we, through a wholly-owned subsidiary, entered into a lease agreement with the One Vanderbilt Avenue joint venture for Summit One Vanderbilt, which commenced operations in October 2021. For the year ended December 31, 2022, we recorded $33.0 million of rent expense under the lease, including percentage rent, of which $22.8 million was recognized as income as a component of equity in net loss from unconsolidated joint ventures in our consolidated statements of operations. For the year ended December 31, 2021, we recorded $5.0 million of rent expense under the lease with no percentage rent.

90	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

OTHER INFORMATION

These proxy materials are being made available in connection with the solicitation of proxies by the Board of Directors, or the Board, of SL Green Realty Corp., a Maryland corporation, for use at our 2023 annual meeting of stockholders to be held on June 5, 2023 at 10:00 a.m., Eastern Time, in the auditorium at One Vanderbilt Avenue, New York, New York 10017 or at any postponement or adjournment of the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the Notice of Internet Availability of Proxy Materials that I received in the mail this year instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission, or SEC, we may furnish proxy materials, including this proxy statement and our 2022 annual report to stockholders, by providing access to these documents on the Internet instead of mailing a printed copy of our proxy materials to our stockholders. On or about April 21, 2023, we began mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access this proxy statement and our 2022 annual report online, as well as instructions on how to vote.

If you would like to receive a paper or an e-mail copy of our proxy materials for the 2024 annual meeting or for all future annual meetings, you should follow the instructions for requesting such materials included in the Notice. We believe the delivery option that we have chosen this year will allow us to provide our stockholders with the proxy materials they need, while lowering the cost of delivery of the materials and reducing the environmental impact of printing and mailing printed copies.

Who is entitled to vote at the annual meeting?

Holders of record of our common stock, $0.01 par value per share, at the close of business on March 31, 2023, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the annual meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Stockholders do not have the right to cumulate voting for the election of directors.

What is the purpose of the annual meeting?

At the annual meeting, you will be asked to vote on the following proposals:

●	Proposal 1: the election of the nine director nominees named in this proxy statement to serve on the Board for a one-year term and until their successors are duly elected and qualify
●	Proposal 2: the approval of an advisory resolution approving the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K
●	Proposal 3: the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023
●	Proposal 4: an advisory vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers

You also may be asked to consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

OTHER INFORMATION	91

What constitutes a quorum?

The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of any business at the annual meeting. As of the record date, there were 65,433,143 shares outstanding and entitled to vote at the annual meeting.

Each share of our common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

What vote is required to approve each proposal?

For Proposal 1, a majority of all the votes cast with respect to a nominee’s election is required for such nominee to be elected to serve on the Board. This means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee. Abstentions and broker non-votes are not counted as a vote cast either “for” or “against” a nominee, and therefore, will have no effect on the election of directors. For more information on the operation of our majority voting standard in director elections, see the section entitled “Our Board of Directors and Corporate Governance—Corporate Governance—Majority Voting Standard and Director Resignation Policy.”

A majority of all of the votes cast with respect to the proposal is required for approval of each of Proposals 2 and 3. For Proposal 4, we will consider the option that receives the most votes to be the option recommended by the stockholders. In respect of Proposals 2, 3 and 4, abstentions and broker non-votes are not counted as votes cast, and therefore will have no effect on the votes for these proposals.

How do I vote?

Voting in Person at the Annual Meeting. If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, and attend the annual meeting, you may vote in person at the annual meeting. If your shares are held by a bank, broker or other nominee, that is, in “street name,” and you wish to vote in person at the annual meeting, you will need to obtain a “legal proxy” from the bank, broker or other nominee that holds your shares of record.

If you received a paper copy of this Proxy Statement. You can vote by valid proxy received by telephone, electronically via the Internet or by mail. The deadline for voting by telephone or electronically via the Internet is 11:59 p.m., Eastern Daylight Time, on June 4, 2023. If voting by mail, you must:

●	indicate your instructions on the proxy
●	date and sign the proxy
●	promptly mail the proxy in the enclosed envelope
●	allow sufficient time for the proxy to be received before the date of the annual meeting

If your shares are held in “street name” such as in a stock brokerage account, by a bank or other nominee, please follow the instructions you received from your broker with respect to the voting of your shares.

If you received a Notice of Internet Availability of Proxy Statement. Please submit your proxy electronically via the Internet using the instructions included in the Notice. The deadline for voting electronically via the Internet is 11:59 p.m., Eastern Daylight Time, on June 4, 2023.

If you received an e-mail copy of this Proxy Statement. Please submit your proxy electronically via the Internet or telephonically using the instructions included on the Proxy Card. The deadline for voting electronically via the Internet or telephonically is 11:59 p.m., Eastern Daylight Time, on June 4, 2023.

If you have any questions regarding how to authorize your proxy by telephone or via the Internet, please call MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

92	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

Even if you plan to attend the annual meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the annual meeting.

Can I change my vote after I have voted?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

●	filing a written notice revoking the proxy with our Secretary at our address;
●	properly signing and forwarding to us a proxy with a later date; or
●	voting during the annual meeting

If you attend the annual meeting, you may vote whether or not you previously have given a proxy, but your attendance (without further action) at the annual meeting will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker or other nominee, that is, in “street name,” only that bank, broker or other nominee can revoke your proxy on your behalf.

You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee, or by attending the annual meeting and voting during the meeting. See “How Do I Vote? – Voting During the Annual Meeting” above.

How is my vote counted?

If you authorize your proxy to vote your shares electronically via the Internet or by telephone, or, if you received a proxy card by mail and you properly marked, signed, dated and returned it, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, your shares will be voted “for” the election of the nominees for directors named in this proxy statement, “for” advisory approval of the compensation of our named executive officers, “for” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and for “one year” as the frequency for future non-binding advisory votes on the compensation of our named executive officers. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

How does the Board recommend that I vote on each of the proposals?

The Board recommends that you vote:

Item	Board Recommendation
Proposal 1: Election of Directors	FOR the election of John H. Alschuler, Betsy S. Atkins, Carol N. Brown, Edwin T. Burton, III, Lauren B. Dillard, Stephen L. Green, Craig M. Hatkoff, Marc Holliday and Andrew W. Mathias as directors to serve on the Board for a one-year term and until their successors are duly elected and qualify
Proposal 2: Approval of an Advisory Resolution Approving the Compensation of Our Named Executive Officers	FOR the approval of an advisory resolution approving the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K
Proposal 3: The Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023
Proposal 4: Advisory Vote on Whether Future Advisory Votes on Executive Compensation Should Be Held Every One, Two or Three Years	For “ONE YEAR” as the frequency for future non-binding advisory votes on the compensation of our named executive officers

OTHER INFORMATION	93

What other information should I review before voting?

Our 2022 annual report, including financial statements for the fiscal year ended December 31, 2022, is being made available to you along with this proxy statement. You may obtain, free of charge, copies of our 2022 annual report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which contains additional information about the Company, on our website at http://www.slgreen.com or by directing your request in writing to SL Green Realty Corp., One Vanderbilt Avenue, 28th Floor, New York, New York 10017-3852, Attention: Investor Relations. The 2022 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

How do I change how I receive proxy materials in the future?

Instead of receiving a Notice of Internet Availability of Proxy Materials in the mail for future meetings, stockholders may elect to receive links to proxy materials by e-mail or to receive a paper copy of the proxy materials and a paper proxy card by mail. If you elect to receive proxy materials by e-mail, you will not receive a Notice of Internet Availability of Proxy Materials in the mail. Instead, you will receive an e-mail with links to proxy materials and online voting. In addition, if you elect to receive a paper copy of the proxy materials, or if applicable rules or regulations require paper delivery of the proxy materials, you will not receive a Notice of Internet Availability of Proxy Materials in the mail. If you received a paper copy of the proxy materials or the Notice of Internet Availability of Proxy Materials in the mail, you can eliminate all such paper mailings in the future by electing to receive an e-mail that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing such documents to you and help us conserve natural resources. You can change your election by directing your request in writing to SL Green Realty Corp., One Vanderbilt Avenue, 28th Floor, New York, New York 10017-3852., Attention: Investor Relations, by sending a blank e-mail with the 16-digit control number on your Notice of Internet Availability to sendmaterial@proxyvote.com, via the internet at http://www.proxyvote.com or by telephone at (800) 579-1639. Your election will remain in effect until you change it.

What should I do if I received more than one Notice of Internet Availability of Proxy Materials?

There are circumstances under which you may receive more than one Notice of Internet Availability of Proxy Materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each such brokerage account. In addition, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability of Proxy Materials. Please authorize your proxy in accordance with the instructions of each Notice of Internet Availability of Proxy Materials separately, since each one represents different shares that you own.

No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized.

OTHER MATTERS

Attendance at the 2023 Annual Meeting

All stockholders of record, as well as stockholders that hold their shares through a broker, bank or similar organization, of shares of SLG’s common stock at the close of business on the record date, or their designated proxies, are authorized to attend the 2023 Annual Meeting. You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the annual meeting. To be admitted to the annual meeting, you will be required to present a recent brokerage statement or other evidence of your ownership of our stock as of the record date of the annual meeting. Stockholders will be able to vote and submit questions during the annual meeting.

94	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

Solicitation of Proxies

We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the Internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a Notice of Internet Availability of Proxy Materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. In addition, we intend to utilize the proxy solicitation services of MacKenzie Partners, Inc. at an aggregate estimated cost of $15,000 plus out-of-pocket expenses.

Stockholder Proposals and Nominations

Proposals for Inclusion in our 2024 Proxy Materials

SEC rules permit stockholders to submit proposals to be included in our proxy materials if the stockholder and the proposal satisfy the requirements specified in Rule 14a-8 under the Exchange Act. For a stockholder proposal to be considered for inclusion in our proxy materials for the 2024 annual meeting, the proposal must be delivered to our Secretary at the address provided below by December 23, 2023.

Director Nominations Under our Proxy Access Bylaws

Our proxy access bylaw permits a stockholder (or a group of up to 20 stockholders) owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director candidates constituting up to the greater of two individuals or 20% of the Board, if the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. For the 2024 annual meeting, notice of a proxy access nomination must be delivered to our Secretary at the address provided below no later than December 23, 2023 and no earlier than November 23, 2023.

Other Proposals or Nominations to be brought before our 2024 Annual Meeting

Our bylaws permit a stockholder to propose items of business that are not intended to be included in our proxy materials and to nominate candidates other than under our proxy access bylaw. If the stockholder complies with the procedures set forth in our bylaws. For the 2024 annual meeting, notice of such proposals or nominations must be delivered to our Secretary at the address provided below no later than March 7, 2024 and no earlier than February 6, 2024.

If the Company moves the 2024 annual meeting to a date that is more than 25 days before or after the date which is the one-year anniversary of this year’s annual meeting date (i.e., June 1, 2024), the Company must receive notice of proposals or nominations no later than the close of business on the 10th day following the earlier of the day on which the Company makes a public announcement of the meeting date or the day on which notice of the meeting date is first distributed to stockholders.

Additionally, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to our Secretary at the address provided no later than April 6, 2024.

Address for Submission of Notices and Additional Information

All stockholder nominations of individuals for election as directors or proposals of other items of business to be considered by stockholders at the 2024 annual meeting (whether or not intended for inclusion in our proxy materials) must be submitted in writing to SL Green Realty Corp., One Vanderbilt Avenue, 28th Floor, New York, New York 10017-3852, Attention: Andrew S. Levine, Secretary.

In addition, both the proxy access and the advance notice provisions of our bylaws require a stockholder’s notice of a nomination or other item of business to include certain information. Director nominees must also meet certain eligibility requirements. Any stockholder considering introducing a nomination or other item of business should carefully review our bylaws.

OTHER INFORMATION	95

Householding of Proxy Materials

The SEC adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials.

A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that such broker will be “householding” communications, including the proxy materials, to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

Stockholders who currently receive only one copy of the proxy materials at their address and would like to receive additional copies and/or stockholders who no longer wish to participate in “householding” and would prefer to receive separate proxy materials in the future should direct their request either to their broker or to the Company in writing to SL Green Realty Corp., One Vanderbilt Avenue, 28th Floor, New York, New York 10017-3852, Attention: Investor Relations or by telephone at (212) 594-2700.

Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their future communications should direct their request either to their broker or to the Company at the address of telephone number above.

A-1

APPENDIX A:

INFORMATION REGARDING CERTAIN FINANCIAL MEASURES

Below is a reconciliation of net income attributable to our stockholders to Normalized Funds from Operations, or FFO, per share for the twelve months ended December 31, 2022 (amounts in thousands, except per share data).

Twelve months ended December 31, 2022
Normalized FFO Reconciliation:
Net loss attributable to SL Green common stockholders	$(93,024)
Add:
Depreciation and amortization	215,306
Joint venture depreciation and noncontrolling interest adjustments	252,893
Net loss attributable to noncontrolling interests	(4,672)
Less:
Loss on sale of real estate, net	(84,485)
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	(131)
Depreciable real estate reserves	(6,313)
Depreciation on non-rental real estate assets	2,605
FFO attributable to SL Green common stockholders and unit holders	$458,827
Add:
SLG share of unconsolidated JV loss on early extinguishment of debt	325
Purchase price and other fair value adjustments	8,135
Normalized FFO attributable to SL Green common stockholders and unit holders	$467,287

Basic ownership interest:
Weighted average REIT common share and common share equivalents	63,917
Weighted average partnership units held by noncontrolling interests	4,012
Basic weighted average shares and units outstanding	67,929

Diluted ownership interest:
Weighted average REIT common share and common share equivalents	65,041
Weighted average partnership units held by noncontrolling interests	4,012
Diluted weighted average shares and units outstanding	69,053

FFO per share:
Basic	$6.71
Diluted	6.64

Normalized FFO per share:
Basic	6.88
Diluted	6.76

A-2	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

Below is a reconciliation of net income attributable to our stockholders to Funds Available for Distribution, or FAD, for the twelve months ended December 31, 2022 (amounts in thousands, except per share data).

Twelve months ended December 31, 2022
Funds Available for Distribution Reconciliation:
Net loss attributable to SL Green common stockholders	$(93,024)
Add:
Depreciation and amortization	215,306
Joint venture depreciation and noncontrolling interest adjustments	252,893
Net loss attributable to noncontrolling interests	(4,672)
Less:
Loss on sale of real estate, net	(84,485)
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	(131)
Depreciable real estate reserves	(6,313)
Depreciation on non-rental real estate assets	2,605
FFO attributable to SL Green common stockholders and unit holders	$458,827
Add:
Non real estate depreciation and amortization	2,605
Amortization of deferred financing costs	7,817
Non-cash deferred compensation	57,040
FAD adjustment for Joint Ventures	(115,454)
Straight-line rental income and other non cash adjustments	(21,834)
Second cycle tenant improvements	(31,955)
Second cycle leasing commissions	(11,683)
Revenue enhancing recurring CAPEX	(4,085)
Non-revenue enhancing recurring CAPEX	(24,912)
Funds Available for Distribution	$316,366

Below are reconciliations of net income to operating income, same-store cash net operating income and same-store cash net operating income excluding lease termination income for the twelve months ended December 31, 2022 and 2021 (amounts in thousands).

	Year Ended December 31,
	2022	2021
Operating Income and Same-store NOI Reconciliation
Net (loss) income	$(76,303)	480,632
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	131	32,757
Purchase price and other fair value adjustments	8,118	(210,070)
Loss (gain) on sale of real estate, net	84,485	(287,417)
Depreciable real estate reserves	6,313	23,794
Depreciation and amortization	215,306	216,869
Interest expense, net of interest income	89,473	70,891
Amortization of deferred financing costs	7,817	11,424
Operating income	$335,340	338,880
Equity in net loss from unconsolidated joint ventures	57,958	55,402
Marketing, general and administrative expense	93,798	94,912
Transaction related costs, net	409	3,773
Investment income	(81,113)	(80,340)
Loan loss and other investment reserves, net of recoveries	-	2,931
Non-building revenue	(47,161)	(46,110)
Loss on early extinguishment of debt	-	1,551

APPENDIX A	A-3

	Year Ended December 31,
	2022	2021
Net operating income (NOI)	$359,231	370,999
Equity in net loss from unconsolidated joint ventures	(57,958)	(55,402)
SLG share of unconsolidated JV depreciation and amortization	241,127	243,791
SLG share of unconsolidated JV interest expense, net of interest income	209,182	154,026
SLG share of unconsolidated JV amortization of deferred financing costs	12,031	14,297
SLG share of unconsolidated JV loss on early extinguishment of debt	325	1,372
SLG share of unconsolidated JV investment income	(1,420)	(1,229)
SLG share of unconsolidated JV non-building revenue	(7,232)	(4,204)
NOI including SLG share of unconsolidated JVs	$755,286	723,650
NOI from other properties/affiliates	(167,818)	(136,435)
Same-Store NOI	$587,468	587,215
Operating lease straight-line adjustment	815	815
SLG share of unconsolidated JV ground lease straight-line adjustment	770	916
Straight-line and free rent	(5,933)	(7,093)
Amortization of acquired above and below-market leases, net	(22)	(395)
SLG share of unconsolidated JV straight-line and free rent	13,741	(12,487)
SLG share of unconsolidated JV amortization of acquired above and below-market leases, net	(18,116)	(18,741)
Same-store cash NOI	$578,723	550,230
Lease termination income	(1,199)	(3,592)
SLG share of unconsolidated JV lease termination income	(8,515)	(2,521)
Same-store cash NOI excluding lease termination income	$569,009	544,117

Notes:

Funds from Operations and Normalized Funds from Operations

Funds from Operations, or FFO, is a widely recognized non-GAAP financial measure of REIT performance. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended in December 2018, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. We also use FFO as one of several criteria to determine performance-based compensation for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

We also present Normalized FFO, defined as FFO excluding the impact of discrete transactions (set forth in the table above) that impacted FFO in 2022, which we present to enhance the comparability of our FFO across periods.

A-4	SL GREEN REALTY CORP. 2023 PROXY STATEMENT

Funds Available for Distribution

Funds Available for Distribution, or FAD, is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company’s unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring capital expenditures.

FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

Same-Store Cash Net Operating Income

Net Operating Income, or NOI, is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.

We present NOI and Cash NOI because we believe that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of our properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating our properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. We use these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.

Same-Store refers to properties owned in the same manner during both the current and prior year, excluding development and redevelopment properties that are not stabilized for both the current and prior year.

SLG Share of Unconsolidated JV is computed by multiplying the referenced line item by the Company’s percentage ownership or economic interest in the respective joint ventures and may not accurately depict the legal and economic implications of holding a non-controlling interest in the respective joint ventures.

SL Green Realty Corp.

One Vanderbilt Avenue,

New York, NY 10017

212 594 2700 | slgreen.com

SL GREEN REALTY CORP.
ONE VANDERBILT AVENUE
NEW YORK, NY 10017

AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 4, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 4, 2023. Have your proxy card in hand when you call and then follow the instructions.

AUTHORIZE YOUR PROXY BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V05793-P89213	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
SL GREEN REALTY CORP.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	John H. Alschuler	☐	☐	☐

	1b.	Betsy S. Atkins	☐	☐	☐

	1c.	Carol N. Brown	☐	☐	☐

	1d.	Edwin T. Burton, III	☐	☐	☐

	1e.	Lauren B. Dillard	☐	☐	☐

	1f.	Stephen L. Green	☐	☐	☐

	1g.	Craig M. Hatkoff	☐	☐	☐

	1h.	Marc Holliday	☐	☐	☐

	1i.	Andrew W. Mathias	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:			For	Against	Abstain

2.	To approve, on a non-binding advisory basis, our executive compensation.		☐	☐	☐

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.		☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 Year	2 Years	3 Years	Abstain

4.	To recommend, by a non-binding advisory vote, whether an advisory vote on our executive compensation should be held every one, two or three years.	☐	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

The undersigned hereby acknowledge(s) receipt of the Notice of the Annual Meeting of Stockholders, the terms of which are incorporated herein by reference, and revoke(s) any proxy or proxies heretofore given with respect to the Annual Meeting. This proxy may be revoked at any time prior to the time voting is declared closed by giving the corporate secretary of SL Green Realty Corp. written notice of revocation or by a subsequently dated proxy, or by casting a ballot at the Annual Meeting.

This solicitation of proxies is made by and on behalf of the Board. The validity of this proxy is governed by the Maryland General Corporation Law and applicable federal securities laws. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to be Held on June 5, 2023: The Notice and Proxy Statement and 2022 Annual Report are available at www.proxyvote.com.

V05794-P89213

SL GREEN REALTY CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoint(s) Marc Holliday and Andrew S. Levine, or either of them, as proxies, each with the power to appoint his substitute and hereby authorize(s) them to represent and to vote as designated on the reverse side of this ballot all of the shares of Common Stock of SL GREEN REALTY CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at the Auditorium at One Vanderbilt, One Vanderbilt Avenue, New York, NY 10017 at 10:00 A.M., Eastern Time on Monday, June 5, 2023 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) AND IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES LISTED ON THE REVERSE SIDE HEREOF, FOR PROPOSALS 2 AND 3 AND FOR 1 YEAR ON PROPOSAL 4.

PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side